UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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Service Corporation International
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Service Corporation International Proxy Statement and 2017 Annual Meeting Notice

2016: Delivering Shareholder Value

Total Shareholder Return

As of December 31, 2016 and includes reinvestment of dividends.
Source: S&P Capital IQ

GAAP Performance Measures

GAAP - Generally Accepted Accounting Principles

Adjusted Performance Measures*

*Please see Annex A for disclosures and reconciliations to the appropriate GAAP measure.

TABLE OF CONTENTS

2017 Annual Meeting of Shareholders

Date and Time:	Wednesday, May 10, 2017 at 9:00 a.m. Central Time
Place:	Conference Center, Heritage l and ll
Service Corporation International
1929 Allen Parkway
Houston, Texas 77019
Record Date:	March 13, 2017

Voting Matters

Proposal		Board Recommendation		Page Number
1.	Election of three Directors	✓	FOR each Director nominee	14
2.	Approval of appointment of PricewaterhouseCoopers LLP, our independent registered public accounting firm	✓	FOR	27
3.	"Say-on-Pay" advisory vote to approve executive compensation	✓	FOR	29
4.	Frequency on "Say-on-Pay" vote	✓	FOR ANNUAL VOTE	55
5.	Approval of the Amended and Restated 2016 Equity Incentive Plan	✓	FOR	56
6.	Shareholder proposal to require an Independent Board Chairman	✗	AGAINST	66
7.	Shareholder proposal to adopt simple majority voting	✗	AGAINST	69

How to Vote

By Internet	By Telephone	By Mail	In Person

Vote your shares at www.proxyvote.com. Have your Notice of Internet Availability or proxy card in hand for the 16-digit control number.	Call toll-free number 1-800-690-6903.	Sign, date, and return the enclosed proxy card or voting instruction form.	To attend the meeting in person, you will need proof of your share ownership and valid picture I.D.

For 2017, we created an annual meeting website to make it even easier to access our annual meeting materials. At the annual meeting website, you can find an overview of the items for voting, our proxy statement and annual report to read online or to download, and a link to vote your shares.
www.sciannualmeeting.com

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Q&A WITH OUR CHAIRMAN AND CEO

Q&A WITH OUR CHAIRMAN AND CEO

Tom Ryan answers questions received from shareholders over the course of 2016.
What are Service Corporation International’s strategies for growth?

We have a three-pronged strategy for long-term growth that is centered on the consumer and our competitive advantages: Grow Revenue, Leverage Scale, and Capital Deployment.

1.
Grow Revenue. I believe the biggest challenge we face today in growing revenue is remaining relevant in the eyes of our consumers. The industry is continuing to change, as it's influenced by the Baby Boomer generation. It’s shifting to an experience and a focus on service rather than product offerings. Cremation continues to grow, so we are developing products and services that align with those preferences and continue to expand our footprint that serves the direct cremation consumer through our non-funeral home channel, SCI Direct. In our cemeteries, we continue to have a tiered inventory strategy that meets the needs of all our consumers, including ethnic and religious preferences. Additionally, time management--people are in a hurry. We've got to find a way to help our consumers make decisions that they're comfortable with in a timely manner.

Lastly, driving preneed sales fuels our future growth. This is where I think we have a game changing opportunity to get a differential share of the market because of our size and scale. In 2016, we sold more than $1.6 billion in preneed funeral and cemetery sales bolstering this position.

2.
Leverage Scale. Our second strategy is leveraging scale, or as I like to say “why be big?” We continue to leverage our unparalleled scale by optimizing our network and driving down costs through supply chain management. We are investing in our preneed sales program, including accessing the premier financial partners in our industry to manage our $10 billion backlog of future funeral and cemetery revenue. We are also investing in best-in-class technology for our sales organization to enhance productivity.

3.
Capital Deployment. Our third core strategy for long-term growth is maximization of capital deployment opportunities. Due to the stability of our cash flow generated from operations and our substantial amount of liquidity, we were able to deploy a significant amount of capital to grow the business and to return value to our shareholders in 2016. For the year, we invested $73 million in acquisitions (including Section 1031 exchange funds), $228 million in share repurchases, and $98 million in dividends. We will continue this disciplined capital deployment approach to target the best total return for our shareholders and deploy capital towards the highest relative return opportunity.

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Q&A WITH OUR CHAIRMAN AND CEO

What differentiates Service Corporation International from other companies?
As the predominant player in a highly fragmented industry, our estimated 16% revenue market share in North America is about ten times greater than any other consolidator in our industry. Approximately 80% of the industry consists of independently-owned operators.

Our funeral service and cemetery operations consist of funeral service locations, cemeteries, funeral/cemetery combination locations, crematoria, and other related businesses. Within our operating segments, we have a diverse set of revenue streams including retail merchandise sales, consumer services, and real estate operations. We have differentiated our operations by diversifying across a wide range of consumer preferences. We place a high emphasis on the consumer who is focused on ethnic traditions and cultural preferences, which are represented through our various Dignity Memorial® providers. We also continue to invest and expand in SCI Direct, which is predominately focused on the cremation consumer.

Unlike many retailers and service providers, who provide merchandise and services in a short time frame, we have $1.6 billion annually in preneed sales that are substantially deferred to our growing backlog, which ended the year at $10 billion. Preneed sales allow consumers to express their wishes about their funeral and cemetery arrangements at a convenient time, relieving their loved ones of these emotional and financial decisions at the time of need. These preneed sales help to increase our future market share by creating a relationship with the customer, who will use our services at the time of need, which is also when the revenue will be recognized.

We have sometimes been compared to retailers and service providers that are asset light. However, we are asset rich due to:

•
The trust assets, which are not available for use in our business until we provide services or merchandise to our customers. Accounting rules require us to put these assets on our balance sheet, supporting our backlog of preneed contracts and perpetual care obligations.

•	Our cemetery operations, which by their nature require us to maintain significant land available for future sales.

•	Our funeral operations (83% of the real estate is owned by us) reflect significant investments in buildings and land.

Annually, the Compensation Committee selects our peer group by employing compensation experts to help with the process, looking at not only revenue size but also enterprise value and business characteristics. Due to the unique nature of our industry, and our differentially large size in comparison to other publicly-traded companies in the industry, our peer group encompasses diverse industries.
How has the business performed over the last 12 months?
In 2016, adjusted earnings per share grew 9%, in line with our earnings growth framework.

Our performance in 2016 reflected continued momentum in preneed cemetery sales, which grew by almost 5% for the year. We continued to execute on our preneed sales strategy by investing in our sales teams and the tools we utilize to improve our productivity and enhance the customer-facing experience. We also invested in developing our cemetery properties with a broad array of tiered product options.

As anticipated, our core funeral revenue was challenging to grow, with tough year-over-year comparisons to 2015 in the first three quarters of 2016. However, a bright spot to temper this challenge has been impressive growth in our recognized preneed revenue. Additionally, throughout the year, our operating teams have done a great job of improving efficiency and managing costs. We also continued to grow our funeral preneed backlog, posting a 4% growth in preneed funeral sales for the year, as we utilize technology to remain more relevant to our employees as well as our consumer audience.

Excluding cash tax payments, our adjusted operating cash flow increased 2%, primarily as a result of higher earnings particularly associated with increased cemetery profits, lower

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Q&A WITH OUR CHAIRMAN AND CEO

cash interest, and higher installment cash receipts from prior preneed cemetery sales.

Adjusted Earnings Per Share and Adjusted Operating Cash Flow are non-GAAP financial measures. Please see Annex A for disclosures and reconciliations to the appropriate GAAP measure.
Can you talk about the Company’s emphasis on return on equity?
Return on capital deployed is an important concept for us. While we have evaluated both return on assets and return on invested capital, we ultimately concluded that return on equity is a more appropriate measure for us due to the unique nature of our balance sheet.
Specifically, we include $4.3 billion of preneed trust assets and related trust receivables on our balance sheet where the associated revenue is deferred and does not benefit earnings for an average of 10-12 years. These assets are not available for use in our business until we provide services or merchandise to our customers. Our balance sheet also contains $1.4 billion of perpetual care trust assets, which are created with the purpose of generating income to mitigate the costs of maintaining cemetery grounds and property into perpetuity. SCI has very restricted access to the corpus of these funds. We use a normalized return on equity target as a component of senior management’s annual incentive compensation, along with targets for normalized earnings per share, normalized free cash flow per share, and preneed sales production growth.
We believe it is important to align annual performance with a focus on driving superior shareholder return. For further information about our incentive compensation programs, please go to page 32.

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Q&A WITH OUR CHAIRMAN AND CEO

How is the Company utilizing technology to grow revenue or improve efficiencies?
We have a number of initiatives designed to help our Company grow revenue and help our associates perform more efficiently.

•
HMIS+. HMIS+ is an in-house designed application that modernizes the atneed arrangement process. The platform utilizes high resolution images and embedded video, allowing the customer to better envision the offerings we provide. It also enables our arrangers to follow an efficient process flow in a streamlined and simplified manner. When HMIS+ is utilized, the results indicate a higher sales average and, even more importantly, higher customer satisfaction ratings. The rollout of HMIS+ was largely completed in 2016.

•
Salesforce.com. Since our adoption and implementation of Salesforce as our customer relationship management system, we have experienced meaningful improvement in counselor effectiveness and efficiency. Using Salesforce data and analytics, we are able to drive key activities and selling behaviors, which lead to more successful outcomes.

•	Preneed Sales Enablement Platform. We piloted during 2016 and anticipate the launch of our new sales enablement platform for preneed sales by mid to late 2017. Utilizing contemporary tablet technology, this tool will provide our counselors the ability to present, select, and finalize preneed arrangements and deliver an electronic contract in the comfort and privacy of the consumer’s home.

•
Cemetery Flower Placement Program. In 2017, we are launching our cemetery flower placement service utilizing a direct-to-customer portal. This will be a customer-focused service that sets us apart from other cemetery operators.

•
Websites. In 2017, we will launch newly redesigned, contemporary websites for our approximately 1,800 Dignity Memorial locations. The newly designed websites will provide a mobile-enabled interface, a modern underlying architecture, a more engaging obituary experience, and will be designed to improve ranking in web search results.

What accomplishment are you most proud of in 2016?

What I am most proud of in 2016 is the recognition by J.D. Power of our commitment to service excellence. We know our success is dependent on building a culture of consistent, high quality, customer satisfaction and enduring customer relationships. In 2016, we were honored to receive the J.D. Power President’s Award in recognition of our dedication to service excellence. SCI and its family of brands including Dignity Memorial® join an exclusive group of only twelve other companies to receive this esteemed award in J.D. Power’s 47-year history. I am immensely proud of the great service our associates provide every day, and I am honored to be part of such a warm and caring organization.

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MESSAGE FROM OUR BOARD OF DIRECTORS

MESSAGE FROM OUR BOARD OF DIRECTORS

Dear Shareholders,
We take seriously the trust you place in us by your purchase of Service Corporation International shares, and we are honored to be stewards of your company. Below we share with you a few key highlights for 2016.

2016 Company Performance
We are fully committed to helping SCI deliver excellent operating results and create attractive shareholder returns. The Company’s performance in 2016 resulted in increased adjusted earnings per share and long-term growth in return on equity. We delivered total shareholder return of 11%, which is in line with the S&P 500 return of 12%. Over the medium to long term (3 to 10 years), we continue to significantly outperform the major indices. As we look ahead to 2017, our focus continues to be on enhancing shareholder value.

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MESSAGE FROM OUR BOARD OF DIRECTORS

2016 Company Performance and Compensation Alignment
The Compensation Committee understands the focus on aligning executive pay with performance and strongly believes the Company currently aligns pay and performance. At last year’s annual meeting, our advisory “say-on-pay” proposal received the support of over 80% of the votes cast, an increase from 75% in the prior year. In this 2017 Proxy, we have provided further disclosure and graphics to support and clarify the alignment of pay and performance (beginning on page 29 in our Compensation Discussion and Analysis). We believe that over 70% of our executive officer compensation is performance based when including long-term incentive compensation and the annual performance-based incentive compensation.

During 2016, the Company and Meridian, our compensation consultant, proactively engaged with proxy advisors who represent the interests of our shareholders. Meridian held a telephonic meeting with Institutional Shareholder Services, Inc. (ISS) and SCI senior management met with Glass Lewis in person. Topics discussed in those meetings included incentive compensation plans, peer group selection, and the calculation of return on assets for our Company. The Compensation Committee is confident that the metrics chosen and the peer group selected are the most appropriate for the Company.

We believe these changes are responsive to your feedback and reinforce the link between our executive team and our shareholders.
Board Leadership Structure
In 2016, Tom Ryan was appointed Chairman of the Board following in the footsteps of founder, Robert L. “Bob” Waltrip. With this structural change, we appointed a Lead Independent Director to strengthen and optimize the independence of the Board. Effective January 1, 2016, Tony Coelho assumed the position of this newly created role. Mr. Coelho is very well respected by his fellow Directors and has all the necessary skills, expertise, and experience to be an effective independent leader. We believe this arrangement of having a strong Lead Independent Director combined with the leadership of our Chairman and CEO is in the best interests of SCI and its shareholders at this time. This structure is further enhanced by the fact that our Audit, Compensation, and Nominating and Corporate Governance Committees are comprised entirely of independent Directors.

We believe that this structure allows the Chief Executive Officer to effectively and efficiently guide the Board utilizing the insight and perspective he has gained by running the Company. In addition, our Chief Executive Officer has the necessary experience, commitment, and support of the other Board members to carry out the role of Chairman effectively. His in-depth knowledge of our Company, our growth and historical development, coupled with his extensive industry expertise and significant leadership experience, make him particularly qualified to lead discussions at the Board level on important matters affecting us. We believe shareholders have benefited from Mr. Ryan’s strategic and operational insights and strong leadership skills. Mr. Ryan's skills range from day-to-day operational execution to long-term strategic direction.

Our performance under the current leadership structure has been strong, strengthening the position of our Company as the leader in the death care industry. We believe that Tom Ryan, as an experienced leader with extensive knowledge of the Company, serves as a highly effective bridge between the Board and management and provides the vision and leadership to execute on the Company’s strategies and to create shareholder value.
Board Recruitment
Board recruitment and diversity are priorities for us. In 2015, we added a new member, Dr. Ellen Ochoa. We continue to focus on creating a balanced Board with diverse viewpoints,

backgrounds, and expertise. Our Board will continue to positively evolve as we maintain a long-term approach to board refreshment.

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MESSAGE FROM OUR BOARD OF DIRECTORS

Lead Independent Director - Tony Coelho

Key Duties and Responsibilities of Lead Independent Director:

● Preside over independent executive sessions held on a regular basis

● Serve as liaison to the Chairperson

● Engage in performance evaluation of Directors and CEO

● Interview Director candidates

● Communicate with stockholders

● Consult with committee chairpersons

Communicating Your Viewpoints with the Board
We welcome your feedback. Shareholders and other interested parties may communicate with our Lead Independent Director by using the following address:
Service Corporation International
Lead Independent Director c/o Office of Corporate Secretary
1929 Allen Parkway
Houston, TX 77019
Email: leaddirector@sci-us.com

Thank you for the trust you place in us and for your continued investment in Service Corporation International.

Sincerely,

Anthony L. Coelho Lead Independent Director	Thomas L. Ryan Chairman and CEO	Alan R. Buckwalter, III	Victor L. Lund

John W. Mecom, Jr.	Clifton H. Morris, Jr.	Ellen Ochoa	Robert L. Waltrip

W. Blair Waltrip	Marcus A. Watts	Edward E. Williams

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PROXY STATEMENT SUMMARY

PROXY STATEMENT SUMMARY
This summary highlights information contained in this Proxy Statement. This summary does not contain all of the information you should consider. Please read the entire Proxy Statement carefully before voting.

Corporate Governance Highlights and Changes

•	The Board appointed Tom Ryan as Chairman of the Board.

•	The Board appointed Tony Coelho to the newly created role of Lead Independent Director to strengthen and optimize the independence of the Board.

•	Marcus Watts succeeded Tony Coelho as Chair of the Nominating and Corporate Governance Committee.

•	We reduced the number of companies in our peer group used for benchmark studies and the long-term performance units plan based on total shareholder return (TSR Performance Units) for 2016.

•
During 2016, SCI and Meridian engaged with Institutional Shareholder Services (ISS) to discuss the metrics used in their report. We also had a face-to-face meeting with Glass Lewis to discuss concerns with their peer group selection (previously a majority of restaurants) as well as suggested adjustments to their calculation of Return on Assets to remove our trust assets. Those assets are not available for use in our business until we provide services or merchandise and are unique to our industry (we have $5.7 billion of trust assets and related trust receivables on the balance sheet as discussed on page 4).

•
The Board approved an adjustment to the Board of Director's compensation program to address the changing regulatory environment, the enhanced role for Board committee leadership, and respond to feedback from our compensation consultant. The compensation changes will be effective August 1, 2017, with the change in total stock grants effective May 2018. See page 26 for details for the Director compensation changes.

•	We continue to make enhancements to the format and content of our proxy statement to provide a clear and detailed overview of topics important to our shareholders.

Feature	Detail	Further Information (page)
Board independence	● 11 directors, 8 independent directors	19
	● Strong Lead Independent Director, newly created role in 2016	6, 19
	● Independent Audit, Compensation, and Nominating and Corporate Governance Committees	21
	● Regular meetings of Independent Directors	21
Board effectiveness	● Board evolution	11
	● Annual Board and Committee evaluation process	20
	● Board orientation and education program	20
Shareholder rights	● Shareholder questions and concerns are communicated to and considered by the Board	10
	● Annual “Say-on-Pay” vote	31
	● No shareholder rights plan or “poison pill”	19
	● Shareholder ability to call special meetings	20
Corporate governance practices	● Majority voting standard in Director elections	14
	● Anti-hedging and anti-pledging policies applicable to all officers and Directors	31, 39
	● Claw-back policy applicable to all officers	31, 39
	● Stock ownership and retention guidelines for Directors and officers	18, 39
	● Active Board participation in management succession planning	23

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PROXY STATEMENT SUMMARY

Shareholder & Proxy Advisor Outreach
We regularly communicate with a large portion of shareholders throughout the year to solicit feedback on key business and corporate governance topics. Additionally, beginning in 2015, we began a process of conducting formal interviews prior to our annual meeting with our top shareholders to assess our corporate governance practices, including executive compensation programs. In 2016, we engaged with shareholders representing approximately 44% of the Company’s common stock. We specifically discussed executive compensation, key corporate governance topics, and other issues important to our shareholders. The feedback received was reviewed by the Board and used to enhance our compensation programs. Furthermore, we received positive feedback for the enhancements made to our proxy statement last year. We continue to make improvements to the format and content in this year’s proxy statement to provide a clear and detailed overview of topics that we believe are important to our shareholders.
During 2016, we also proactively engaged with proxy advisors who represent the interests of certain of our shareholders. SCI and our compensation consultant contacted Institutional Shareholder Services, Inc. (ISS) regarding various elements of their initial report, which resulted in a revised report and a favorable recommendation of our Equity Incentive Plan. Additionally, we had a face-to-face meeting with Glass Lewis to discuss concerns with their peer group selection as well as their calculation of Return on Assets (ROA) for our Company. We recognize identifying a peer group for SCI is difficult due to the unique nature of our business and no “true” industry peers. We do not believe the peer group used last year by Glass Lewis consisting of 67% restaurants was an appropriate comparison. These companies generally do not have a sales-centric focus like our preneed programs and several of the business models are asset light, while we are asset rich. We requested that consideration be given to a larger peer group of diversified companies of similar size in revenue, market capitalization, and enterprise value. In terms of a ROA metric, we have consistently argued that adjustments should be made for the unique nature of trust assets on our balance sheet. We have $5.7 billion of trust assets that are not available to use in our business until we provide services or merchandise as discussed on page 4. Therefore, when calculating ROA for our Company, we believe it is appropriate to adjust for these very unique assets that are easily identifiable on our balance sheet for ease of calculation.

We believe it is important to proactively ENGAGE our shareholders, using a COLLABORATIVE approach, and then COMMUNICATE the feedback to our Board to enhance our corporate governance practices.

Key Highlights			Reference
Executive Compensation	●	We have reduced the number of companies and provided more insight into the peer group we use for our long-term performance unit plan that is linked to a total shareholder return.	41
	●	We have clarified our disclosures around performance metrics.	2, 29
	●	We have further illustrated our alignment of pay and performance.	32
Board-Related	●	Board composition and refreshment remains a priority for us. In 2015, we added a new member, Dr. Ellen Ochoa, to our board.	11
	●	We have made changes to the Director's compensation.	25
	●	We have highlighted the evolution of our Board.	11
Accounting White Paper	●	In response to shareholders' questions regarding the complexities of the Company's accounting for preneed sales, management published a white paper on its website in the fall of 2015.	You can view the white paper at http://Investors.sci-corp.com under Featured Documents

Communication with Directors

We value dialogue with our shareholders and believe our ongoing outreach efforts, which are in addition to other communication channels available to our stockholders and interested parties, help us to continue to evolve our corporate governance practices in a way that reflects the insights and perspectives of our many stakeholders. Shareholders and other interested parties may communicate with any of the independent Directors, including Committee Chairs and the Lead Independent Director, by using the following address: Service Corporation International, Lead Independent Director c/o Office of Corporate Secretary, 1929 Allen Parkway, Houston, TX 77019 or by email to leaddirector@sci-us.com.

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PROXY STATEMENT SUMMARY

Board Snapshot

Experience	Skills	Commitment
With extensive experience in leadership positions and a proven record of success, our Board is qualified to oversee the Company’s strategy and management. The
Nominating and Corporate Governance Committee reviews and makes recommendations to the Board’s leadership structure as evidenced by the nomination of Dr. Ellen Ochoa for election to the
Board in 2015.

Each Director brings a particular range of skills and expertise to the deliberations of the SCI Board, which facilitates constructive and challenging debate around the boardroom table (see page 13 for overview).

The calendar of Board and Committee meetings is established to support the Board’s focus on strategic and long-term matters, while ensuring the discharge of its monitoring and oversight role effectively through high quality discussions and briefings.

Director Age	96% Meeting Attendance in 2016	Personal Qualities
The average age of our Board is 69. We believe this gives our Board a unique perspective and understanding of SCI’s consumer base. SCI’s average age of preneed cemetery consumers is the early sixties. The average age of preneed funeral consumers is the early seventies.

8
7
6
5
4
3
2
1
0
95%
5
96%
7
100%
5
94%
4
100%
4
Board
Audit
Compensation
Nominating &
Corporate Governance
Investment
Executive*

Importantly, our Directors bring innate personal qualities to the SCI boardroom that enable our Board to function effectively. Personal qualities exhibited in the boardroom include self-awareness, respect, integrity, independence, and the capacity to function effectively in challenging situations.

Board Evolution since 2012

✓	Appointed new Chairman	✓	Reallocation of committee composition

✓	Appointed Lead Independent Director	✓	Enhanced qualifications and diversity represented on the Board

✓	Added two new Directors

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PROXY STATEMENT SUMMARY

Director Nominees

	Independent	Age	Director Since	Other Public Boards*	Board Committee Composition
Name Occupation					A	C	E	N& CG	I
Thomas L. Ryan
Chairman and CEO, Service Corporation International	NO	51	2004	2			C
Clifton H. Morris, Jr.
Chairman and CEO of JBC Funding, a corporate lending
and investment firm	YES	81	1990	None	●			●
W. Blair Waltrip
Independent consultant, family and trust investments,
and former senior executive of the Company	NO	62	1986	None					●

Continuing Directors

	Independent	Age	Director Since	Other Public Boards*	Board Committee Composition
Name Occupation					A	C	E	N& CG	I
Alan R. Buckwalter
Former Chairman and CEO, Chase Bank of Texas	YES	70	2003	None	●	C	●
Anthony L. Coelho
Former Majority Whip of the U. S. House of
Representatives
Independent business and political consultant	YES	74	1991	2		●	●	●
Victor L. Lund
President and CEO, Teradata	YES	69	2000	1	C		●	●
John W. Mecom
Independent businessman who bought, developed, managed,
and sold a variety of real estate and other business interests	YES	77	1983	None		●			●
Ellen Ochoa
Director, NASA Johnson Space Center	YES	58	2015	None		●			●
R. L. Waltrip
Founder and Chairman Emeritus, Service Corporation
International	NO	86	1962	None			●
Marcus A. Watts
President, The Friedkin Group, an umbrella company
overseeing various business interests that are principally
automotive related	YES	58	2012	None		●	●	C
Edward E. Williams
Professor Emeritus of Entrepreneurship, Rice University,
Doctorate in Finance and Accounting	YES	71	1991	None	●				C

A: Audit Committee	●: Member
C: Compensation Committee	C: Chair
E: Executive Committee
N&CG: Nominating & Corporate Governance Committee
I: Investment Committee
* See Director Bios on pages 14 to 17, which details other public Boards for each Director.

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PROXY STATEMENT SUMMARY

Overview of Director Skill and Experience
We value the following skills and experiences within our Board of Directors to create a balance of diverse viewpoints and expertise:

CEO Experience/Senior Leadership. Directors who have served as CEO or in a senior leadership position are important to us, as they have the experience and perspective to analyze, shape, and oversee the execution of key operational and strategic initiatives.

Industry. The funeral and cemetery industry is unique and Directors with prior experience can help to shape and develop all aspects of the company’s strategy.

Financial. We use a broad set of financial metrics to measure our operating and strategic performance. Directors who have financial experience can assist us in evaluating our performance, and can provide guidance on financial reporting and internal controls, as well as capital structure and financing activities.

Marketing/Brand Management. We employ a multi-brand strategy and also rely heavily on marketing our products and services on a preneed basis. Directors with marketing experience and/or brand management experience can provide expertise and guidance as we seek to expand brand awareness, enhance our reputation, and increase preneed sales.

Investments/Financial Services. Knowledge of financial markets, investment activities, and trust and insurance operations assists our Directors in understanding, advising on, and overseeing our investment strategies.

Real Estate. We own a significant amount of real estate. Directors with experience in real estate can provide insight into our tiered product/pricing strategy for our cemeteries as well as advice on best uses of our real estate.

Technology or e-Commerce. Directors with education or experience in relevant technology are useful for understanding our efforts to enhance the customer experience as well as improve our internal processes and operations.

Business Development/Mergers and Acquisitions (M&A). We seek to grow through acquisitions and development of new business operations. Directors with a background in business development and in M&A provide insight into developing and implementing strategies for growing our business.

Government/Legal. We operate in a heavily regulated industry. Directors who have a background in law or have served in government positions provide experience and insights that assist us in legal and regulatory compliance and help us work constructively with governmental and regulatory organizations in the areas we operate.

Although the members of our Board embody a broad range of backgrounds, experience and expertise, the table below is intended to highlight only the top three areas of expertise for each member:
Overview of Director Skills and Experience

	Buckwalter	Coelho	Lund	Mecom	Morris	Ochoa	Ryan	R.L. Waltrip	W.B. Waltrip	Watts	Williams
CEO Experience/Senior Leadership			✓		✓	✓	✓	✓
Industry					✓			✓	✓		✓
Financial	✓	✓	✓		✓						✓
Marketing/Brand Management				✓						✓
Investments/Financial Services	✓	✓							✓		✓
Real Estate				✓			✓
Technology or e-Commerce			✓			✓
Business Development/M&A	✓			✓			✓	✓	✓	✓
Government/Legal		✓				✓				✓

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CORPORATE GOVERNANCE AT SERVICE CORPORATION INTERNATIONAL

CORPORATE GOVERNANCE AT SERVICE CORPORATION INTERNATIONAL

Proposal 1 : Election of Directors

The Board of Directors will consist of eleven members and will be divided into three classes, each with a staggered term of three years. At this year’s Annual Meeting, shareholders will be asked to elect three Directors to the Board with three-year terms expiring in 2020.

Set forth below are profiles for each of the three candidates nominated by the Nominating and Corporate Governance Committee of the Board of Directors for election by shareholders at this year’s Annual Meeting. Directors are elected by a majority of votes cast.

The Board of Directors recommends that Shareholders vote “FOR” the following three nominees.

Thomas L. Ryan	Non-Independent	Director Since: 2004	Age: 51	If Elected Term Expires: 2020	Primary Qualifications:

Occupation
●   Chairman (since 2016) and CEO (since 2005) of SCI

Prior Business Experience
●   President, SCI (2002-2015)
●   CEO European Operations, SCI (2000-2002)
●   Variety of financial management roles, SCI (1996-2000)

 Current Public Company Boards
●  Weingarten Realty Investors
●  Chesapeake Energy

Other Positions
●  Board of Trustees, United Way of Greater Houston
●  Board of Directors, Genesys Works
●  Board member, University of Texas McCombs Business School Advisory Council
Past Public Company Boards ● Texas Industries Education ● University of Texas at Austin

Clifton H. Morris, Jr.	Independent	Director Since: 1990	Age: 81	If Elected Term Expires: 2020	Primary Qualifications:

Occupation
●  Chairman and CEO of JBC Funding, a corporate lending and investment firm

Prior Business Experience
●   Founder and Chairman, AmeriCredit Corp., financing of automotive vehicles (1988-2010); sold in 2010 and now GM Financial
●   CFO, Cash America International (1984-1988)

●   VP of Treasury and other financial positions at SCI (1966-1971)

Other Positions
●   CPA, 55 years
●   Lifetime member of the Texas Society of Certified Public Accountants
●   Honorary member of the American Institute of Certified Public Accountants

Past Public Company Boards ● AmeriCredit Corp. ● Cash America International Education ● University of Texas at Austin

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CORPORATE GOVERNANCE AT SERVICE CORPORATION INTERNATIONAL

W. Blair Waltrip	Non-Independent	Director Since: 1986	Age: 62	If Elected Term Expires: 2020	Primary Qualifications:

Occupation
●   Independent Consultant, Family and Trust Investments, and Former Senior Executive of SCI

Prior Business Experience
●   Various positions at SCI including VP of Corporate Development, SVP of Funeral Operations, EVP of SCI’s real estate division, Chairman and CEO of SCI Canada, and EVP of SCI (1977-2000)
			Other Positions ● Treasurer, National Museum of Funeral History ● Active real estate broker Past Public Company Boards ● Sanders Morris Harris Group, Inc (Edelman Financial)		Education ● Sam Houston State University

Continuing Directors
Alan R. Buckwalter	Independent	Director Since: 2003	Age: 70	Term Expires: 2019	Primary Qualifications:

Occupation
●   Former Chairman and CEO, Chase Bank of Texas

Prior Business Experience
●   Chairman, J.P. Morgan Chase Bank, South Region (1995-2003)
●   President of Texas Commerce Bank (1990-1995)
●   Held various positions in Chemical Bank in corporate division (1970-1990)
Other Positions ● Board member, Texas Medical Center ● Chairman Emeritus and Board member, Central Houston, Inc.
Past Public Company Boards
●   Freeport-McMoRan, Inc. (2013-2015)
●   Plains Exploration and Production (2003-2013); subsequently acquired by Freeport-McMoRan, Inc.

Other Prior Positions
●   Board of Directors, Federal Reserve Bank of Dallas (Houston Branch)

Education
●   Fairleigh Dickinson University

Anthony L. Coelho	Independent	Director Since: 1991	Age: 74	Term Expires: 2018	Primary Qualifications:

Occupation
●   Former Majority Whip of the U.S. House of Representatives
●   Independent business and political consultant

Prior Political Experience
●    Chairman of the President’s Committee on Employment of People with Disabilities (1994-2001)
●    General Chairman of Al Gore’s Presidential campaign (1999-2000)

●   Majority Whip (1987-1989)
●   Member of U.S. House of Representatives (1978-1989); original sponsor/author of the Americans With Disabilities Act

Prior Business Experience
●   President/CEO of Wertheim Schroder Financial Services, grew $800 million firm to $4.5 billion in 6 years (1990-1995)

Current Public Company Boards
●    Warren Resources, Inc.
●    AudioEye, Inc.

Select Past Public Company Boards
●   Chairman, Cyberonics
●   Chairman, Circus Circus Enterprises (now MGM Mirage)
●   Chairman, ICF Kaiser International, Inc.

Other Positions
●   Board member, Esquire Bank
●   Former Chairman and current Board member of the Epilepsy Foundation

Education
●    Loyola University Los Angeles

Lead Independent Director

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CORPORATE GOVERNANCE AT SERVICE CORPORATION INTERNATIONAL

Victor L. Lund	Independent	Director Since: 2000	Age: 69	Term Expires: 2019	Primary Qualifications:

Occupation
●   President and CEO (May 2016), Teradata Corporation

Prior Business Experience
●   Chairman, DemandTec, a software company (2006-2012)
●   Chairman, Mariner Healthcare, Inc. (1999-2002)
●   Vice Chairman, Albertsons, Inc. (1999-2002)

●   22-year career with American Stores Company in various positions including Chairman, CEO, CFO and Corporate Controller 1977-1999
●   Audit CPA, Ernst & Ernst 1972-1977

Current Public Company Boards
●   Teradata Corporation, an information technology company

Past Public Company Boards
●    DemandTec
●    Delta Airlines
●    Del Monte Foods, Inc.
●    Mariner Healthcare, Inc.
●    Albertsons, Inc.
●    American Stores Company
●    NCR Corporation

Education
●    The University of Utah
●    MBA The University of Utah

John W. Mecom, Jr.	Independent	Director Since: 1983	Age: 77	Term Expires: 2019	Primary Qualifications:

Occupation
●   Independent businessman who bought, developed, managed and sold a variety of real estate and other business interests

Prior Business Experience
●   Principal owner, John Gardiner’s Tennis Ranch (2000-2011)
●   Owner, Rhino Pak, a contract blender and packer for the petroleum industry (2003-2007)

●   Chairman, John W. Mecom Company, primarily an oil and gas company (1976-2003)
●   Owner of New Orleans Saints NFL team (1967-1985)
●   Owner of Mecom Racing Team, which managed several Formula One racing teams - Indianapolis and Cam Am Series (1960-1967)
●   Hotel management, Houston International Hotels and Preferred Hotels Organization (1964-1985)
Education ● University of Oklahoma

Ellen Ochoa	Independent	Director Since: 2015	Age: 58	Term Expires: 2019	Primary Qualifications:

 Occupation
●   Director of NASA Johnson Space Center (since 2013)

Prior Business Experience
●   Government Executive, Astronaut at NASA Johnson Space Center (1990-2012); first Hispanic female astronaut with nearly 1,000 hours in space
●   Branch Chief and research engineer, NASA Ames Research Center (1988-1990), led a group working primarily on optical systems for automated space exploration

●   Researcher, Sandia National Laboratories (1985-1988), investigated optical systems for performing information processing

Other Positions
●   Member, Board of Directors, Federal Reserve Bank of Dallas
●   Member, National Science Board
●   Chair, Nomination Committee, National Medal of Technology & Innovation
●   Fellow, American Institute of Aeronautics and Astronautics

●  Fellow, American Association for the Advancement of Science
●   Director Emerita, former Vice Chair, Manned Space Flight Education Foundation
●   Former Board of Trustees, Stanford University

Education
●   San Diego State University
●   MS, PhD (Electrical Engineering), Stanford University

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CORPORATE GOVERNANCE AT SERVICE CORPORATION INTERNATIONAL

R.L. Waltrip	Non-Independent	Director Since: 1962	Age: 86	Term Expires: 2018	Primary Qualifications:

Occupation
●   Founder and Chairman Emeritus, SCI (since 2016)

Prior Business Experience
●   Chairman of SCI (1962-2015)
●   CEO of SCI (1969-2005)
●   Founded SCI in 1962, took the company public in 1969
●   Started with family funeral business in the 1950’s; acquired additional funeral homes in the 1960’s; pioneered the clustering concept/efficiencies of scale in the funeral industry

●   Introduced M&A to the industry which changed the industry forever. As a result, he is the best known and highest regarded leader in the industry.
●   The network he began has now grown to more than 2,000 funeral service locations and cemeteries

Select Past Public Company Boards
●   Cash America International
●   Tankology Environmental, Inc.

Other Positions ● Chairman, Board of Trustees, National Museum of Funeral History Education ● University of Houston

Marcus A. Watts	Independent	Director Since: 2012	Age: 58	Term Expires: 2018	Primary Qualifications:

Occupation
●   President, The Friedkin Group (since 2011), an umbrella company overseeing various business interests that are principally automotive related

Prior Business Experience
●   Vice Chairman and Managing Partner-Houston, Locke Lord LLP (1984-2010) with a focus on corporate and securities law, governance and related matters

Current Board Positions
●   Board Chair, Federal Reserve Bank of Dallas (Houston Branch)
●   Board member, Highland Resources, Inc. (private real estate company)

Past Public Company Boards
●   Complete Production Services, Inc. (2007-2012) acquired by Superior Energy Services
●   Cornell Companies (2001-2005)

 Other Positions
●   Chairman, Board of Trustees, United Way of Greater Houston
●   Vice Chairman, Greater Houston Partnership
●   Board member, Houston Ballet

Education
●    Texas A&M University
●    Harvard Law School

Edward E. Williams	Independent	Director Since: 1991	Age: 71	Term Expires: 2018	Primary Qualifications:

Occupation
●   Professor Emeritus of Entrepreneurship (since 2014), Rice University, Houston, TX

Prior Academic Experience
●   Henry Gardiner Symonds Professor, Professor of Statistics and Administrative Science (1978-2014)
●   Founded Rice University’s Entrepreneurship program in 1978, now one of the top such programs in the world
●   Associate Professor of Finance, McGill University (1970-1973)
● Assistant Professor of
     Economics, Rutgers University
     (1968-1970)

Prior Business Experience
●   Founder and CEO, First Texas Venture Capital Corporation (1983-1992)
●   Texas Capital Investment Advisors, Inc. (1980-1995)
●   Trust Corporation International (1979-1986)

Other Academic Experience
●   2016 Entrepreneurship Educator of the Year Award, lifetime award presented by the U.S. Association for Small Business and Entrepreneurship

●   Author or co-author of 12 books and over 50 scholarly articles in Entrepreneurship, Finance, Economics, and Accounting including seminal critical analyses of the Efficient Market Hypothesis (initiated 45 years ago)

Education
●   Wharton School, University of Pennsylvania
●   PhD, (Finance and Accounting) University of Texas at Austin

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CORPORATE GOVERNANCE AT SERVICE CORPORATION INTERNATIONAL

Director Ownership of SCI Stock
Stock ownership has a critical role in aligning the interests of Directors with those of our shareholders. The Company's Corporate Governance Guidelines contain a policy to encourage the Directors to own SCI stock. Under the guidelines presently in effect, each Director’s SCI stock ownership should be at least 30,000 shares of SCI common stock within five years of the Director’s initial election to the Board. Dr. Ellen Ochoa recently became a member of the Board in 2015. All other members of the Board are well above the minimum guideline.The following graphic presents the current holdings, excluding stock options, for our Directors as of March 13, 2017. (Further details are provided in the footnotes to the tables of Director and officer shareholdings listed under “Voting Securities and Principal Holders”).

Consideration of Director Nominees
The Nominating and Corporate Governance Committee considers candidates for Board membership suggested by its members and other Board members, as well as management and shareholders. In the past, the Committee has retained a third-party executive search firm to identify candidates. A shareholder who wishes to recommend a prospective nominee for the Board should notify the Company’s Secretary in writing with whatever supporting material the shareholder considers appropriate. To be considered, the written recommendation from a shareholder must be received by the Company’s Secretary at least 120 calendar days prior to the anniversary of the date of the Company’s Proxy Statement for the prior year’s Annual Meeting of Shareholders.
The Committee also considers such other relevant factors as it deems appropriate, including the current composition of the Board, the balance of management and independent Directors, the need for particular areas of expertise, and the evaluations of other prospective nominees. After completing this process, the Committee makes a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Committee.
Once the Nominating and Corporate Governance Committee has identified a prospective nominee, the

Committee will consider the available information concerning the nominee, including the Committee’s own knowledge of the prospective nominee, and may seek additional information or an interview. If the Committee determines that further consideration is warranted, the Committee will then evaluate the prospective nominee against the standards and qualifications set out in the Company’s Corporate Governance Guidelines. The Committee considers diversity of experience, education, skills, background, and other factors in the evaluation of prospective nominees. The Guidelines sought in prospective candidates include the following:

•	Integrity, character, and accountability

•	Ability to provide wise and thoughtful counsel on a broad range of issues

•	Financial literacy and ability to read and understand financial statements and other indices of financial performance

•	Ability to work effectively with mature confidence as part of a team

•	Ability to provide counsel to management in developing creative solutions and in identifying innovative opportunities

•	Commitment to prepare for and attend meetings and to be accessible to management and other Directors

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CORPORATE GOVERNANCE AT SERVICE CORPORATION INTERNATIONAL

Director Independence
The Board conducted an annual review and affirmatively determined that 8 of the current 11 Directors are “independent” as defined by the standards of the NYSE and SCI’s Corporate Governance Guidelines. Two of the Directors, Tom Ryan and R.L. Waltrip, are considered non-

independent because of their employment as senior executives of the Company. Blair Waltrip is considered a non-independent Director because he is the son of an executive officer, R.L. Waltrip.

Change in Leadership Structure
Effective January 1, 2016, we implemented a new leadership structure. After 53 years, R.L. Waltrip stepped aside as Chairman and the Board appointed current CEO,
Tom Ryan, as Chairman. Simultaneously, the Board appointed Tony Coelho as Lead Independent Director in a newly created role.

The Board believes this structure, along with the fact that all committees are chaired by independent Directors, is effective by allowing one person to speak for and lead both the Company and the Board. Independent board oversight is accomplished through a Lead Independent Director.

This structure allows the Chief Executive Officer to effectively and efficiently guide the Board utilizing the insight and perspective he has gained by running the Company. In addition, our Chief Executive Officer has the necessary experience, commitment, and support of the other Board members to carry out the role of Chairman effectively. His in-depth knowledge of our Company, our growth and historical development, coupled with his extensive industry expertise and significant leadership experience, make him particularly qualified to lead discussions at the Board level on important matters affecting us.

Our Board believes shareholders have benefited from Mr. Ryan’s strategic and operational insights and strong leadership skills. Mr. Ryan's skills range from day-to-day operational execution to long-term strategic direction.
Our performance under the current leadership structure has been strong, strengthening the position of our Company as the leader in the death care industry.

Risk Oversight
The Board of Directors has assigned the Nominating and Corporate Governance Committee the quarterly oversight responsibility for the Company’s enterprise risk management function. Management has the primary responsibility to identify risks and risk mitigation strategies and provides periodic reports to the Nominating and Corporate Governance Committee. The Audit Committee is responsible for oversight of major financial risks relating to the Company’s accounting matters and financial reporting compliance. The Compensation Committee has oversight of the risk assessment of the Company’s compensation programs. The Investment Committee has oversight of risks relating to the investment of trust funds. The Nominating and Corporate Governance Committee compiles risk assessments of the other committees and of management and annually provides enterprise risk management reports to the Board.

No Shareholder Rights Plan
Prior to 2008, SCI maintained in place a shareholder rights plan, sometimes called a “Poison Pill”, which could provide an opportunity for negotiation during a hostile takeover attempt. Our Board let the shareholder rights plan expire in July 2008 and has not implemented another shareholder rights plan.

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CORPORATE GOVERNANCE AT SERVICE CORPORATION INTERNATIONAL

Special Meeting of Shareholders
A special meeting of shareholders may be called at any time by the holders of at least 10% of the outstanding stock entitled to be voted at such meeting, by the Board of

Directors, by the Chairman of the Board, by the Chief Executive Officer, or by the President.

Board Composition and Meetings
Independent Directors comprise a majority of the Board of SCI. The Audit, Compensation and Nominating and Corporate Governance Committees of the Board are all composed entirely of Directors who are “independent” as defined by the standards of the NYSE and SCI’s Corporate Governance Guidelines. The full Board meetings had 95% attendance and each individual committee meeting in 2016 had 94% and higher attendance by the relevant Directors.
% = percentage of meetings attended by SCI Directors
* = There were no material issues or circumstances in 2016 that required an Executive Committee meeting.

Annual Board and Committee Evaluations
The Nominating and Corporate Governance Committee oversees and facilitates a comprehensive self-evaluation of Board members and each of the Board committees on an annual basis to determine whether the Board and its committees are functioning effectively and to identify any areas to further enhance Board and committee operations.

The Nominating and Corporate Governance Committee also oversees a Director peer review process as part of the annual renomination review process and for the ongoing professional development of Board members.

Board Orientation and Education Program
SCI has an orientation program for new Board members that includes formal and informal sessions with other Directors and senior SCI executives and attendance at meetings of committees of which the newly elected Director is not a member, so as to gain familiarity with the work of the Board committees and the issues they are addressing.
The focus of continuing education for SCI Directors is on developing educational sessions that Directors find meaningful and useful. These may range from educational sessions specific to issues confronting SCI and its industry to sessions covering corporate governance trends and issues. In addition, the Nominating and Corporate Governance Committee encourages Directors to attend continuing education programs that are offered by various universities, institutes, etc. Additionally, Board members generally perform a site visit to an SCI facility on an annual basis either individually or as a group.

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CORPORATE GOVERNANCE AT SERVICE CORPORATION INTERNATIONAL

Executive Sessions

At the end of every regularly scheduled Board meeting, the Board meets in an executive session attended only by the non-management Directors without management present. The Lead Independent Director chairs these executive sessions. Shareholders and other interested parties may communicate to the Lead Independent Director any concerns that they wish to make known to the non-management Directors, by using the following address: Service Corporation International, Lead Independent Director c/o Office of Corporate Secretary, 1929 Allen Parkway, Houston, TX 77019, or by email to leaddirector@sci-us.com.

Board Committees
As part of its annual Board and committee evaluation process, the Board reviews its committee structure and committee responsibilities to ensure that matters important to SCI have the appropriate focus, and to ensure the effectiveness of each committee’s role. Currently, the Board has four standing committees. The Board has adopted a written charter for each of these committees. These charters are available on SCI’s website at www.sci-corp.com in the “Corporate Governance” section. Information about each committee is provided below.

AUDIT COMMITTEE
Chair: Victor L. Lund Other members: Alan R. Buckwalter, Clifton H. Morris, Jr., Edward E. Williams Meetings in 2016: Seven
“The engagement of our Audit Committee is critical to managing the evolving risk profile and regulatory environment in which we operate.”
Victor L. Lund

Each member of the Audit Committee meets the independence requirements of the NYSE guidelines.
Key Oversight Responsibilities

●	Integrity of the financial statements
●	Engagement, qualifications, independence, and performance of the independent registered public accounting firm
●	Scope and results of the independent registered public accounting firm's report
●	Performance and effectiveness of our internal audit function
●	Policies with respect to risk assessment and risk management
●	Quality and adequacy of our internal controls
●	Financial reporting activities and disclosure matters

Audit Committee in 2016
The Audit Committee met seven times in 2016, and the Committee attendance record was 96%. Four of the meetings were focused primarily on our quarterly financial reports and our related earnings releases. At each of these meetings, the Committee reviews the documents in depth as well as reviews the independent registered public accounting firm's report. The Committee regularly meets with the independent registered public accounting firm representatives outside the presence of management and also meets regularly with individual members of management to discuss relevant matters. The Committee also meets with the Company’s internal auditors outside the presence of management. The Committee also performs quarterly reviews of any legal matters that could have a significant impact on our financial statements and plays a vital role in assessing the management of financial risk. The report of the Audit Committee can be found on page 27.

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CORPORATE GOVERNANCE AT SERVICE CORPORATION INTERNATIONAL

COMPENSATION COMMITTEE
Chair: Alan R. Buckwalter Other members: Anthony L. Coelho, John W. Mecom, Jr., Ellen Ochoa, Marcus A. Watts Meetings in 2016: Five
“Through our ongoing shareholder engagement, we received feedback that our shareholders favor incentive compensation tied to specific performance measures that are aimed at driving long-term performance and value creation. We believe the long-term incentives for our executive officers align with this philosophy.”

Alan R. Buckwalter

Each member of the Compensation Committee meets the independence requirements of the NYSE guidelines.

Key Oversight Responsibilities

●	Oversees our executive compensation and benefits policies and programs
●	Sets compensation for the Chairman and CEO
●	Reviews and approves compensation for all other executive officers
●	Determines appropriate individual and Company performance measures
●	Approves all executive employment contracts
●	Determines and ensures compliance with SCI stock ownership guidelines for officers
●	Assesses the risk of SCI’s compensation programs

Compensation Committee in 2016
The Compensation Committee met five times in 2016, and each member of the Committee attended all of its meetings. The Committee devoted substantial time in its oversight of SCI’s compensation programs, particularly setting compensation for our newly appointed Chairman and our Founder and Chairman Emeritus, and narrowing the benchmark peer group used for SCI’s long-term performance units plan. As part of this process, the Committee spent considerable time reviewing feedback received from shareholders about SCI’s compensation programs. The Committee’s review of executive compensation matters and its decisions, including changes made in response to input from our shareholders, is discussed in the Compensation Discussion and Analysis beginning on page 29.

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CORPORATE GOVERNANCE AT SERVICE CORPORATION INTERNATIONAL

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
Chair: Marcus A. Watts Other members: Anthony L. Coelho, Victor L. Lund, Clifton H. Morris, Jr., Meetings in 2016: Four
"An important role for the Nominating and Corporate Governance Committee in 2016 was the implementation of a new leadership structure that included the appointment of a new chairman and a Lead Independent Director.

Marcus A. Watts

Each member of the Nominating and Corporate Governance Committee meets the independence requirements of the NYSE guidelines.

Key Oversight Responsibilities

●	Composition of the Board and Board committees
●	Identification and recruitment of new candidates for the Board
●	Review process for renomination of current Board members and nominees recommended by shareholders
●	Development of corporate governance principles and practices
●	SCI’s enterprise risk management function
●	Succession planning for CEO and other SCI executives
●	Performance evaluation of the CEO, Board, and committees
●	Continuing education sessions for SCI Directors

Nominating and Corporate Governance Committee in 2016
The Nominating and Corporate Governance Committee met four times in 2016, and the Committee attendance record was 94%. The Committee spent a considerable amount of time in reviewing and making recommendations on the Board’s leadership structure, which resulted in the appointment of a new Chairman, as well as creating a Lead Independent Director role. With the appointment of Tony Coehlo to the role of Lead Independent Director, Marcus Watts assumed the position of Committee Chair.

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CORPORATE GOVERNANCE AT SERVICE CORPORATION INTERNATIONAL

INVESTMENT COMMITTEE
Chair: Edward E. Williams Other members: John W. Mecom, Jr., Ellen Ochoa, W. Blair Waltrip Meetings in 2016: Four
“In addition to providing continued guidance in 2016 helping to monitor and improve the structure of SCI’s $4.5 billion preneed and perpetual care trust portfolio, the Investment Committee oversaw the management of the Company’s corporate cash and retirement plans.  Additionally, we monitored the capital surplus and investments of SCI’s largest preneed insurance provider to ensure proper oversight of the company’s preneed backlog.”

Edward E. Williams

Key Oversight Responsibilities

●
Coordinates management of SCI’s preneed trust funds and perpetual care trust funds with independent trustees, SCI’s employee Investment Operating Committee, headed by SCI executives, as well as its wholly-owned registered investment advisor and a third party consultant

●	Reviews the management of the trust funds, performance of the trustees, and investment manager changes made by the trustees
●	Recommends investment policies and guidelines in conjunction with the Investment Operating Committee and wholly-owned registered investment advisor and third party consultant
●	Reviews SCI’s primary funeral preneed insurance provider
●	Monitors short-term cash investments of SCI and funds associated with SCI’s retirement plans

EXECUTIVE COMMITTEE
Chair: Thomas L. Ryan Other members: Alan R. Buckwalter, Anthony L. Coelho, Victor L. Lund, Robert L. Waltrip, Marcus A. Watts Meetings in 2016: None

Key Oversight Responsibilities

●	Has authority to exercise many of the powers of the full Board between Board meetings
●	Is available to meet in circumstances when it is impractical to call a meeting of the full Board and there is urgency for Board discussion and decision-making on a specific issue

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CORPORATE GOVERNANCE AT SERVICE CORPORATION INTERNATIONAL

Director Compensation

The following table sets forth Director compensation for 2016. The table and following discussion apply to Directors who are not employees.

Employees who are Directors do not receive Director fees or participate in Director compensation.
2016 Director Compensation Table

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(2)	Total
Alan R. Buckwalter	$111,500	$270,750	$—	$382,250
Anthony L. Coelho	124,042	270,750	6,358	401,150
Victor L. Lund	115,500	270,750	—	386,250
John W. Mecom, Jr.	100,000	270,750	820	371,570
Clifton H. Morris, Jr.	95,000	270,750	411	366,161
Ellen Ochoa	100,000	270,750	—	370,750
W. Blair Waltrip	91,500	270,750	—	362,250
Marcus A. Watts	107,000	270,750	—	377,750
Edward E. Williams	110,500	270,750	5,869	387,119
(1) Amounts in the Stock Awards column represent the fair market value of each award on the date of grant. Specifically, the value was calculated by multiplying (i) the average of the high and low market prices of a share of common stock of SCI on the date of the grant of the stock award, by (ii) 10,000 shares, which was the number of SCI shares per award.
(2) Amounts in this column include any increases in the actuarial present values of benefits as discussed under “Directors’ Retirement Plan” below.
Cash Fees
All outside Directors receive a $75,000 annual cash retainer and the Committee Chairs receive a further annual cash retainer as follows: Audit Committee Chair $15,000, Compensation Committee Chair $10,000, Investment Committee Chair $10,000 and Nominating and Corporate Governance Committee Chair $10,000. The Lead Independent Director receives an additional annual cash retainer of $20,000. In addition to the retainers which are paid quarterly, each outside Director receives a $2,000 attendance fee for each Board or Committee meeting attended. Fees for telephonic attendance of any Board or Committee meeting are 25% of the regular fee. The total cash fees for each Director are set forth in the column “Fees Earned or Paid in Cash” in the table above.
Directors may elect to defer all or any of their cash fees by participating in the Executive Deferred Compensation Plan, which is described hereinafter under “Certain Information with Respect to Officers and Directors - Executive Deferred Compensation Plan.” There are no Company contributions made for a Director’s account in the plan. The Director may have deferred fees invested in the funds available under the plan. Any earnings or losses on such deferred fees are not reported in the table above. Changes for 2017 Director compensation are detailed below.
Stock Award
Under the Amended and Restated Director Fee Plan, all outside Directors receive an annual retainer of 10,000 shares of Common Stock of SCI or, at each Director’s option, Deferred Common Stock Equivalents. The award is made once a year on the date of the Annual Meeting of Shareholders and is 100% vested on the date of grant. Accordingly, each outside Director received 10,000 shares of Common Stock or deferred Common Stock equivalents on May 11, 2016. The fair market value of the award is set forth in the column “Stock Awards” in the table above. For dividends pertaining to a Director’s Deferred Common Stock Equivalents, the dividends are reinvested in additional deferred Common Stock equivalents based on the fair market value of Common Stock on the dividend record date. Changes for 2017 Director compensation are detailed below.

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Directors’ Retirement Plan
Effective January 1, 2001, the Non-Employee Directors’ Retirement Plan was amended such that only years of service prior to 2001 are considered for vesting purposes. Non-employee Directors who served on the Board prior to that time and were participants in the plan are entitled to receive annual retirement benefits of $42,500 per year for ten years, subject to a vesting schedule, based on their years of Board service. Retirement benefits vested in 25% increments at the end of five, eight, eleven, and fifteen years of credited service, except that the benefits vest completely in the event of death while the participant is still a member of the Board or in the event of a change of control of SCI (as defined in the plan). Any increases in the actuarial present values of benefits under the plan are reflected in the column “Change in Pension Value and Nonqualified Deferred Compensation Earnings” in the table above. Changes for 2017 Director compensation are detailed below.

2017 Director Compensation Changes
We have adjusted the Board of Director compensation levels and program design to address the changing regulatory environment, the enhanced role for Board committee leadership, and feedback from our compensation consultant and shareholders. Director compensation should be reasonably structured to reward the efforts of Directors without compromising the independence necessary to protect shareholders' long-term interests.
With effective and appropriate compensation in mind, the following Board compensation components will be effective August 1, 2017:

•	The cash retainer, which is paid quarterly, will increase from $75,000 to $90,000.

•	Meeting attendance fees will be eliminated.

•
Individual retainers for committee chairs will increase in recognition of their more significant and time-consuming roles. We are changing the fees to more properly align their compensation with the increased responsibility as a committee chair.

Changes in the total stock grants, which are paid at the annual meeting in May, will be effective in May of 2018. Stock grants with a value of $180,000 per Director will replace the previous plan, which granted 10,000 shares per Director. This change allows stabilization of the value annually, eliminating uncertainty both for the Directors and for the shareholders who may be approving the compensation plans in advance.

Director Compensation Changes
	Prior to 8/1/2017	After 8/1/2017
Cash retainer, paid quarterly	$75,000	$90,000
Stock grants, payable at annual meeting date	10,000 shares	$180,000 value in shares

Individual retainers, payable quarterly:
Lead Director	$20,000	$30,000
Audit Committee Chair	$15,000	$25,000
Compensation Committee Chair	$10,000	$20,000
Investment Committee Chair	$10,000	$15,000
Nominating and Corporate Governance Chair	$10,000	$15,000

Attendance fee per meeting	$2,000	—

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AUDIT COMMITTEE MATTERS

Proposal 2: Proposal to Approve the Selection of Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors of the Company has recommended PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) to serve as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2017. PricewaterhouseCoopers and its predecessors have audited the Company’s accounts since 1993. A representative of PricewaterhouseCoopers is expected to be present at the Annual Meeting, and such representative will have the opportunity to make a statement if he or she desires to do so and be available to respond to appropriate questions at such meeting. The Audit Committee wishes to submit the selection of PricewaterhouseCoopers for shareholders’ approval at the Annual Meeting. If the shareholders do not give approval, the Audit Committee will reconsider its selection. The affirmative vote of the holders of a majority of shares represented at the Annual Meeting will be required for approval of this proposal.

The Board of Directors recommends that Shareholders vote “FOR” approval of the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company.

Report of the Audit Committee

The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities to ensure the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications, independence and the performance of the Company’s internal audit function. The Audit Committee’s functions are detailed in the section entitled “Board of Directors - Board Committees - Audit Committee” above. The Audit Committee Charter is available for viewing on SCI’s website, www.sci-corp.com, and is also available in print to any shareholder who requests it.

Each member of the Audit Committee is independent and financially literate, as defined by the New York Stock Exchange rules, and is limited to serving on no more than three audit committees of public companies. The Board of Directors has appointed, and the Audit Committee has acknowledged, Mr. Victor L. Lund, Chairman of the Audit Committee, as the Audit Committee Financial Expert as defined by the rules of the Securities and Exchange Commission.

The Audit Committee has reviewed and discussed the audited financial statements with management of the Company and with the independent registered public accounting firm. Specifically, the Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the Public Company Accounting Oversight Board’s Auditing Standard 16 (Communication with Audit Committees). The Audit Committee has also received the written disclosures in the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s independence, and has discussed with the independent registered public accounting firm their independence.
The Audit Committee has also reviewed the independence of the independent registered public accounting firm considering the compatibility of non-audit services with maintaining their independence from the Company. Based on the preceding review and discussions contained in this paragraph, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, for filing with the Securities and Exchange Commission.
AUDIT COMMITTEE

Victor L. Lund, Chair

Alan R. Buckwalter

Clifton H. Morris, Jr.

Edward E. Williams

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AUDIT COMMITTEE MATTERS

Audit Fees and All Other Fees
The Audit Committee has adopted a policy that requires advance approval of all audit, tax services, and other services performed by the independent registered public accounting firm. The policy permits the Audit Committee to grant pre-approval for specifically defined audit and non-audit services. All of the fees set forth below were pre-approved by the Audit Committee.

	Audit fees[1]	Audit-related fees[2]	Tax[3]	All other fees[4]	Total
2016	$6,156,398	$775,000	$23,250	$3,838	$6,958,486
2015	$5,225,693	$—	$15,000	$3,600	$5,244,293

1
Fees associated with the annual audit of the Company’s consolidated financial statements and the effectiveness of the Company’s internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act, the reviews of the Company’s quarterly reports on Form 10-Q, and fees related to statutory audits.

2	All other fees in 2016 were primarily related to the review of our new general ledger system, Oracle, implemented in 2016.
3	Fees for tax services for 2016 were related to LLC tax preparation and for 2015 were related to compliance with the Foreign Account Tax Compliance Act.
4	All other fees in both years were for research database licensing.

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COMPENSATION DISCUSSION AND ANALYSIS

Proposal 3: Advisory Vote to Approve Named Executive Officer Compensation
Pursuant to SEC rules, we are asking shareholders to approve the compensation of our Named Executive Officers as disclosed in the Compensation Discussion and Analysis, the compensation tables, and any related material contained in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives shareholders the opportunity to endorse or not endorse our executive pay program and policies through the following resolution:
“Resolved, that the shareholders approve the compensation of our Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables, and any related material contained in our Proxy Statement.”
The compensation of our executive officers is based on a program that ties a substantial percentage of an executive’s compensation to the attainment of financial and other performance measures that, the Board believes, promote the creation of long-term shareholder value and position the Company for long-term success. As described more fully in the Compensation Discussion and Analysis, the mix of fixed and performance-based compensation and the terms of annual and long-term incentive awards are all designed to enable the Company to attract and maintain top talent while, at the same time, creating a close relationship between performance and compensation. The Compensation Committee and the Board of Directors believe that the design of the program, and therefore the compensation awarded to Named Executive Officers under the current program, fulfills this objective.
Shareholders are urged to read this Compensation Discussion and Analysis section of this Proxy Statement, which discusses in detail how our compensation policies and procedures implement our compensation philosophy.
Although the vote is non-binding, the Compensation Committee will review the voting results in connection with their ongoing evaluation of the Company’s compensation program. Approval of this proposal is subject to the approval of a majority of the holders of shares of the Company’s common stock present in person or represented by proxy and entitled to vote at the Annual Meeting. Each holder of our common stock is entitled to one vote for each share held. Abstentions will have the same effect as a vote AGAINST this proposal. Broker non-votes are not counted.

The Board of Directors recommends a vote “FOR” advisory approval of the resolution set forth above.

Introduction
This Compensation Discussion and Analysis has been prepared by our management and reviewed by the Compensation Committee of our Board of Directors. This discussion provides information and context regarding the compensation paid to our Chief Executive Officer, Chief Financial Officer, and the other three most highly-compensated executive officers in 2016, all of whom are collectively referred to as the “Named Executive Officers”. Our Named Executive Officers (NEOs) for 2016 were:

Thomas L. Ryan	Chairman of the Board and Chief Executive Officer
Michael R. Webb	President and Chief Operating Officer
Eric D. Tanzberger	Senior Vice President Chief Financial Officer
Sumner J. Waring, III	Senior Vice President Operations
R. L. Waltrip	Founder and Chairman Emeritus

The Company’s executive compensation policies are designed to provide aggregate compensation opportunities for our executives that are competitive in the business marketplace and that are based upon Company and individual performance. Our foremost objectives are to:

•	Align executive pay and benefits with the performance of the Company and shareholder returns while fostering a culture of highly ethical standards and integrity; and

•	Attract, motivate, reward, and retain the broad-based management talent required to achieve our corporate objectives.

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COMPENSATION DISCUSSION & ANALYSIS

Executive Summary

Our management has a strong focus on delivering long-term profitable growth for, and returning value to, our shareholders. This long-term focus has contributed significantly to the Company’s total shareholder return as seen below. Also, below is a normalized earnings per share graph and an adjusted operating cash flow graph representing the Company’s 2016 performance.
Source: S&P Capital IQ
2016 Company Performance
Adjusted Earnings Per Share and Adjusted Operating Cash Flow are non-GAAP financial measures. Please see Annex A for disclosures and reconciliations to the appropriate GAAP measure.
As detailed in the Q&A with our Chairman & CEO earlier in this proxy statement, the Company delivered outstanding financial results in 2016, including the following:

•	Maintained our position as the largest provider in the Company’s industry, with 16% market share and over $3 billion in revenue.

•	Increased adjusted earnings per share and adjusted operating cash flow before cash tax payments by 9% and 2%, respectively.

•	Reported adjusted operating cash flow of approximately $621 million and deployed $326 million to our shareholders through share buy-backs and an increased dividend.

•	Achieved a total shareholder return (TSR) of 191% over the last five fiscal years, approximately doubling the return of the S&P 500.

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COMPENSATION DISCUSSION & ANALYSIS

Key Features of Our Compensation Programs

Over the course of the past several years, acting in the interests of the stockholders, the Compensation Committee in conjunction with management has adjusted compensation programs toward greater performance-based compensation. In addition, we have collectively modified or eliminated certain components of our programs to better align them with prevailing standards. The following are highlights of our compensation programs, including our emphasis on pay commensurate with performance and actions taken to align aspects of our programs with evolving standards.

WHAT WE DO:
✓
We pay for performance. A significant portion of the compensation of our Named Executive Officers is directly linked to the Company’s performance, as demonstrated in the historical payouts related to our annual and long-term incentive plans.

✓
We require stock ownership. We maintain stock ownership guidelines for officers and Directors. Under the guidelines, an officer should retain all SCI stock acquired from grants of restricted stock and stock options (net of acquisition and tax costs and expenses) until that officer has met the stock ownership guidelines.

✓
We have a claw-back policy. The Company maintains claw-back provisions that are triggered in certain circumstances. If triggered, the provisions provide for a claw-back of annual performance-based incentives paid in cash, stock options, restricted stock, and TSR performance units.

✓	We seek independent advice. We engage independent consultants to review executive compensation and provide advice to the Compensation Committee.
✓
We have an ongoing shareholder outreach program. As part of our commitment to effective corporate governance practices, we regularly engage with shareholders. We specifically discussed executive compensation along with other important topics (page 10).

WHAT WE DON’T DO:
•
We do not allow tax gross-up. We do not provide tax gross-ups in our compensation programs, and we do not have provisions in our executive employment agreements that provide for tax gross-ups in the event of a change of control of the Company.

•	We do not allow hedging or pledging. We have policies that prohibit officers and Directors from hedging or pledging their SCI stock ownership.
•	We do not allow the repricing of stock options. We have policies that prohibit subsequent alterations of stock option pricing.

Consideration of 2016 "Say-on-Pay" Vote
At our annual meeting of shareholders held on May 11, 2016, over 80% of the shares voted were in favor of the proposal for an advisory vote to approve Named Executive Officer compensation (“say-on-pay” vote) versus 75% in favor in 2015. These votes represented a majority of our outstanding shares. The Compensation Committee believes this result is an indication that a majority of our shareholders are satisfied with our executive compensation policies and decisions, and that our executive compensation program effectively aligns the interests of our Named Executive Officers with the interests of our shareholders.

During this process, shareholders communicated support for our current philosophy and program and agreed that it is aligned with the Company’s performance. The Compensation Committee considered results of the “say-on-pay” vote, shareholder feedback, input from its independent compensation consultants, and compensation benchmarking tools, in the context of the Committee’s fiduciary duty to act as the Directors determine is in shareholders’ best interests. We will continue to consider the outcome of our “say-on-pay” vote results when determining future compensation policies and pay levels for our Named Executive Officers.

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COMPENSATION DISCUSSION & ANALYSIS

Compensation Philosophy and Process
The Company’s compensation philosophy as implemented through the Compensation Committee is to align executive compensation with the performance of the Company and the individual by using several compensation components for our executives.
Our overall compensation philosophy is to target our direct compensation for executives within a competitive range of benchmark pay levels of general industry companies (the “Peer Group” (see Annex B), with opportunities to exceed the target direct compensation levels through annual performance-based incentives paid in cash and through long-term performance-based incentives paid in cash and stock. However, if performance targets are not met, then the resulting performance-based award payouts will be below target levels. We believe these target levels of direct compensation are appropriate to motivate, reward, and retain our executives, each of whom has leadership talents and expertise that make them attractive to other companies. In making annual compensation decisions, the Compensation Committee reviews each executive’s total compensation, as well as the compensation components, for reasonableness and comparability to market levels and the prior year’s compensation.

The compensation components are designed to motivate our senior leadership to operate as a team to achieve Company-wide goals. This approach serves to align the compensation of our most senior leadership team with the performance of the Company.
In the first quarter of each year, our independent consultant presents to the Compensation Committee comparative market information, including benchmarking data discussed below. For the Chairman and the CEO, the Compensation Committee is exclusively responsible for the final determination of all components of compensation, but may request input or recommendations from Company management. For other Named Executive Officers, the Compensation Committee receives additional recommendations from our CEO for all components of compensation. In the first quarter of each year, the Compensation Committee reviews the market data and recommendations and sets the compensation components of annual base salary, annual performance-based incentives, and long-term incentives for that year. Below is a graph aligning CEO pay and performance, using the five year total shareholder return.

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COMPENSATION DISCUSSION & ANALYSIS

Below is an overview of SCI’s elements of compensation and a graph showing the percentage of the total for each element.

Over 70% of our NEOs compensation is performance-based.

Element	Description	Objective	Recent Changes
Annual Base Salary page 34	Fixed cash element of compensation established within a competitive range of benchmark pay levels.	Serves to attract and retain executive talent and may vary with individual or due to marketplace competition or economic conditions.	Reduced peer group for 2016 benchmark studies.
Annual Performance-Based Incentive Compensation page 34	Performance–based element of compensation tied to the attainment of performance measures. Paid in cash.	Rewards achievement of shorter term financial and operational objectives that we believe are primary drivers of our common stock price over time.	A fourth performance measure (Return on Equity) was added to the Incentive Compensation Plan in 2015.
Long-Term Incentive Compensation page 36	Stock Options – granted at an exercise price equal to 100% of the fair market value of SCI common stock on the grant date.	Rewards for the Company’s stock price appreciation.
	Restricted Stock – awards are made in February each year at the same time as the stock option grants and vest at a rate of one-third per year.	Supports retention and furthers stock ownership.
	TSR Performance Units – The Performance Unit Plan measures the three-year total shareholder return (“TSR”) relative to a comparator group of public companies (see Annex B).	Rewards for effective management of Company business over a multi-year period and delivering superior TSR.	Reduced peer group for 2016 comparator group.
Other Compensation page 37	Retirement Plans – Executive Deferred Compensation Plan and 401(k) Plan.	Provide financial security for retirement.
	Perquisites and Personal Benefits – reasonable benefits as described on page 38.	To enhance executive performance by facilitating effective management of personal matters.

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COMPENSATION DISCUSSION & ANALYSIS

Annual Base Salaries

We target the base salary levels of our Named Executive Officers within a competitive range of benchmark pay levels defined in the competitive benchmarking study described on page 42. We believe these levels are appropriate to motivate and retain our Named Executive

Officers, who each have leadership talents and business expertise that make them attractive to other companies. In addition, when adjusting salaries, we may also consider the individual performance of the executive.
In the first quarter of 2016, the Compensation Committee made the following salary adjustments:

	2016 Salary	2015 Salary	Change	% Change
Thomas L. Ryan	$1,200,000	$1,200,000	$—	—%
Michael R. Webb	750,000	720,000	30,000	4.2%
Eric D. Tanzberger	550,000	540,000	10,000	1.9%
Sumner J. Waring, III	550,000	520,000	30,000	5.8%
R.L. Waltrip	952,000	952,000	—	—%
The Compensation Committee made these adjustments based on consideration of benchmark pay levels for each executive and in recognition of the officers’ strong performance during 2015.

Annual Performance-Based Incentives Paid in Cash

We use annual performance-based incentives paid in cash to focus our executive officers on financial and operational objectives that the Compensation Committee believes are primary drivers of our common stock price over time. In the first quarter of 2016, the Compensation Committee established the performance measures as the basis for annual performance-based incentive awards for our Named Executive Officers. In addition, the Compensation Committee established an Umbrella Program as a gateway performance metric for the incentives.
The Umbrella Program is designed to generate a performance-based bonus pool to fund award payouts based on the performance measures discussed below and to allow for full tax deductibility of the bonuses paid to our Named Executive Officers. The Compensation Committee set the funding for the bonus pool for 2016 as 4.0% of the Company’s total income from continuing operations before income taxes as reflected in the Company’s financial statements, but only if the Company achieved total income from continuing operations before income taxes in excess of $250 million for 2016. The Compensation Committee also established individual shares of the bonus pool for each executive covered under the Umbrella Program, including each Named Executive Officer.
Award amounts that may be paid under the Umbrella Program are subject to the Compensation Committee’s authority to reduce, but not increase, the amount of the actual cash amount earned and payable to each designated participant. With regard to award amounts calculated under the performance measures discussed above, the Compensation Committee may elect to increase or decrease the award amount in its sole discretion; provided, however, that the amount determined under such performance measures shall not exceed the amount determined under the Umbrella Program. Further, in the event the amount calculated under such performance measures is lower than the amount calculated under the Umbrella Program, the Compensation Committee intends to reduce the amount payable under the Umbrella Program to not exceed the award amount calculated under such performance measures.

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COMPENSATION DISCUSSION & ANALYSIS

The target award opportunities for the Named Executive Officers for 2016 were as follows:

Target Award Opportunity (% of Base Salary)
Thomas L. Ryan	120%
Michael R. Webb	100%
Eric D. Tanzberger	80%
Sumner J. Waring, III	80%
R.L. Waltrip	100%
The 2016 performance measures discussed below are similar to the performance measures utilized in 2015:
● Normalized Earnings per Share, which we calculate by applying a 36.9% effective tax rate to the Company’s calculation of its reported diluted earnings per share and further adjusting to exclude the items listed below.

● Normalized Free Cash Flow per Share, which we calculate by (1) adjusting reported cash flows from operating activities to exclude the cash impact of the items listed below, (2) deducting forecasted capital improvements at existing facilities and capital expenditures to develop cemetery property, (3) utilizing the forecasted amounts of cash taxes paid in 2016 that relate to normal operating activities, and (4) dividing the result by the reported diluted number of shares outstanding in 2016.

● Comparable Preneed Production, which we define as the percentage of growth over prior year in combined total preneed funeral sales production and total preneed cemetery sales production at comparable same-store locations in mixed currency dollars.

● Return on Equity is calculated as net income divided by average equity. Net income is calculated using normalized net income as defined above in the Normalized Earnings Per Share performance measure. Average equity is defined as the sum of Adjusted Prior Year Equity and Adjusted Current Year Equity divided by two. Adjusted equity excludes other comprehensive income and adjusted current year equity is inclusive of the adjustments defined for Normalized Earnings Per Share, net of tax, minus any estimated amount of share repurchases. In certain future years when applicable, we may not use Return on Equity as a performance metric if certain events happen outside routine business activities.

For 2016, we weighted each of the performance measures at 25%. The Compensation Committee established ranges for performance measures and their related payouts as a percentage of the target award for the performance period from January 1 through December 31, 2016. We calculated awards for performance levels between threshold and target or target and maximum using straight-line interpolation. The 2016 performance targets, SCI’s actual performance, and resulting payout percentages are set forth below.

2016 Performance Targets and Actual Performance
Performance Measure	Threshold for 0% Payout(1)	Target for 100% Payout	Maximum for 200% Payout	2016 Actual Performance	2016 Performance as % of Target	Payout Percentage
Normalized Earnings per Share	$1.18	$1.26	$1.34	$1.29	103.06%	147.99%
Normalized Free Cash Flow per Share	$1.52	$1.67	$1.82	$1.69	100.93%	110.37%
Comparable Preneed Production(2)	104.00%	106.50%	109.00%	104.84%	98.44%	33.46%
Return on Equity	19.20%	20.70%	22.20%	21.88%	105.67%	178.29%

(1) Any performance above the threshold results in a payout.
(2) Expressed as a percentage of comparable 2015 performance.
The Compensation Committee believes it is appropriate to exclude certain non-routine items from performance metrics to encourage appropriate decision making regarding operational and capital deployment. For 2016, the Compensation Committee approved the exclusion of certain items related to acquisition and disposition-related charges, system conversions and/or implementation costs, a pension termination settlement, currency losses, losses associated with the early extinguishment of debt, and adjustments to certain acquisition related tax reserves.

As a result of the foregoing and giving effect to the weightings as described above, our Named Executive Officers received annual performance-based incentives paid in cash at 117% of their individual incentive targets. The actual dollar amounts of the payouts are set forth in footnote (2) to the Summary Compensation table below. The Company also exceeded the Umbrella Program’s threshold metric regarding total income from continuing operations before income taxes and, consistent with the Umbrella Program, the Compensation Committee reduced

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COMPENSATION DISCUSSION & ANALYSIS

the amounts payable under the Umbrella Plan to the amounts payable under the performance measures as discussed above.
The Compensation Committee established each Named Executive Officer’s target opportunity for 2016 to be consistent with our overall compensation philosophy to align compensation with our performance and to motivate and retain the executive level talent. The target award opportunities were generally positioned within the mid-range of the competitive benchmark market data. If SCI achieves the performance targets established by the

Compensation Committee, executive officers would receive incentive awards at this targeted level. Actual incentive awards may be higher or lower than the target levels based on SCI’s performance relative to the performance goals. The range of performance goals establishes a lower threshold to achieve a minimal annual performance-based incentive but with a higher bar to achieve a payout at or near the maximum award of 200% of the targeted incentive levels. The award is based on base salary on the last day of the measurement period.

Long-Term Incentive Compensation
In February of each year, the Compensation Committee approves the long-term incentive award grants for that year. Awards granted in 2016 under our long-term incentive compensation program consisted of three types of awards to provide balance and focus for the Named Executive Officers. Specifically, the awards consist of a mix of stock options, restricted stock, and TSR performance units, which are designed to ensure focus on driving an appropriate culture and healthy operating platform for the Company, managing our on-going risk profile, and implementing strategies to generate superior total long-term shareholder returns. The Compensation Committee considered several factors in determining the total target value of long-term incentive compensation for Named Executive Officers, including Peer Group benchmark pay levels, the individual performance of each executive officer, the job responsibilities of each executive officer, and the overall Company performance in light of the then current economic environment. Once the total target value was established for each executive officer, we calculated and granted to the executive officer (i) the number of stock options which had a value equal to one-third of the total target value, (ii) the number of shares of restricted stock which had a value equal to one-third of the total target value, and (iii) the number of TSR performance units which had a value equal to one-third of the total target value. We believe that the grant of significant annual equity awards further links the interests of senior management and the Company’s shareholders. Therefore, the grant of stock options and the award of restricted stock are important components of annual compensation. Although the Compensation Committee does not consider current stock ownership levels in determining equity awards, we do annually review the ownership levels and progress towards established ownership guidelines, as discussed below.
Stock Options
The purpose of using stock options is to provide executive officers a reward whose value is directly attributable to their ability to increase the value of the business and our stock price. Stock options are granted at an exercise price equal to 100% of the fair market value of SCI common stock on the grant date. Stock options vest at a rate of one-third per year and have an eight-year term.
Restricted Stock
The purpose of using restricted stock with service-based vesting provisions is to assist in retaining our executive officers and encouraging stock ownership. The restricted stock awards are made in February each year at the same time as the stock option grants and vest at a rate of one-third per year.
TSR Performance Units
The TSR performance units are intended to reward executive officers for effective management of the business over a multi-year period. In addition, the TSR performance units allow executive officers to retain or build their SCI stock ownership by providing liquidity that can be applied to taxes associated with option exercises and restricted stock vestings. The Performance Unit Plan measures the three-year total shareholder return (“TSR”) relative to public companies that are a subset of the Peer Group (see Annex B). The subset of the Peer Group is selected based on correlation in size, certain business characteristics, and stock price correlation.
TSR is defined as the percentage computed from $100 invested in SCI common stock on the first day of the performance cycle, with dividends reinvested, compared to

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COMPENSATION DISCUSSION & ANALYSIS

$100 invested in each of the public companies in the Peer Group, with dividend reinvestment during the same period.
The Compensation Committee believes TSR is an appropriate metric because it (i) aligns the interests of management with the interests of shareholders, and (ii) provides a useful means of comparing Company performance relative to the performance of public companies in the Peer Group. Each performance unit has a value of $1.00 and the actual payout may vary by a range of 0% to 200% of each executive’s target award opportunity established by the Compensation Committee. Earned performance unit awards are settled in cash at the end of each three-year performance period. The chart below sets forth the range of payouts as a percent of a target award at various levels of relative TSR performance.

TSR Performance Unit Range of Payouts

Award Payout Level	SCI Weighted Average Total Shareholder Return Ranking Relative to Comparator Group at End of Performance Cycle	% of Target Award Paid as Incentive*
Maximum	75th Percentile or greater	200%
Target	50th Percentile	100%
Threshold	25th Percentile	25%
Below Threshold	Less than 25th Percentile	—%

*	Calculation of awards for performance levels between threshold and target or target and maximum are calculated using straight-line interpolation.
We believe superior relative performance in a down year deserves a reward, but should be limited. Therefore payouts are capped at target if SCI experiences negative TSR for a performance cycle but performs well in relation to the Peer Group.

For the 2014 — 2016 performance cycle, the closing stock price determinations as of December 31, 2013 and December 31, 2016 were used to calculate the awards due participants. For this performance cycle, the participants earned an award of 200% of the target award opportunity based on the Company’s TSR greater than 64% (compared to S&P TSR of 29%) and at the 76th percentile or better ranking relative to the Peer Group used in 2014.
For the 2016 - 2018 performance cycle, the Compensation Committee granted TSR performance units with performance awards ranging from 0% to 200% as set forth below in the “Grants of Plan-Based Awards” table. A target award is earned if SCI’s TSR relative ranking is at the 100th percentile of the TSR of the public companies in the 2016 Peer Group.

Other Compensation
Retirement Plans
We believe that financial security during retirement can be as important as financial security before retirement. We previously maintained a Supplemental Executive Retirement Plan for Senior Officers, which ceased accruing benefits in 2000. In 2005, we implemented an Executive Deferred Compensation Plan, which includes a Company contribution for retirement.
Our Supplemental Executive Retirement Plan for Senior Officers is a non-qualified plan under which our Named Executive Officers accrued benefits until December 31, 2000. No additional benefits have been accrued after 2000. Each participant is entitled at age 60 to the annual payment of the full amount of his benefit.
To help retain and recruit executive level talent, the Company maintains the Executive Deferred Compensation Plan. This plan allows for an annual retirement contribution of 7.5% of eligible compensation and a performance-based contribution targeted at 7.5%, with a range of 0% to 15% based on achievement of Company performance measures established in the first quarter of each year. These are the same performance measures described in the Annual Performance-Based Incentives Paid in Cash above. The percentages are applied to the combined eligible compensation of base salary and annual performance-based incentives paid in cash. The plan allows for individual deferral of base salary, annual performance-based incentives paid in cash, restricted stock awards, and performance unit awards. The plan also allows for the restoration of Company matching contributions that are prohibited in the Company’s 401(k) plan due to tax limits on contributions to qualified plans. In February 2017, the Company made the following contributions under the plan with respect to 2016 service and performance:

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COMPENSATION DISCUSSION & ANALYSIS

Name	7.5% Retirement Contribution	Performance Contribution	Total
Thomas L. Ryan	$216,930	$254,820	$471,750
Michael R. Webb	122,359	143,731	266,090
Eric D. Tanzberger	80,034	94,013	174,047
Sumner J. Waring, III	80,034	94,013	174,047
R.L. Waltrip	—	—	—

We also offer a 401(k) plan to our employees, including our executive officers. In 2000, the Company initiated the 401(k) Retirement Savings Plan for elective contributions by participants and matching contributions by the Company up to prescribed limits established by the Board of Directors and specific IRS limitations. Participants may elect to defer up to 50% of salary and bonus into the Plan subject to the annual IRS contribution limit of $18,000

excluding the $6,000 catch-up contributions for eligible for participants age 50 and older. The Company’s match ranges from 75% to 125% of employee deferrals based on their years of Company service. The match is applied to a maximum of 6% of an officer’s salary and annual performance-based incentive, subject to the IRS compensation limits.
Perquisites and Personal Benefits
We provide various perquisites and personal benefits to our executive officers that the Compensation Committee views as an important component of competitive compensation. These benefits are designed to enhance executive performance by facilitating effective management of personal matters and include:
● Financial and legal planning and tax preparation — provided to officers to encourage critical document preparation and financial planning advice for effective tax and retirement planning.

● Supplemental medical reimbursements — provided to officers and managing directors. The insured benefit product covers out of pocket medical expenses, exclusive of required premium contributions by participants in the Company’s medical and dental plans, and is a valued benefit provided at a modest annual cost per participant.
● Enhanced life insurance — executive life insurance program for officers generally covering approximately 3.5 times the executive’s annual salary and bonus.

● Funeral and cemetery benefits — provides funeral/cemetery discounts for Directors and officers and their immediate families, on an atneed or prearranged basis. Under the policy which was amended in February 2015, the Company provides funeral and cemetery merchandise, services, and interment rights at discounts ranging from 25% to 75% of retail prices.

● Security and transportation services — security and transportation services are provided to the Founder and Chairman Emeritus, and security services are provided to the Chairman of the Board and Chief Executive Officer.

● Personal use of Company aircraft — certain senior officers (two of whom are also Directors) are allowed limited use of the Company’s leased aircraft for personal reasons in accordance with the Company’s usage policy approved by the Board of Directors.
Personal benefit amounts are not considered annual salary for bonus purposes, deferred compensation purposes, or 401(k) contribution purposes.

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COMPENSATION DISCUSSION & ANALYSIS

Further Executive Compensation Practices and Policies
Provisions Regarding Claw-Backs
We have provisions for seeking the return (claw-back) from executive officers of cash incentive payments and stock sale proceeds in certain circumstances involving fraud. These provisions are for the following elements of compensation: annual performance-based incentives paid in cash, stock options, restricted stock, and TSR performance units. The provisions would be triggered if the Board of Directors determines that an officer has engaged in fraud that caused, in whole or in part, a material adverse restatement of the Company’s financial statements. In such an event, the Company would seek to recover from the offending officer the following:
● The actual annual performance-based incentive paid in cash to the officer, but only if the original payment would have been lower if it had been based on the restated financial results.

● The gains from sales of stock acquired under stock options realized at any time after the filing of the incorrect financial statements. (Any remaining vested and unvested stock options would be cancelled.)

● The gains from sales of restricted stock realized at any time after the filing of the incorrect financial statements. (Any remaining unvested restricted stock would be forfeited.)

● The amount of a performance unit award paid after the ending date of the period covered by the incorrect financial statements. (Any unpaid performance unit award would be forfeited.)
Securities Trading and Investment Policy
The Board of Directors maintains a policy governing Directors and officers with regard to transactions involving the Company’s securities, including purchases and sales of common stock. Among other things, the policy provides guidelines on trading during “trading windows,” confidentiality responsibilities, and reporting obligations.
Stock Ownership Guidelines and Retention Requirements - Officers
We have stock ownership guidelines for officers. Share ownership is generally achieved through open market purchases of SCI stock, shares acquired in the Company sponsored 401(k) plan, vesting of restricted stock, and shares retained after exercise of stock options. The policy requires an officer to retain all SCI stock acquired from grants of restricted stock and stock options (net of acquisition and tax costs and expenses) until that officer has met the ownership guidelines.
For each Named Executive Officer, the stock ownership guideline shall be the amount of SCI shares having a fair market value equal to a multiple of base salary as set forth in the following table. Measurement of stock ownership against the guidelines will be calculated once a year based on valuation of the shares held at year end utilizing the closing price of SCI common stock on the last trading day of the previous year ($28.40 per share at December 30, 2016). A new officer has an initial period of five years to achieve the target ownership level.
The table below sets forth our 2017 current ownership guidelines for our Named Executive Officers and their holdings, excluding stock options, as March 13, 2017(further details are provided in the footnotes to the tables of Director and officer shareholdings listed under the “Voting Securities and Principal Holders”).

Title	Required Salary Multiple	Minimum Shares Required	Actual Salary Multiple	Actual Shares Owned
Thomas L. Ryan, Chairman of the Board and Chief Executive Officer	6	253,521	38	1,595,309
Michael R. Webb, President and Chief Operating Officer	4	105,634	27	723,853
Eric D. Tanzberger, Senior Vice President and Chief Financial Officer	3	58,099	10	201,354
Sumner J. Waring, III, Senior Vice President, North American Operations	3	58,099	17	333,994
R.L. Waltrip, Founder and Chairman Emeritus	3	100,563	52	1,745,059

At March 13, 2017, the Named Executive Officers have exceeded their ownership guideline levels for 2017.

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COMPENSATION DISCUSSION & ANALYSIS

Policies on Hedging and Pledging
In 2013, we established policies to prohibit officers and Directors from hedging or pledging their SCI stock ownership.
Employment Agreements and Termination Payment Arrangements
The Company has employment agreements with Messrs. Thomas L. Ryan, Michael R. Webb, Eric D. Tanzberger, Sumner J. Waring, III, and R.L Waltrip. These agreements have current terms expiring December 31, 2017. Annually, the Company may extend each agreement for an additional year unless notice of nonrenewal is given by either party.
The employment agreements articulate the terms and conditions of the officers’ employment with the Company including termination provisions and noncompetition obligations. Each November, we review the list of, and the terms and conditions of employment for, the Named Executive Officers and other officers with employment agreements in effect and determine whether to extend, modify, or allow the agreements to expire.
Consistent with this review, we amended our executive employment agreements in 2010 to eliminate any obligation to pay tax gross-up in the event of a change of control of the Company. In 2016, we replaced our executive employment agreements with updated terms (see pages 50-51 for more information).
For further discussion of these employment agreements, refer to “Executive Compensation Tables - Executive Employment Agreements” below.

Our employment agreements and compensation plans have historically incorporated arrangements for certain payments upon change of control of the Company and for other terminations. We believe that these arrangements have been and are necessary to attract, motivate, reward, and retain the broad-based management talent required to achieve our corporate directives. In the context of a possible acquisition or merger of the Company, we believe that change-in-control provisions (i) help focus our executives on strategic alternatives that would maximize shareholder value, and (ii) provide for personal financial security, thereby reducing a concern which could be a distraction for the executive. Our change-in-control and other termination payment arrangements do not affect decisions regarding other compensation elements. We structured the terms and payout of our arrangements based upon our historical practice and competitive considerations, including advice from an independent consultant that such features were commonly used by publicly traded companies.

For further discussion of termination arrangements, refer to “Executive Compensation Tables - Potential Payments Upon Termination” below.
Compensation Policies and Practices as They Relate to Risk Management
In February 2016, we reviewed the risks arising from the Company’s compensation policies and practices for its employees and made a determination that such risks are not reasonably likely to have a material adverse effect on the Company. At a meeting held February 9, 2016, the Compensation Committee reviewed and discussed compensation of Company employees, including the total potential maximum impact of the Company’s variable compensation and the safeguards embodied in the compensation plans. The Compensation Committee concluded the compensation plans and compensation metrics do not provide incentives for management to take undue risks. The Compensation Committee reached a consensus to recommend to the Nominating and Corporate Governance Committee of our Board of Directors that it make the determination referenced above. At a meeting also held on February 9, 2016, the Nominating and

Corporate Governance Committee considered the above referenced compensation information and the above referenced recommendation of the Compensation Committee. As a result, the Nominating and Corporate Governance Committee made a determination that the risks arising from the Company’s compensation policies and practices for its employees are not reasonably likely to have a material adverse effect on the Company.

In February 2017, we followed the risk assessment process described in the preceding paragraph and again reached a determination that the risks arising from the Company’s compensation policies and practices for its employees are not reasonably likely to have a material adverse effect on the Company.

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COMPENSATION DISCUSSION & ANALYSIS

How We Make Compensation Decisions
Role of the Compensation Committee
The Compensation Committee reviews the executive compensation program of the Company for its adequacy to attract, motivate, reward, and retain well-qualified executive officers who will maximize shareholder returns. The Compensation Committee also reviews the program for its direct and material relation to the short-term and long-term objectives of the Company and its shareholders as well as the operating performance of the Company. To carry out its role, among other things, the Compensation Committee:
● Reviews appropriate criteria for establishing annual performance targets for executive compensation which are complementary to the Company’s long-term strategies for growth;

● Determines appropriate levels of executive compensation by annually conducting a thorough competitive evaluation, reviewing proprietary and proxy information, and consulting with and receiving advice from an independent executive compensation consulting firm;
● Ensures that the Company’s executive stock plan, long-term incentive plan, annual incentive compensation plan, and other executive compensation plans are administered in accordance with compensation objectives; and
● Approves all new equity-based compensation programs.
Compensation Committee Interlocks and Insider Participation
Board members who served on the Compensation Committee during 2016 were Alan R. Buckwalter, III, Anthony L. Coelho, John W. Mecom, Jr., Ellen Ochoa, and Marcus A. Watts. No member of the Compensation Committee in 2016 or at present was or is an officer or employee of the Company or any of its subsidiaries, or was formerly an officer of the Company or any of its subsidiaries or had any relationships requiring disclosure by the Company, except that Mr. Buckwalter had a family relationship as disclosed under the section entitled “Certain Transactions”.

Role of Compensation Consultants
Compensation decisions are made by our Compensation Committee, based in part on input from independent consultants. Meridian Compensation Partners, LLC (Meridian) has served as our independent advisor on executive compensation since 2010. Meridian is retained by and reports directly to the Compensation Committee, which has the authority to approve Meridian’s fees and other terms of engagement. Services performed by Meridian for the Compensation Committee during 2016 included preparation of competitive benchmarking reviews regarding the executive and Director compensation, evaluation of proposed compensation programs or changes to existing programs, provision of information on current trends in executive compensation, and updates regarding applicable legislative and governance activity. Annually, the Compensation Committee reviews the fee structure, services, and performance of their independent consultants.
Compensation Benchmarking Tools
In its consideration of 2016 compensation for the Named Executive Officers, the Compensation Committee reviewed a competitive benchmarking study prepared by Meridian. The benchmarking study provided market data for each of the Named Executive Officers, reflecting pay rates for similar positions among a group of general industry companies (the “Peer Group”). The Compensation Committee used the competitive benchmark study as a reference point for assessing the overall competitiveness of our executive compensation program.
At the request of the Compensation Committee, Meridian developed the Peer Group for 2016 by reviewing a diversified group of companies that participated in the Equilar Executive Compensation Survey. The Compensation Committee does not selectively choose individual companies to be part the Peer Group, but rather uses all participants within appropriate size ranges for several financial metrics, including: revenue (median of $3.1 billion), market capitalization (median of $4.7 billion) and enterprise value (median of $6.4 billion). Notably, Stonemor and Carriage Services, two direct industry peers, were not included in our Peer Group as neither company met the financial criteria. The Compensation Committee believes this approach reflects an objective and credible

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COMPENSATION DISCUSSION & ANALYSIS

methodology and results in an effective working range of competitive compensation benchmarks that appropriately considers the overall complexity of SCI’s business model.
For example, the Company sells preneed contracts (approximately $1.6 billion in 2016) that are substantially deferred to our growing backlog that will be recognized as revenue at the time of need when we provide the services and merchandise. These preneed contracts are administered by the Company over long periods of time and the Company oversees the management and administration of approximately $5.7 billion in trust assets and related receivables, the earnings of which are typically deferred under GAAP. In addition, executive management oversees a people-centric business of nearly 23,000 employees, including approximately 4,500 preneed sales personnel whose production does not initially impact revenue under GAAP. The Compensation Committee reviews the methodology and composition of the Peer Group annually and may consider modification to the methodology or source of data, as warranted.
The Peer Group used to inform 2016 pay decisions comprised the 104 companies set forth in Annex B, against which SCI is positioned near the median in terms of revenue, market capitalization, and enterprise value.

Compensation Committee Report
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.
COMPENSATION COMMITTEE:

Alan R. Buckwalter (Chairman)	Anthony L. Coelho	John W. Mecom, Jr.

Ellen Ochoa	Marcus A. Watts

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EXECUTIVE COMPENSATION TABLES

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table
The following table sets forth information for the three years ended December 31, 2016 with respect to the Chief Executive Officer, the Chief Financial Officer, and the three other most highly compensated executive officers of the Company. The determination as to which executive officers were most highly compensated was made with reference to the amounts required to be disclosed under the “Total” column in the table reduced by the amounts in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column.
Summary Compensation Table

Name and Principal Position	Year	Salary	Restricted Stock Awards(1)	Option Awards(1)	Non-Equity Incentive Plan Compensation(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(3)	All Other Compensation(4)	Total
Thomas L. Ryan	2016	1,200,000	1,688,824	1,629,693	5,012,396	6,728	866,121	10,403,762
Chairman of the Board &	2015	1,241,154	1,674,400	1,600,055	4,784,755	—	980,638	10,281,002
Chief Executive Officer	2014	1,098,846	1,505,533	1,528,619	4,623,973	15,989	1,164,064	9,937,024
Michael R. Webb	2016	749,539	666,172	643,520	2,369,456	17,903	491,558	4,938,148
President &	2015	746,192	683,100	652,155	2,352,230	4,498	571,859	5,010,034
Chief Operating Officer	2014	684,231	677,055	685,705	2,406,497	32,906	684,313	5,170,707
Eric D. Tanzberger	2016	549,846	385,444	373,297	1,317,121	3,609	356,057	2,985,374
Senior Vice President &	2015	559,769	381,800	365,131	1,254,504	—	380,559	2,941,763
Chief Financial Officer	2014	518,846	363,765	367,939	1,262,107	9,217	476,040	2,997,914
Sumner J. Waring, III	2016	549,539	338,656	409,997	1,205,121	—	305,431	2,808,744
Senior Vice President	2015	538,500	340,400	326,836	1,146,041	—	370,483	2,722,260
North American Operations	2014	489,308	313,290	318,100	1,160,657	—	438,961	2,720,316
R.L. Waltrip	2016	952,000	—	—	2,518,862	—	220,366	3,691,228
Founder & Chairman	2015	988,616	—	—	2,571,793	—	264,577	3,824,986
Emeritus	2014	952,000	637,023	645,566	2,760,118	—	332,142	5,326,849

(1) The Restricted Stock Awards and Option Awards columns set forth the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. The assumptions made for the valuation of the awards are set forth in note 13 to the consolidated financial statements included in the SCI 2016 Annual Report on Form 10-K.

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EXECUTIVE COMPENSATION TABLES

(2) The Non-Equity Incentive Plan Compensation is composed of the following:

	Year	Annual Performance Based Incentive Paid in Cash	TSR Performance Units(a)	Total Non-Equity Incentive Plan Compensation
Thomas L. Ryan	2016	$1,692,396	$3,320,000	$5,012,396
	2015	1,624,755	3,160,000	4,784,755
	2014	1,743,973	2,880,000	4,623,973
Michael R. Webb	2016	881,456	1,488,000	2,369,456
	2015	886,230	1,466,000	2,352,230
	2014	994,497	1,412,000	2,406,497
Eric D. Tanzberger	2016	517,121	800,000	1,317,121
	2015	498,504	756,000	1,254,504
	2014	562,107	700,000	1,262,107
Sumner J. Waring, III	2016	517,121	688,000	1,205,121
	2015	480,041	666,000	1,146,041
	2014	538,657	622,000	1,160,657
R.L. Waltrip	2016	1,118,862	1,400,000	2,518,862
	2015	1,171,793	1,400,000	2,571,793
	2014	1,372,118	1,388,000	2,760,118

(a)
TSR Performance Units for 2016 related to the performance period of 2014-2016. TSR Performance Units for 2015 related to the performance period of 2013-2015. TSR Performance Units for 2014 related to the performance period of 2012-2014.

(3)
This column sets forth the change in the actuarial present value of each executive’s accumulated benefit in 2016, 2015, and 2014 for the Supplemental Executive Retirement Plan for Senior Officers. The assumptions made for quantifying the present value of the benefits are set forth in note 14 to the consolidated financial statements included in the SCI 2016 Annual Report on Form 10-K.

(4)	All Other Compensation includes the following:

2016 All Other Compensation
Name	Contributions To Deferred Compensation Plan(a)	Contributions to 401(k) Plan(a)	Life Insurance Related(b)	Perquisites and Other Personal Benefits(c)		Total All Other Compensation
Thomas L. Ryan	$664,563	$19,875	$15,955	$165,728	(d)	$866,121
Michael R. Webb	371,565	19,875	20,264	79,854	(e)	491,558
Eric D. Tanzberger	232,505	19,875	4,301	99,376	(f)	356,057
Sumner J. Waring, III	224,685	19,875	4,246	56,625	(g)	305,431
R.L. Waltrip	—	19,875	12,000	188,491	(h)	220,366
(a) The amounts represent contributions by the Company to the accounts of executives in the plans identified in the table. With respect to the Deferred Compensation Plan, the amounts may include three components: (i) base retirement contribution for 2016, (ii) performance contribution for 2016 and (iii) a restoration match for 2017.
(b) The amounts represent payment for term life insurance premiums or supplemental life insurance.
(c) The amounts represent the incremental cost to the Company to provide perquisites and other personal benefits. With respect to personal use of the Company’s leased aircraft, the cost includes the average cost of fuel used, direct costs incurred such as flight planning services and food, and an hourly charge for maintenance of engine and airframe. With respect to medical reimbursement, the Company pays the executive for the medical expenses he incurs that are not reimbursed to the executive by the Company’s health insurance.
(d) For Mr. Ryan, includes $140,451 for personal use of aircraft, $10,145 for guard and alarm services at his residence, as well as costs regarding medical reimbursement, and tax and financial planning.
(e) For Mr. Webb, includes $62,722 for personal use of aircraft, as well as costs regarding medical reimbursement and tax and financial planning.
(f) For Mr. Tanzberger, includes $77,121 for personal use of aircraft, as well as costs regarding medical reimbursement and tax and financial planning.
(g) For Mr. Waring, includes $41,693 for personal use of aircraft, as well as costs regarding medical reimbursement and tax and financial planning.
(h) For Mr. Waltrip, includes $41,492 for personal use of aircraft, $103,998 for guard and alarm services at his residence as well as costs regarding medical reimbursement, tax and financial planning, and employee driving services.

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EXECUTIVE COMPENSATION TABLES

Grants of Plan-Based Awards
The following table sets forth plan-based awards granted in 2016 with the five lines pertaining to:

● First line - Annual Performance-Based Incentives Paid in Cash         ● Third line - Restricted Stock
● Second line - TSR Performance Units                     ● Fourth & fifth line - Stock Options

Grants of Plan-Based Awards

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards				All Other Restricted Stock Awards: Number of Shares of Stock	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards ($/Sh)	Closing Market Price on Date of Grant ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Performance units(#)	Threshold ($)	Target ($)	Maximum ($)
Thomas L. Ryan	2/9/2016		$1	$1,440,000	$2,880,000
	2/9/2016	1,840,000	460,000	1,840,000	3,680,000
	2/9/2016					75,800				$1,688,824
	2/9/2016						585,000	$22.28	$22.13	1,629,693
Michael R. Webb	2/9/2016		1	750,000	1,500,000
	2/9/2016	726,000	181,500	726,000	1,452,000
	2/9/2016					29,900				666,172
	2/9/2016						231,000	22.28	22.13	643,520
Eric D. Tanzberger	2/9/2016		1	440,000	880,000
	2/9/2016	421,000	105,250	421,000	842,000
	2/9/2016					17,300				$385,444
	2/9/2016						134,000	22.28	22.13	373,297
Sumner J. Waring, III	2/9/2016		1	440,000	880,000
	2/9/2016	368,000	92,000	368,000	736,000
	2/9/2016					15,200				338,656
	2/9/2016						86,522	22.28	22.13	241,033
	5/11/2016						30,478	22.28	26.95	168,964
R.L. Waltrip	2/9/2016		1	952,000	1,904,000
	2/9/2016	—	—	—	—
	2/9/2016					—				—
	2/9/2016						—	—	—	—

The material terms of each such element of compensation are described previously in the “Compensation Discussion and Analysis.”

The TSR Performance Units are settled in cash at the end of a three-year performance period. In addition, the TSR Performance Units provide for pro rata vesting in the event of (i) death, (ii) disability, (iii) in the discretion of the Compensation Committee, retirement at age 60 with ten years of service or retirement at age 55 with 20 years of service, or (iv) termination by the Company not for cause. The pro rata vesting is determined by the number of months of service by the executive during the three-year performance period, divided by 36 (which is the number of months in a performance period). For a change of control of the Company, the TSR Performance Units vest 100%

and will be paid at target. The restricted stock grants and stock option grants vest one-third per year. In addition, the restricted stock grants and stock option grants vest 100% in the event of (i) death, (ii) disability, (iii) in the discretion of the Compensation Committee, retirement at age 60 with ten years of service or retirement at age 55 with 20 years of service, (iv) termination by the Company not for cause, or (v) a change of control of the Company.

Holders of restricted stock receive dividend payments at the same rate as holders of outstanding shares of SCI common stock.

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EXECUTIVE COMPENSATION TABLES

Outstanding Equity Awards at Fiscal Year End
The following table provides information concerning unexercised options and restricted stock that have not vested as of the end our last completed fiscal year.
Outstanding Equity Awards at Fiscal Year End 2016

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(4) (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Name	Exercisable	Unexercisable
Thomas L. Ryan	434,000			7.6250	2/9/2018	153,168	4,349,971
	442,000			9.0850	2/8/2019
	387,000			11.1750	2/7/2020
	390,000			15.2550	2/12/2021
	304,666	152,334	(1)	17.4050	2/11/2022
	140,666	281,334	(2)	23.0000	2/10/2023
	—	585,000	(3)	22.2800	2/9/2024
Michael R. Webb	202,000			7.6250	2/9/2018	62,667	1,779,743
	214,000			9.0850	2/8/2019
	189,000			11.1750	2/7/2020
	181,000			15.2550	2/12/2021
	136,666	68,334	(1)	17.4050	2/11/2022
	57,333	114,667	(2)	23.0000	2/10/2023
	—	231,000	(3)	22.2800	2/9/2024
Eric D. Tanzberger	93,700			11.1750	2/7/2020	35,334	1,003,486
	93,400			15.2550	2/12/2021
	73,333	36,667	(1)	17.4050	2/11/2022
	32,100	64,200	(2)	23.0000	2/10/2023
	—	134,000	(3)	22.2800	2/9/2024
Sumner J. Waring, III	83,300			11.1750	2/7/2020	31,067	882,303
	82,400			15.2550	2/12/2021
	63,400	31,700	(1)	17.4050	2/11/2022
	28,733	57,467	(2)	23.0000	2/10/2023
	—	86,522	(3)	22.2800	2/9/2024
	—	30,478	(3)	22.2800	2/9/2024
R.L. Waltrip	—	64,334	(1)	17.4050	2/11/2022	12,200	346,480
(1) These unexercisable options expiring 02/11/2022 vest 100% on 02/11/2017.
(2) These unexercisable options expiring 02/10/2023 vest 50% each on 02/11/2017 and 02/09/2018.
(3) These unexercisable options expiring 02/09/2024 vest 33% each on 02/11/2017, 02/09/2018, and 02/08/2019.
(4) The restricted stock for each person in the table vests as follows:

	Shares Vesting 03/05/2017	Shares Vesting 03/05/2018	Shares Vesting 03/05/2019
Thomas L. Ryan	78,367	49,534	25,267
Michael R. Webb	32,833	19,867	9,967
Eric D. Tanzberger	18,266	11,301	5,767
Sumner J. Waring, III	15,999	10,001	5,067
R.L. Waltrip	12,200	—	—

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EXECUTIVE COMPENSATION TABLES

Option Exercises and Stock Vested

The following table provides information concerning each exercise of stock option and each vesting of restricted stock during the last fiscal year on an aggregated basis.
Option Exercises and Stock Vested for the Year Ended December 31, 2016

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(1)
Thomas L. Ryan	700,000	$14,471,117	84,699	$2,095,242
Michael R. Webb	93,300	2,035,806	37,567	929,314
Eric D. Tanzberger	—	—	20,067	496,407
Sumner J. Waring, III	43,800	771,318	17,600	435,380
R.L. Waltrip	122,000	1,225,241	26,234	648,963
(1) Includes the shares and value of restricted stock that were deferred into the Executive Deferred Compensation Plan, described hereinafter under the caption “Executive Deferred Compensation Plan”, as follows: 84,699 shares with a value of $2,095,242 for Mr. Ryan, 37,567 shares with a value of $929,314 for Mr. Webb, and 20,067 shares with a value of $496,407 for Mr. Tanzberger.

Pension Plans
Supplemental Executive Retirement Plan for Senior Officers
In 2000, we amended the Supplemental Executive Retirement Plan for Senior Officers (“SERP for Senior Officers”) effective January 1, 2001. Under the amendment, no additional benefits have accrued and no employees have become eligible to participate in the plan after 2000.
The SERP for Senior Officers is a non-qualified plan that covers certain executive officers and certain operating officers, including the Named Executive Officers. Benefits under the SERP for Senior Officers do not consist of compensation deferred at the election of participants.
The amount of benefits under the plan were previously set by the Compensation Committee. The Compensation Committee previously set guidelines such that the annual benefits would generally equal a percentage (75% for the CEO and lesser percentages for the other officers) of a participant’s 1997 annual base salary and target bonus, with the benefits being reduced to the extent of the participant’s benefits under Social Security and the former SCI Cash Balance Plan. The participant will be entitled at age 60 to the annual payment of the full amount of his benefit; if his employment terminates earlier than age 60, he will be entitled to the annual payment of the amount of his benefit multiplied by a fraction of which the numerator is the participant’s years of service and the denominator is the number of years from the participant’s hire date until he reaches age 60.
Benefit payments will be made in the form of 180 monthly installments commencing at the later of severance of employment or the attainment of age 55. Prior to retirement, if a participant dies or in the event of a change of control of the Company (as defined in the SERP for Senior Officers), the Company will promptly pay to each beneficiary or participant a lump sum equal to the present value of the benefit that the participant would have been entitled to receive if he had continued to accrue benefit service from the date of death or the date of the change of control to the date of his 65th birthday. Participants may elect to begin receiving monthly benefits at age 55, while still employed, provided the participant gives written notice at least twelve months prior to the attainment of age 55. Such installments will be reduced for early commencement to reasonably reflect the time value of money.

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EXECUTIVE COMPENSATION TABLES

The following table sets forth information regarding the SERP for Senior Officers as of December 31, 2016.

Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
Thomas L. Ryan	21	$167,108	$—
Michael R. Webb	27	489,939	—
Eric D. Tanzberger	20	86,647	—
Sumner J. Waring, III	—	—	—
R. L. Waltrip	—	—	—
(1) The assumptions made for calculating the present value of accumulated benefit of the SERP for Sr. Officers are set forth in note 14 to the consolidated financial statements included in the SCI 2016 Annual Report on Form 10-K.

Executive Deferred Compensation Plan
The Executive Deferred Compensation Plan is a supplemental retirement and deferred compensation plan for executive officers. The plan allows for Company contributions, including contributions of 7.5% and performance-based contributions targeted at 7.5%, with a range of 0% to 15% based on achievement of Company performance measures established in the first quarter of each year. These are the same performance measures described in “Compensation Discussion and Analysis - Annual Performance-Based Incentives Paid in Cash.” The percentages are applied to the combined eligible compensation of base salary and annual performance-based incentive paid in cash. The plan also allows for the restoration of Company matching contributions that are prohibited in the Company’s 401(k) plan due to tax limits on contributions to qualified plans.
Company contributions to the plan generally vest over three years. If a participant is terminated by the Company not for cause, dies, becomes disabled, retires on or after age 60 with ten years of service or age 55 with 20 years of service, or in the event of a change of control of the Company as defined in the plan, the participant immediately vests 100% in the Company’s contributions.
In addition, the plan allows for an individual participant to defer portions of his or her base salary, annual performance-based incentives paid in cash, restricted stock, and TSR performance units. The participant may defer up to 80% of salary, up to 100% of restricted stock, and up to 90% of the other elements of compensation. When restricted stock is deferred, it is subject to the 3-year vesting schedule. All other of these amounts are 100% vested at time of deferral. The following tables provide information concerning contributions, earnings, and other information under the Executive Deferred Compensation Plan.
Nonqualified Deferred Compensation in 2016

Name	Executive Contributions in Last FY(1) ($)	Registrant Contributions in Last FY(2) ($)	Aggregate Earnings in Last FY(3) ($)	Aggregate Distributions/ Withdrawals ($)	Aggregate Balance at Last FYE(4) ($)
Thomas L. Ryan	$2,754,405	$664,563	$2,884,041	$4,281,096	$28,682,583
Michael R. Webb	1,177,105	371,565	1,799,393	275,412	17,471,205
Eric D. Tanzberger	541,290	232,505	574,263	140,386	6,157,566
Sumner J. Waring, III	123,716	224,685	193,464	180,225	3,293,665
R. L. Waltrip	—	—	—	—	—

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EXECUTIVE COMPENSATION TABLES

(1) These executive contributions were made in 2016 and are included in the Summary Compensation Table for the year 2016 in the amounts and under the headings as follows:

		Non-Equity Incentive Plan Compensation
	Salary	Annual Performance- Based Incentive Paid In Cash	TSR Performance Units	Restricted Stock Awards
Thomas L. Ryan	$120,000	$324,951	$632,000	$1,677,454
Michael R. Webb	44,972	177,246	293,200	661,687
Eric D. Tanzberger	32,991	49,850	75,600	382,849
Sumner J. Waring, III	54,954	28,802	39,960	—
R. L. Waltrip	—	—	—	—
(2) The registrant contributions are included in the Summary Compensation Table under the “All Other Compensation” column.
(3) The earnings reflect the returns of the measurement funds selected by the executives and are not included in the Summary Compensation Table.
(4) The amounts below represent reported contributions included in the Summary Compensation Table for years prior to 2016 and are included in the Aggregate Balance at Last FYE:

Thomas L. Ryan	$19,255,105
Michael R. Webb	10,332,340
Eric D. Tanzberger	4,253,624
Sumner J. Waring, III	2,203,538
R.L. Waltrip	—

Each participant may elect measurement funds, which are based on certain mutual funds, for the purpose of crediting or debiting additional amounts to his or her account balance. A participant may change his or her measurement funds election at any time. The Compensation Committee determines which measurement funds will be available for participants. For 2016, the available measurement funds and their respective returns were as follows:

Fund Name	2016 Calendar Year Return
Advisor Managed Portfolio - Conservative	(0.76)%
Advisor Managed Portfolio - Moderate	(0.85)%
Advisor Managed Portfolio - Moderate Growth	(1.04)%
Advisor Managed Portfolio - Growth	(0.86)%
Advisor Managed Portfolio - Aggressive	(0.73)%
American Funds International	(5.24)%
Delaware VIP Int’l Value Equity Series	(0.80)%
Deutsche VIP Small Cap Index	8.82%
Fidelity VIP Contrafund	2.23%
Fidelity VIP Index 500	3.80%
Fidelity VIP Govt Money Market	0.06%
Fidelity VIP Mid Cap	4.74%
Invesco V.I. International Growth	(3.52)%
Invesco V.I. American Value Mid Cap Value	6.96%
Janus Aspen Enterprise Portfolio	0.29%
LVIP Baron Growth Opportunities	0.39%
Mainstay VP High Yield Corporate Bond	1.43%
MFS VIT Value Series	4.48%
Morgan Stanley UIF Emerging Market Debt	(4.06)%
PIMCO VIT Real Return Bond	(2.27)%
PIMCO VIT Total Return Bond	(2.57)%
SCI General Account Fund	0.75%
T. Rowe Price Limited-Term Bond	(0.49)%
T. Rowe Price Blue Chip Growth	(0.39)%
A participant may generally elect to receive distribution at termination in a lump sum or in installments of up to five to fifteen years. With regard to the participant’s contributions, the participant may schedule other distribution dates. For death, disability, or change of control of the Company, the participant is entitled to a lump sum payment within 60 days.

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EXECUTIVE COMPENSATION TABLES

Executive Employment Agreements
Current Named Executive Officers
The Company has employment agreements with the Named Executive Officers. These agreements have current terms expiring December 31, 2017. Annually, the Company may extend each agreement for an additional year unless notice of nonrenewal is given by either party. If such notice of nonrenewal is given by the Company or if notice is not given of the Company’s decision to authorize renewal, the employment agreement will not be extended.
These agreements provide for base salaries, that may be increased by the Compensation Committee in its sole discretion, and the right to participate in bonus and other compensation and benefit arrangements. As of March 13, 2017, the base salaries for Messrs. Ryan, Webb, Tanzberger, Waring, and Waltrip were $1,200,000, $750,000, $600,000, $570,000, and $952,000, respectively.
Pursuant to the agreements, in the event of termination of employment due to the executive’s voluntary termination, the executive will be entitled to receive (i) salary earned to the date of termination and (ii) any incentive compensation that had been determined by the Compensation Committee but not yet paid. In the event of termination of employment due to disability or death, the executive or his estate will be entitled to receive (i) his salary through the end of his employment term, (ii) a pro rata portion (based on the portion of the year elapsed at the date of termination) of the annual performance-based incentive bonus the executive would have received if he had remained an employee through his employment term (“Pro Rated Bonus”), and (iii) continuation of health benefits for eighteen months. In the event of termination by the Company without cause, the executive will be entitled to receive (i) bi-weekly salary continuation payments based on his rate of salary for two years, (ii) Pro Rated Bonus and (iii) continuation of health benefits for eighteen months. In the event of termination by the Company for cause, the executive will not be entitled to any further payments under the employment agreement. “Cause” includes conviction of a crime involving moral turpitude, failure to follow Company policy or directives, willful and persistent failure to attend to his duties, gross negligence or willful misconduct, and violation of his obligations under the employment agreement.
In the event of a change of control of the Company (as defined below) and the subsequent termination of the executive without cause or voluntary termination by the executive for good reason (as defined below) during the period commencing sixty days prior to the change of control and ending two years following the change of control, the executive will be entitled to the following:

● A lump sum equal to three times the sum of the executive’s annual salary and target annual performance-based incentive bonus (“Target Bonus”).

● An amount equal to his target annual performance-based incentive bonus, prorated to the date of the change of control (“Partial Bonus”).

● Continuation of health benefits for eighteen months.
“Good Reason” means relocation of the executive by more than 50 miles, reduction in responsibilities, reduction in base salary or bonus or other compensation programs, or reduction in the executive’s aggregate benefits.
In 2010, the Company amended the employment agreements to eliminate any obligations to pay tax gross-up in the event of a change of control of the Company.
Upon termination of his employment, each executive (other than Mr. R.L. Waltrip) will be subject, at the Company’s option, to a non-competition obligation for a period of one year, which the Company may extend for one additional year. If the Company elects to have the non-competition provisions apply, the Company will make payments to the executive during the non-competition period at a rate equal to his base salary at the time of termination, unless such termination was for cause or the executive terminates his employment (other than within twenty-four months after a change of control for certain specified reasons), in which case the executive will be bound by the non-competition provisions without the Company making the corresponding payments.
With regard to Mr. R.L. Waltrip, his employment agreement provides that he will be subject to a 10-year non-competition obligation. However, SCI will not be required to make any further payments to Mr. Waltrip for the non-competition obligation.

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EXECUTIVE COMPENSATION TABLES

Change of Control
Under the employment agreements, a change in control would include any of the following:
● Any individual, entity, or group acquires 20% or more of our common stock or voting securities (excluding certain acquisitions involving SCI or an SCI benefit plan or certain reorganization, merger, or consolidation transactions);

● Our incumbent Directors cease to constitute a majority of our Directors (our incumbent Directors include persons nominated by the existing Board or Executive Committee);

● Consummation of certain reorganizations, mergers, consolidations, or sales of substantially all assets of SCI; or

● Our shareholders approve certain liquidations or dissolution of SCI.

However, such a reorganization, merger, consolidation, or sale of assets would not constitute a change of control if:
(1) More than 60% of the surviving corporation’s common stock and voting shares is owned by our shareholders (in the same proportion that our shareholders owned shares in SCI before the transaction);

(2) No person (excluding SCI, any benefit plan of SCI or the surviving corporation, and a person owning 20% of SCI common stock or voting securities before the transaction) owns 20% or more of the common stock or voting shares of the surviving corporation; and

(3) A majority of the surviving corporation’s Board members were incumbent SCI Directors when the transaction agreement was executed.

Equity compensation will fully vest after a change in control occurs, whereas cash-related compensation requires employment termination to receive any actual payment.

Potential Payments Upon Termination

The Company has entered into certain agreements and maintains certain plans that will require the Company to provide compensation to Named Executive Officers in the event of a termination of employment. The amount of compensation payable to each Named Executive Officer in each situation is listed in the tables below. In addition, each Named Executive Officer will be entitled to receive his benefits described in the preceding tables titled “Pension Benefits” and “Nonqualified Deferred Compensation in 2016.”
Executive Payments and Benefits Upon Termination as of 12/31/16

		Voluntary Termination	Involuntary Not for Cause Termination	Disability	Death	Change of Control Involuntary or Good Reason Termination
Thomas L. Ryan	Salary and Bonus	$—	$4,092,396	$2,892,396	$2,892,396	$9,360,000
	Long-Term Incentives	—	17,302,687	17,302,687	17,302,687	18,134,287
	Other Benefits	—	4,969,752	4,936,669	11,936,669	4,969,752
	Total	—	26,364,835	25,131,752	32,131,752	32,464,039
Michael R. Webb	Salary and Bonus		2,381,456	1,631,456	1,631,456	5,250,000
	Long-Term Incentives	7,212,477	7,212,477	7,212,477	7,212,477	7,533,997
	Other Benefits	2,118,070	2,145,800	2,118,070	6,718,070	2,145,800
	Total	9,330,547	11,739,733	10,962,003	15,562,003	14,929,797
Eric D. Tanzberger	Salary and Bonus	—	1,617,121	1,067,121	1,067,121	3,410,000
	Long-Term Incentives	—	4,025,799	4,025,799	4,025,799	4,216,399
	Other Benefits	—	1,239,040	1,205,957	3,955,957	1,239,040
	Total	—	6,881,960	6,298,877	9,048,877	8,865,439
Sumner J. Waring, III	Salary and Bonus	—	1,617,121	1,067,121	1,067,121	3,410,000
	Long-Term Incentives	—	3,526,913	3,526,913	3,526,913	3,691,206
	Other Benefits	—	227,316	194,233	2,556,733	227,316
	Total	—	5,371,350	4,788,267	7,150,767	7,328,522
R.L. Waltrip	Salary and Bonus	—	3,022,862	2,070,862	2,070,862	6,664,000
	Long-Term Incentives	2,453,832	2,453,832	2,453,832	2,453,832	2,453,832
	Other Benefits	—	23,206	—	150,000	23,206
	Total	2,453,832	5,499,900	4,524,694	4,674,694	9,141,038

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EXECUTIVE COMPENSATION TABLES

Below is a description of the assumptions that were used in creating the tables above.
Base Salary and Annual Performance-Based Incentive Paid in Cash
The amounts of these elements of compensation are governed by the employment agreements. See “Executive Employment Agreements” above. At December 31, 2016, each of the employment agreements had a term expiring

December 31, 2017. In addition, the meaning of “change of control” as used in the tables is set forth in the employment agreements.
Long-Term Incentives: TSR Performance Units, Stock Options and Restricted Stock
The amounts pertaining to the TSR performance units, stock options, and restricted stock are governed by the terms of their respective awards. See the discussion following the table “Grants of Plan-Based Awards” above. With respect to unvested TSR performance units, restricted stock, and stock options, the tables assume that accelerated vesting for voluntary termination at retirement occurs in the discretion of the Compensation Committee at age 60 with ten years of service or at age 55 with 20 years of service.
As discussed previously, TSR performance units vest 100% upon a change of control and are paid at target. For other terminations (including death, disability, certain retirements, and termination not for cause), the TSR performance units become vested pro rata, but are not paid until after the expiration of their three-year periods. For purposes of the tables above, these pro rata payments are estimated based upon calculations that assume the performance period of each TSR performance unit ended December 31, 2016. Regarding the TSR performance units for the 2014-2016 performance period, the amounts reported in the columns represent the awards actually payable at the end of the three-year performance period and do not represent any adjustments due to termination of employment.
For stock option amounts, the tables provide values for options which would become vested upon a termination event. The values are based upon the difference between the closing market price of SCI stock of $28.40 per share on December 31, 2016, and the actual exercise prices of the options. The amounts of unvested options and their exercise prices are set forth in the table “Outstanding Equity Awards at Fiscal Year-End 2016” herein above.
For restricted stock amounts, the tables provide values for restricted stock which would become vested upon termination events shown in the tables. The values are calculated by multiplying the unvested amounts of restricted stock by $28.40, the closing market price of SCI stock on December 31, 2016. The amounts of unvested restricted stock are set forth in the table “Outstanding Equity Awards at Fiscal Year-End 2016” herein above.
Other Benefits
The tables assume accelerated vesting of the unvested amounts pertaining to each executive’s interest in the Executive Deferred Compensation Plan. For a discussion of vesting, see the discussion following the table “Nonqualified Deferred Compensation in 2016” above.
Under the columns “Involuntary Not for Cause Termination” and “Change of Control: Involuntary or Good Reason Termination”, the tables include the Company’s estimates of the value of post-retirement health benefits. These values are $33,083 annually for each of the executives, except that the values are $23,206 annually for Mr. Waltrip, and $27,730 for Mr. Webb.
The tables include life insurance proceeds under the “Death” column as follows: $7,000,000 for Mr. Ryan, $4,600,000 for Mr. Webb, $2,750,000 for Mr. Tanzberger, $2,362,500 for Mr. Waring, and $150,000 for Mr. Waltrip.

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CERTAIN TRANSACTIONS
In February 2007, the Company adopted a written policy regarding “related person transactions”, which are required to be disclosed under SEC rules. Generally, these are transactions that involve (i) the Company, (ii) a Director, officer, or 5% shareholder, or their family member or affiliates, and (iii) an amount over $120,000. Under the policy, our General Counsel will review any related person transaction with our Nominating and Corporate Governance Committee or its Chairman. Then, the committee or the Chairman will make a determination whether the transaction is consistent with the best interests of the Company and our shareholders. In February 2017, the Nominating and Corporate Governance Committee, reviewed and approved the following reported transactions:

For 2016, SCI paid $221,692 in compensation to Ms. Katherine Buckwalter and her husband, Mr. Bryan Bentley, in their capacities as employees of the Company. Ms. Buckwalter is the daughter of Mr. Alan R. Buckwalter, a Director of the Company. In February 2016, Ms. Buckwalter resigned her position with the Company to pursue career opportunities in banking.
The family of Mr. Sumner J. Waring, III, Senior Vice President Operations, has had a relationship with SCI since 1996, when the family sold its business to SCI. In 2016, the Company leased office space through April 2017 from a company owned by Mr. Waring’s mother and paid rent in the amount of $12,684 in 2016. In February 2017, the Company authorized a twelve-month extension of the lease through April 2018. In addition, Mr. Waring’s mother owns a company that leases funeral homes to the Company under a lease expiring in 2017 for which the Company paid rent of $200,000 in 2016. Also in February 2016, the Company authorized a five-year renewal of the lease.

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Voting Securities and Principal Holders

The table below sets forth information with respect to any person who is known to the Company as of March 13, 2017 to be the beneficial owner of more than five percent of the Company’s Common Stock.

Name and Address of Beneficial Owner	Amount Beneficially Owned		Percent of Class
FMR LLC and Abigail P. Johnson
245 Summer Street
Boston, Massachusetts 02210	17,730,635	(1)	9.3%
BlackRock, Inc.
55 East 52nd Street
New York, NY 10055	15,896,799	(2)	8.3%
The Vanguard Group
100 Vanguard Blvd
Malvern, PA 19355	14,292,576	(3)	7.5%
T. Rowe Price Associates, Inc.
100 E. Pratt Street
Baltimore, MD 21202	10,007,984	(4)	5.2%
(1) Based on a filing made by the named company on February 14, 2017, which reported sole voting power for 5,679,683 shares, shared voting power for no shares, sole investment power for 17,730,635 shares, and shared investment power for no shares.
(2) Based on a filing made by the named company on January 27, 2017, which reported sole voting power for 15,182,672 shares, shared voting power for no shares, sole investment power for 15,896,799 shares, and shared investment power for no shares.
(3) Based on a filing made by the named company on February 13, 2017, which reported sole voting power for 110,288 shares, shared voting power for 22,987 shares, sole investment power for 14,168,801 shares, and shared investment power for 123,775 shares.
(4) Based on a filing made by the named company on February 7, 2017, which reported sole voting power for 2,236,689 shares, shared voting power for no shares, sole investment power for 10,007,984 shares, and shared investment power for no shares.

The table below sets forth, as of March 13, 2017, the amount of the Company’s Common Stock beneficially owned by each Named Executive Officer, each Director and nominee for Director, and all Directors and executive officers as a group, based upon information obtained from such persons. Securities reported as beneficially owned include those for which the persons listed have sole voting and investment power, unless otherwise noted.

Name of Individual or Group	Shares Owned		Right to Acquire Ownership Under Options Exercisable Within 60 Days	Total	Percent of Class
Thomas L. Ryan	1,595,309		2,352,333	3,947,642	2.0%
Michael R. Webb	723,853		1,182,666	1,906,519	1.0%
Eric D. Tanzberger	201,354		405,966	607,320	*
Sumner J. Waring, III	333,994		273,965	607,959	*
R. L. Waltrip	1,745,059	(1)	—	1,745,059	*
Alan R. Buckwalter	109,343		—	109,343	*
Anthony L. Coelho	77,517		—	77,517	*
Victor L. Lund	203,751		—	203,751	*
John W. Mecom, Jr.	116,000		—	116,000	*
Clifton H. Morris, Jr.	198,782	(2)	—	198,782	*
Ellen Ochoa	20,477		—	20,477	*
W. Blair Waltrip	1,628,828	(3)	—	1,628,828	*
Marcus A. Watts	66,600		—	66,600	*
Edward E. Williams	164,932		—	164,932	*
Executive Officers and Directors as a Group (17 persons)	7,007,490		4,947,262	11,954,752	6.2%
* Less than one percent
(1) Includes 468,384 shares held in trusts under which Mr. R. L. Waltrip’s three children, as trustees, share voting and investment powers; Mr. R.L. Waltrip disclaims beneficial ownership of such shares. These shares are also included in the shares owned by Mr. W. Blair Waltrip. See footnote (4). Also includes 460,133 shares held by trusts of which Mr. R. L. Waltrip is the trustee having sole voting and investment powers.
(2) Includes 4,034 shares owned by Mr. Morris’ wife. Mr. Morris disclaims beneficial ownership of such shares.
(3) Includes 468,384 shares held in trusts under which Mr. W. Blair Waltrip, his brother, and his sister are trustees and have shared voting and investment power and for which Mr. W. Blair Waltrip disclaims 2/3 beneficial ownership. Also includes 85,431 shares held by other family members or trusts, of which shares Mr. W. Blair Waltrip disclaims beneficial ownership. Of the shares attributable to the trusts, 468,384 shares are also included in the shares owned by Mr. R. L. Waltrip. See footnote (1). Also includes 59,400 shares held by a charitable foundation of which Mr. W. Blair Waltrip is President.

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PROPOSAL ON FREQUENCY OF "SAY-ON-PAY"

PROPOSAL 4
Pursuant to SEC rules, we are including this proposal to enable our shareholders to indicate how frequently we should seek an advisory vote on the compensation of our Named Executive Officers. By voting on this proposal, shareholders may indicate whether they would prefer an advisory vote on Named Executive Officers compensation once every one, two, or three years, or they may abstain from voting.
The proxy card provides shareholders with the opportunity to choose among four options (holding the vote every one, two, or three years, or abstaining). The optimal frequency of vote will be based on a judgment about the relative benefits of each of the options. There have been diverging views expressed on this question and the Board believes there is a reasonable basis for each of the options. Some shareholders may determine that the two-year or three-year option is appropriate since our compensation program is structured to support long-term performance. Some shareholders may believe an annual vote is appropriate to allow more prompt reaction to our compensation policies.

Our Board recommends that shareholders vote for the option of every “one year” as the frequency to vote on Named Executive Officer compensation. An annual advisory vote will enable shareholders to provide direct input to the Company regarding its compensation philosophy, policies, and practices as disclosed in the proxy statement each year. However, since each option is reasonable, our Board intends to adopt the option that receives the most votes of our shareholders.

The Board of Directors recommends a vote of "EVERY ONE YEAR" on this proposal.

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PROPOSAL 5: APPROVAL OF THE AMENDED AND RESTATED 2016 EQUITY INCENTIVE PLAN

APPROVAL OF THE AMENDED AND RESTATED 2016 EQUITY INCENTIVE PLAN

PROPOSAL 5

The Board of Directors of the Company has adopted amendments to the 2016 Equity Incentive Plan, to be effective August 1, 2017 and, subject to approval by shareholders, amended and restated the 2016 Equity Incentive Plan (as amended, the “2016 Plan”), to:

(1)	explicitly allow non-employee directors to be eligible participants thereunder,

(2)
add provisions giving non-employee directors the right to receive shares of common stock under the 2016 Plan and to set a maximum limit of $300,000 on the value of the annual equity retainer award that may be issued to each non-employee director, and,

(3)
increase the shares available for issuance under the 2016 Plan by approximately 410,000 shares (representing the deferred shares plus the net remaining shares available under the Service Corporation International Amended and Restated Director Fee Plan).

In May 2011, the Company adopted the Service Corporation International Amended and Restated Director Fee Plan (the “Director Plan”) under which equity based compensation awards are made to the non-employee members of the Company’s Board of Directors. On February 8, 2017, the Company decided to combine the Director Plan with and into the Plan, and as a result of this consolidation, to amend and restate the 2016 Plan. As a result of the amendment and restatement of the 2016 Plan, the Company intends to transfer its obligations under the Director Plan to the 2016 Plan. As of August 1, 2017, the Company is obligated to deliver an estimated 345,000 director deferred shares under the Director Plan. Approximately 65,000 shares will be assumed by the 2016 Plan to satisfy future director equity awards under the 2016 Plan. The Company believes that granting equity awards to non-employee directors under the 2016 Plan will simplify the Company’s administrative obligations by allowing grants of equity awards to both non-employee directors and employees to be administered through one plan.

The Board of Directors is also asking the shareholders to re-approve the 2016 Plan for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), in order to permit certain awards that may be granted in the future under the 2016 Plan to qualify as performance based compensation that is exempt from the $1 million deduction limit under Section 162(m) of the Code.

Approval of this proposal is subject to the approval of a majority of the holders of shares of the Company’s common stock present in person or represented by proxy and entitled to vote at the Annual Meeting. THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE PROPOSAL TO AMEND THE 2016 PLAN.

The following description of the 2016 Plan, as proposed to be amended by this proposal, is qualified in its entirety by reference to the full text of the 2016 Plan, as proposed to be amended by this proposal, which is attached to this Proxy Statement as Annex C.

Description of the 2016 Plan

Purpose

The purpose of the 2016 Plan is to provide a means whereby certain key employees of the Company and its affiliates may develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to remain with, and devote their best efforts to, the business of the Company, thereby advancing the interests of the Company and its shareholders. The Company believes that the possibility of participation in the 2016 Plan through (i) receipt of Stock Options, (ii) the grant of Bonus Awards, (iii) the award of Restricted Stock Awards, (iv) the grant of Restricted Stock Units, (v) the grant of Stock Equivalent Units, (vi) the grant of Performance Grants, and (vii) the receipt of SARs (we collectively refer to Stock Options, Bonus Awards, Restricted Stock Awards, Restricted Stock Units, Stock Equivalent Units, Performance Grants and SARs as “Awards”), will provide key employees an incentive to perform more effectively and will assist the Company in obtaining and retaining people of outstanding training and ability. In addition, effective August 1, 2017, non-employee directors of the Company will be eligible to receive certain Awards under the 2016 Plan.

Term

The 2016 Plan became effective on May 11, 2016. No further awards may be granted under the 2016 Plan after May 11, 2026, which is ten (10) years after the 2016 Plan’s effective date, and the 2016 Plan will terminate thereafter once all awards have been satisfied, exercised or expire.

Administration

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PROPOSAL 5: APPROVAL OF THE AMENDED AND RESTATED 2016 EQUITY INCENTIVE PLAN

The 2016 Plan is administered by the Compensation Committee of the Board of Directors (the “Committee”). The Committee is comprised solely of at least two members who are both Disinterested Persons and Outside Directors (each as defined in the 2016 Plan). Except pursuant to provisions pertaining solely to Director Awards (which shall be administered by the full Board of Directors), no member of the Committee is eligible to participate in the 2016 Plan. All questions of interpretation and application of the 2016 Plan and Awards shall be determined by the Committee.

The Committee has full authority, subject to the terms of the 2016 Plan, to establish rules and regulations for the proper administration of the 2016 Plan, to select the employees to whom awards are granted, and to set the date of grant, the type of award that shall be made and the other terms of the awards. When granting awards, the Committee will consider such factors as an individual’s duties and present and potential contributions to our success and such other factors as the Committee may in its discretion deem relevant.

Participation

Participation in the 2016 Plan is limited to key employees (“Employees”) selected by the Committee, and commencing on August 1, 2017, non-employee members of the board of directors of the Company (“Directors”). The Company estimates approximately 100 Employees and nine (9) Directors are eligible to participate in the 2016 Plan. To the extent provisions summarized in this Description of the 2016 Plan solely refer to Employees, such provisions should be read for purposes of Awards granted to Directors, as also referring to Directors.

Shares of Stock Available For Awards

As of March 13, 2017, under the 2016 Plan, an aggregate of 2,990,742 shares of Common Stock (i) have been issued under or in payment of Awards or (ii) are available for issuance under or in payment of Awards that have been made, leaving 10,009,258 shares of Common Stock currently available for use by the Company in making Awards. The shares may be treasury shares or authorized but unissued shares of the Company. On March 13, 2017, the closing price of the Common Stock on the New York Stock Exchange was $30.84 per share.

In connection with the granting of a Stock Option or SAR, the number of shares of Common Stock available for issuance under the 2016 Plan shall be reduced by the number of shares of Common Stock in respect of which the Stock Option or SAR is granted or denominated. In connection with the granting of an Award that is not a Stock Option or SAR, the number of shares of Common Stock available for issuance under the 2016 Plan shall be reduced by a number of shares of Common Stock equal to the product of (i) the number of shares of Common Stock in respect of which the Award is granted and (ii) 1.5. However, Awards that by their terms do not permit settlement in shares of Common Stock shall not reduce the number of shares of Common Stock available for issuance under the 2016 Plan.

Any shares of Common Stock that are tendered by a Participant or withheld as full or partial payment of withholding or other taxes or as payment for the exercise or conversion price of an Award under the 2016 Plan shall not be added back to the number of shares of Common Stock available for issuance under the 2016 Plan.

Whenever any outstanding Stock Option or other Award (or portion thereof) expires, is cancelled or forfeited or is otherwise terminated for any reason without having been exercised or payment having been made in the form of shares of Common Stock, the number of shares of Common Stock available for issuance under the 2016 Plan shall be increased by the number of shares of Common Stock allocable under the 2016 Plan to the expired, forfeited, cancelled or otherwise terminated Stock Option or other Award (or portion thereof). To the extent that any Award is forfeited, or any Stock Option or SAR terminates, expires or lapses without being exercised, the shares of Common Stock allocable under the 2016 Plan to such Awards will not be counted as shares delivered under the 2016 Plan. Any calculation of the number of shares which become available for issuance under the 2016 Plan based on the forgoing sentences shall reflect the share adjustment described above.

Shares of Common Stock delivered under the 2016 Plan in settlement of an Award issued or made (i) upon the assumption, substitution, conversion or replacement of outstanding awards under a plan or arrangement of an acquired entity or (ii) as a post-transaction grant under such a plan or arrangement of an acquired entity shall not reduce or be counted against the maximum number of shares of Common Stock available for delivery under the 2016 Plan, to the extent that an exemption from the stockholder approval requirements for equity compensation plans applies under the rules or listing standards of the principal national securities exchange on which the Common Stock is listed.

Awards valued by reference to Common Stock that may be settled in equivalent cash value will count as shares of Common Stock delivered to the same extent as if the Award were settled in shares of Common Stock.

The maximum number of shares of Common Stock that may be subject to Stock Options, Restricted Stock Awards, Stock Equivalent Unit awards, SARs, and Performance Grants denominated in shares of Common Stock granted to any one individual during any calendar year may not exceed 2,000,000 shares of Common Stock.

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PROPOSAL 5: APPROVAL OF THE AMENDED AND RESTATED 2016 EQUITY INCENTIVE PLAN

The 2016 Plan provides that the number of shares subject thereto and shares covered by Awards outstanding shall be equitably adjusted in the event of stock dividends, stock splits, or other capital adjustments before delivery by the Company of all shares subject to the 2016 Plan.

The Committee shall have the authority to adjust the performance goals (either up or down) and the level of the Performance Grant that a participant may earn under the 2016 Plan, to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs, and (v) items of an unusual nature or of infrequency of occurrence or non-recurring items which we reported in the Company’s income statement in the Company’s annual report to shareholders for the applicable year.

Compensation Deduction Limitation

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), generally limits to $1,000,000 per year per employee the tax deduction available to public companies for certain compensation paid to designated executives (“covered employees”). These covered employees include the Chief Executive Officer and the next three highest compensated officers of the Company.

Section 162(m)(4)(C) of the Code provides an exception from this deduction limitation for certain “performance-based compensation” if specified requirements are satisfied, including: (i) the establishment by a compensation committee comprised of outside directors of performance goals which must be met for the additional compensation to be earned, (ii) the approval of the material terms of the performance goals by the shareholders after adequate disclosure, and (iii) the certification by the compensation committee that the performance goals have been met. The 2016 Plan is designed to satisfy these statutory requirements for Incentive Options and Nonqualified Options, Bonus Awards and Performance Grants. Therefore, if the 2016 Plan is approved by shareholders, the Company anticipates being entitled to deduct an amount equal to the ordinary income reportable by each optionee on exercise of a Nonqualified Option, the early disposition of shares of stock acquired by exercise of an Incentive Option, and the payment of Bonus Awards or Performance Grants in Common Stock or in cash.

Stock Options

The Committee may designate a Stock Option as an Incentive Option or as a Nonqualified Option. The terms of each Stock Option shall be set out in a written Award Agreement which incorporates the terms of the 2016 Plan.

A Stock Option’s grant price may not be less than the greater of (i) 100% of the Fair Market Value of the Common Stock on the date of grant or (ii) the per share value of the Common Stock on the date of the grant and may not be exercisable after 10 years from the date of grant. Except for adjustments for certain changes in our common stock, the Committee may not, without the approval of our stockholders, amend any outstanding Option award agreement that evidences an Option grant to lower the Option exercise price or to cancel, exchange, substitute, buyout or surrender outstanding Options in exchange for cash, other awards or Options with an exercise price that is less than the exercise price of the original Options.

If an Incentive Option is granted to an employee who then owns, directly or by attribution under the Code, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or a subsidiary, then the term of the option will not exceed five years, and the option price will be at least 110% of the fair market value of the shares on the date that the option is granted.

Stock Options may be exercisable by written notice of exercise and payment of the grant price in cash, or in previously owned shares of Common Stock or an attestation to ownership thereof valued at Fair Market Value on the date of exercise, or in any other form of payment acceptable to the Committee. Special rules apply which limit the time of exercise of an Incentive Option following an Employee’s termination of employment. The Committee may impose restrictions on the exercise of any Stock Option. In the event of a “Change of Control” (as defined in the 2016 Plan), all Stock Options or SARs shall remain exercisable until the expiration of the remaining term of such Stock Option or SAR.

Subject to the limitations described above under the section “Shares Available for Awards,” the number of shares for which an Option is granted to an employee or director will be determined by the Committee.

The status of each Option granted to an employee as either an Incentive Option or a Nonqualified Option will be designated by the Committee at the time of grant. If, however, the aggregate fair market value (determined as of the date of grant) of shares with respect to which Incentive Options become exercisable for the first time by an employee exceeds $100,000 in any calendar year, the options with respect to the excess shares will be Nonqualified Options.

The Option price upon exercise may, at the discretion of the Committee, be paid by an employee in cash, other shares of common stock owned by the employee or by a combination of cash and common stock. Additionally,

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Stock Appreciation Rights, as described further below under the section “Stock Appreciation Rights,” may be granted to employees in conjunction with Options granted under the 2016 Plan. The 2016 Plan also allows the Committee, in its discretion, to establish procedures pursuant to which an employee may affect a cashless exercise of an Option. All Options will be evidenced by a written agreement containing provisions consistent with the 2016 Plan. The agreements will include details about the effect of termination of employment on the exercisability of the Option, any vesting or performance periods applicable to the Option and such other provisions as the Committee deems appropriate. The Committee generally has the discretion to amend outstanding Option award agreements.

An Incentive Option is not transferable other than by will or the laws of descent and distribution, and may be exercised during the employee’s lifetime only by the employee or his or her guardian or legal representative. A Nonqualified Option is not transferable other than by will or the laws of descent and distribution, pursuant to a qualified domestic relations order or with the consent of Committee.

Bonus Awards

The Committee may designate certain Employees who become eligible to earn a Bonus Award if certain pre-established performance goals are satisfied. In determining which Employees shall be eligible for a Bonus Award, the Committee will consider the nature of the Employee’s duties, past and potential contributions to the success of the Company and its affiliates, and such other factors as the Committee deems relevant in connection with accomplishing the purposes of the 2016 Plan.

The Committee shall determine the terms of a Bonus Award, if any, for each measurement period selected by the Committee, which shall not be greater than one year. The performance goals determined by the Committee may include, but are not limited to, increases in the following measures of performance: net profits, operating income, stock price, earnings per share, sales and/or return on equity. Before any Bonus Award may be paid, the Committee must certify in writing that the performance goal has been satisfied. The maximum amount of any Bonus Award payable to any one Employee in a single measurement period shall not exceed $15,000,000; and the maximum amount of any Bonus Awards payable to any one Employee in any calendar year shall not exceed $15,000,000. The Committee retains the discretion to make downward adjustments to Bonus Awards otherwise payable if the performance goal is attained.

The Committee intends to establish performance goals in accordance with Section 162(m) of the Code to enable the

Company to deduct in full the total payment of any Bonus Award as “performance-based compensation.”

Performance Grants

The Committee may designate certain Employees to become eligible to receive a Performance Grant if certain pre-established performance goals are satisfied. In determining which Employees shall be eligible for a Performance Grant, the Committee will consider the nature of the Employee’s duties, past and potential contributions to the success of the Company and its affiliates, and such other factors as the Committee deems relevant in connection with accomplishing the purposes of the 2016 Plan.

The Committee shall determine the terms of a Performance Grant, if any, for each performance cycle. The performance goals determined by the Committee are limited to the following: (i) revenue and income measures (which include revenue, return or revenue growth, gross margin, income from operations, net income, net sales, earnings per share, earnings before interest, taxes, depreciation and amortization (“EBIDTA”), achievement of profit, economic value added (“EVA”), and price per share of Common Stock); (ii) expense measures (which include costs of goods sold, selling, loss or expense ratio, general and administrative expenses and overhead costs); (iii) operating measures (which include productivity, operating income, operating earnings, cash flow, funds from operations, cash from operations, after-tax operating income, market share, expenses, margins, operating efficiency); cash flow measures (which include net cash flow from operating activities and net cash flow before financing activities) and sales measures (which include customer satisfaction, sales of services, sales production, sales of funeral or cemetery merchandise or services in advance of need or at the time of need); (iv) liquidity measures (which include earnings before or after the effect of certain items such as interest, taxes, depreciation and amortization, and free cash flow); (v) leverage measures (which include debt-to-equity ratio and net debt); (vi) market measures (which include market share, stock price, growth measure, total stockholder return and market capitalization measures); (vii) return measures (which include book value, return on capital, return on net assets, return on stockholders’ equity; return on assets; stockholder returns, and which may be risk-adjusted); (viii) corporate value and sustainability measures which may be objectively determined (which include compliance, safety, environmental and personnel matters); and (ix) other measures such as those relating to acquisitions or dispositions (which include proceeds from dispositions), any of which may be adjusted or measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. Before any Performance Grant may be paid, the Committee must certify in writing that the performance goal has been

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PROPOSAL 5: APPROVAL OF THE AMENDED AND RESTATED 2016 EQUITY INCENTIVE PLAN

satisfied. The maximum amount of any Performance Grant payable to any Employee during a performance cycle may not exceed $15,000,000. The Committee retains the discretion to make downward adjustments to Performance Grants otherwise payable if the performance goal is attained.

The Committee intends to establish performance goals in accordance with Section 162(m) of the Code to enable the Company to deduct in full the total payment of any Performance Grant as “performance-based compensation.”

Restricted Stock Awards

The Committee may grant Restricted Stock Awards to certain Employees of the Company. In determining which Employees shall be eligible for a Restricted Stock Award, the Committee will consider the nature of the Employee’s duties, past and potential contributions to the success of the Company and its affiliates, and such other factors as the Committee deems relevant in connection with accomplishing the purposes of the 2016 Plan.

The Committee shall determine the conditions and restrictions of a Restricted Stock Award, including forfeiture restrictions, forfeiture restriction periods, and performance criteria, if any, with respect to the Restricted Stock Award.

Restricted Stock Units

The Committee may grant Restricted Stock Units to certain Employees of the Company. In determining which Employees shall be eligible for an award of Restricted Stock Units, the Committee will consider the nature of the Employee’s duties, past and potential contributions to the success of the Company and its affiliates, and such other factors as the Committee deems relevant in connection with accomplishing the purposes of the 2016 Plan.

The Committee shall determine the conditions and restrictions of an award of Restricted Stock Units, including the number of units, the terms of redemption, and the performance criteria, if any.

Stock Equivalent Units

The Committee may grant Stock Equivalent Units to certain Employees of the Company. In determining which Employees shall be eligible for an award of Stock Equivalent Units, the Committee will consider the nature of the Employee’s duties, past and potential contributions to the success of the Company and its affiliates, and such other factors as the Committee deems relevant in connection with accomplishing the purposes of the 2016 Plan.

The Committee shall determine the conditions and restrictions of an award of Stock Equivalent Units, including the number of units, the terms of redemption, and the performance criteria, if any.

SARs

A Stock Appreciation Right or SAR award will entitle an employee to receive, upon the exercise of the Stock Appreciation Right, shares of common stock (valued based on the fair market value at the time of exercise), cash or a combination thereof, in the Committee’s discretion, in an amount equal to the excess of the fair market value of the common stock subject to the Stock Appreciation Right as of the date of the exercise over the purchase price of the Stock Appreciation Right. If granted in tandem with an Option, the exercise of a Stock Appreciation Right will result in the surrender of the related Option, and unless otherwise provided by the Committee, the exercise of an Option will result in the surrender of a related Stock Appreciation Right, if any. Further, if a Stock Appreciation Right is not granted in tandem with an Option, subject to certain adjustments for recapitalizations and reorganization events, the exercise price of the Stock Appreciation Right will not be less than the fair market value of a share of common stock on the date the Stock Appreciation Right is granted.

The Committee may establish the term of a Stock Appreciation Right, but in no event may a Stock Appreciation Right be exercisable after ten years from the date of grant. If granted in tandem with an Option, a Stock Appreciation Right will expire no later than the related Option’s expiration date. If neither the Stock Appreciation Right nor the related Option is exercised before the end of the day on which the right ceases to be exercisable, the right will be deemed to have been exercised as of that date, and payment will be made to the holder in cash.

Except for adjustments for certain changes in the common stock, the Committee may not, without the approval of our stockholders, amend any outstanding Stock Appreciation Right award agreement that evidences a Stock Appreciation Right grant to lower the Stock Appreciation Right exercise price or to cancel, exchange, substitute, buyout or surrender outstanding Stock Appreciation Rights in exchange for cash, other awards or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Stock Appreciation Right.

The Committee may establish other terms and conditions for Stock Appreciation Rights under the 2016 Plan, which will be set forth in an award agreement.

Limits on Transferability

Except as set forth above, the Awards granted under the 2016 Plan will not be transferable by Employees, except by

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PROPOSAL 5: APPROVAL OF THE AMENDED AND RESTATED 2016 EQUITY INCENTIVE PLAN

will or under the laws of descent and distribution, and will be exercisable only during the Employee’s lifetime by the Employee. The Committee may grant Awards transferable, without payment of consideration, to “immediate family members” (as defined in the 2016 Plan) of the Employee.

Recapitalization, Reorganization, Change of Control and Other Adjustments

Adjustment upon a Change in Capitalization. If we effect a subdivision or consolidation of our shares of common stock or the payment of a stock dividend on its common stock without receiving any consideration, the number of shares of common stock for an un-expired award will be adjusted accordingly. If the capitalization event increases the number of outstanding shares, the number of shares of common stock for the un-expired award will be increased proportionately, and the purchase price per share will be reduced proportionately. Similarly, if the capitalization event decreases the number of outstanding shares, the number of shares of common stock for the un-expired award will be decreased proportionately, and the purchase price per share will be increased proportionately. In the event we recapitalize, reclassify our capital stock or otherwise changes its capital structure, or a recapitalization, the number and class of shares of common stock under an un-expired award will also be adjusted appropriately to account for the recapitalization.

Adjustment upon a Change of Control. The 2016 Plan provides that, if a Change of Control (as defined in the 2016 Plan) occurs, then unless otherwise provided in an individual award agreement, the following shall occur:

•
If an employee is employed by the Company on the date the Change of Control occurs and his or her employment is, within the twenty-four (24) month period commencing on the effective date of such Change of Control, involuntarily terminated, then immediately prior to such termination (i) each Award granted under this Plan to the employee shall become immediately vested and fully exercisable and any restrictions applicable to the Award shall lapse, and (ii) if the Award is an Option or SAR, the Award shall remain exercisable until the expiration of the remaining term of the Award;

•
If any Award is a Performance Grant, then each of the Performance Criteria shall be deemed to be satisfied at the target payment level as of the date the Change of Control occurs. If the Performance Grant requires continued service with the Company through a designated vesting date, then such Award shall be treated in the same manner as a Restricted Stock Unit award and the Performance Grant shall be paid at the target payment level on the date or dates, as applicable, such Award becomes vested. If the Performance Grant does not require continued service with the Corporation through a designated vesting date, then such Award shall be vested and settled by the Company on the date of the Change of Control.

Other Adjustments. In the event of changes in the outstanding common stock by reason of recapitalizations, reorganizations, mergers, consolidations, combinations, split-ups, split-offs, spin-offs, exchanges or other relevant changes in capitalization or distributions to the holders of common stock occurring after an award is granted, the award (and any agreement evidencing the award) will be subject to adjustment by the Committee in its discretion, including the number and price of shares of common stock or other consideration subject to the award. In the event of such a change in the outstanding common stock or distribution to the holders of common stock, or upon other recapitalization or reorganization events as described in the 2016 Plan, the aggregate number of shares available under the 2016 Plan and the maximum number of shares that may be subject to awards granted to any one individual may be appropriately adjusted to the extent determined necessary by the Committee.

Amendment or Termination of 2016 Plan

The Board of Directors of the Company may amend, terminate or suspend the 2016 Plan at any time, in its sole and absolute discretion; provided, however, to the extent required under applicable stock exchange rules or other applicable rules or regulations, no amendment or modification shall be made to the 2016 Plan without the approval of the Company’s shareholders. To the extent required to maintain the status of any Incentive Option under the Code, no amendment that would (a) change the aggregate number of shares of Common Stock which may be issued under Incentive Options, (b) change the class of Employees eligible to receive Incentive Options, or (c) decrease the grant price for Stock Options or SARS below the Fair Market Value of the Common Stock at the time it is granted, shall be made without the approval of the Company’s shareholders.

Director Awards

Director Fee Payments. The Company will award shares of stock to each Director at the time of the annual shareholders meeting representing the annual director equity retainer. The number of shares representing the annual director equity retainer may be established from time to time by the Board. The annual director equity retainer shall be payable to each Director for service as a director from May 1 of any year through April 30 of the following year.

The annual director equity retainer shall be paid on the day of the annual shareholders meeting (the “Payment Date”).

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PROPOSAL 5: APPROVAL OF THE AMENDED AND RESTATED 2016 EQUITY INCENTIVE PLAN

The annual director equity retainer shall be paid in the form of shares of Stock unless the Director makes a timely deferral election to have such amounts paid in the form of deferred stock units (“Director Deferred Units”). Each payment of Stock or Director Deferred Units will be fully vested. Prior to December 31 of the calendar year immediately preceding the applicable May 1 - April 30 annual retainer period, each Director shall elect (the “Annual Election”) to have such payment of the annual director equity retainer made in shares of Stock or Director Deferred Units. A newly elected Director shall be permitted to submit an initial deferral election with respect to his or her annual director equity retainer within thirty days of election to the Board; provided, however, that such election shall only apply to awards received after the date it is filed. Failure to elect a deferral of the annual director equity retainer by a Director in any year shall result in the annual director equity retainer being paid in shares of Stock in such year.

If a Director elects to receive payment of the annual director equity retainer in Director Deferred Units, an account or accounts (a “Director’s Unit Account”) will be established with the Company in the name of such director. Such Director’s Unit Account will be credited with the hypothetical number of Director Deferred Units. As of each of the Company’s cash dividend payment dates, each Director’s Unit Account shall be credited with an amount equal to the cash dividends that would be payable on the number of shares of Stock that equals the number of Director Deferred Units in the Director’s Unit Account. The number of Director Deferred Units in a Director’s Unit Account shall be adjusted by the Board in its sole discretion to recognize the effect that otherwise would result from any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, merger, consolidation, spin-off, reorganization, partial or complete liquidation or any other corporate transaction or event having an effect similar to any of the foregoing. “Fair Market Value” on any date shall mean the average of the high and low sale prices of the Stock on the principal securities exchange on which the Stock is listed, or if not so listed, on the principal securities market on which the Stock is traded.

Distribution of a Director’s Unit Account.

Distribution of a director’s account to a Director is intended to begin after termination of service as a Director, whether through retirement or otherwise, unless a Director has indicated in such Director’s Annual Election a specified date for such distribution to occur. If a Director has selected the distribution of the Director’s Unit Account to begin after termination of service as a Director, distributions shall commence on June 15 following termination, unless such distribution is required to be delayed under Section 409A of the Code, in which case such distribution shall commence at the time this statutory delay has expired. In each Annual Election, a Director shall elect the manner of distributions from the Director’s Unit Account for that Annual Election, which election shall be either (a) in a single lump sum payment or (b) in approximately equal annual installments over a period of up to five (5) years. A failure to timely make such election shall result in a single lump sum payment with respect to that Annual Election.

Distributions from a Director’s Unit Account will be made in whole shares of Stock based on the number of shares equal to the whole number of Director Deferred Units credited to the Director’s Unit Account. No fractional shares will be distributed and any account balance remaining after a distribution of Stock will be paid in cash.

Distributions from a Director’s Unit Account shall be made in accordance with the Director’s Annual Elections. A Director may request that the time or manner of distribution selected in previously executed Annual Elections be changed. Any request by a Director to change the time/manner of such previously selected distribution must comply with the following: (i) such election may not take effect until at least twelve (12) months after the date on which this election is made; (ii) the distribution must be deferred for at least five (5) years from the date the distribution otherwise would have been paid; and (iii) such election may not be made less than twelve (12) months before the date the distribution is otherwise scheduled to be paid.

Dividend Equivalent Payments. If a Director Deferred Unit is issued after August 1, 2017, the Director also shall receive a dividend equivalent right with respect to such unit. The Director shall receive payment of such dividend equivalent right at the same time as the associated Director Deferred Unit. For periods on or after August 1, 2017, dividend equivalent payments made with respect to Director Deferred Units issued pursuant to the terms of the Director Plan shall be credited as a cash dividend equivalent payment instead of a stock dividend equivalent payment. Any such cash dividend equivalent payments shall be paid to the Director on the same date as a stock dividend equivalent payment would have been paid for periods prior to August 1, 2017.

Incorporation of Director Plan Awards

Deferred Units under the Director Plan. Any deferred stock unit awards issued under the previously adopted Service Corporation International Amended and Restated Director Fee Plan (the “Director Plan”) on or before August 1, 2017 are incorporated into the 2016 Plan and classified as Director Deferred Units. The Company is obligated to issue one share of Stock under the 2016 Plan with respect to each credited Director Deferred Unit, which shares will be issued pursuant to the same terms and conditions as applied pursuant to the Director Plan and any

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PROPOSAL 5: APPROVAL OF THE AMENDED AND RESTATED 2016 EQUITY INCENTIVE PLAN

elections made by the Director under the Director Plan. Any deferral elections made pursuant to the Director Plan’s terms will be honored for the calendar year ending 2017.

Director Plan Share Pool. The Director Plan’s available pool of Stock, determined as of August 1, 2017, will be incorporated into the 2016 Plan and used solely to satisfy the Company’s obligation to issue shares with respect to (i) Director Deferred Units which were credited to a Director’s Unit Account on August 1, 2017 as a result of the Director Plan merging with and into the 2016 Plan, and (ii) future awards of Stock and/or Director Deferred Units to Directors. Shares of Stock delivered under the Director Plan Share Pool in settlement of an Award will not reduce or be counted against the maximum number of shares of Stock available for delivery under the 2016 Plan. Once the Director Plan share pool is depleted, any Awards or Stock issued to Directors will be made under the 2016 Plan’s general reserve.

Limitations

The aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of the shares of Stock issued to a Director during a calendar year, as determined by the Board, shall not exceed $300,000 per calendar year.

Other Provisions

A Director shall not be deemed for any purpose to be, or have any rights as, a stockholder of the Company with respect to any Common Stock issued under the 2016 Plan until such Director shall have become the holder of record of such Common Stock.

The Board of Directors, in its sole discretion, may make adjustments in the number of Director Deferred Units in a Director’s Unit Account to account for any stock dividend, stock split, or other similar capital adjustment.

Federal Tax Consequences

This general tax discussion is intended for the information of the shareholders of the Company considering how to vote with respect to this proposal and not as tax guidance to employees who receive awards under the 2016 Plan. Different tax rules may apply to specific Employees or Directors who receive awards under the 2016 Plan.

Incentive Stock Options. Incentive Options are subject to special federal income tax treatment. No federal income tax is imposed on an employee upon the grant or the exercise of an Incentive Option if the employee does not dispose of the shares acquired pursuant to the exercise within the two-year period beginning on the date the option was granted or within the one-year period beginning on the date the option was exercised, collectively, the holding period. In such event, we would not be entitled to any deduction for federal income tax purposes in connection with the grant or exercise of the option or the disposition of the shares so acquired. With respect to an Incentive Option, the difference between the fair market value of the stock on the date of exercise and the exercise price must generally be included in the employee’s alternative minimum taxable income for the year in which such exercise occurs. However, if the employee exercises an Incentive Option and disposes of the shares received in the same year and the amount realized is less than the fair market value of the shares on the date of exercise, then the amount included in alternative minimum taxable income will not exceed the amount realized over the adjusted basis of the shares.

Nonqualified Options. As a general rule, no federal income tax is imposed on the employee upon the grant of a Nonqualified Option such as those under the 2016 Plan (whether or not including a Stock Appreciation Right), and we are not entitled to a tax deduction by reason of such grant. Generally, upon the exercise of a Nonqualified Option, the employee will be treated as receiving compensation taxable as ordinary income in the year of exercise in an amount equal to the excess of the fair market value of the shares of stock at the time of exercise over the option price paid for such shares. In the case of the exercise of a Stock Appreciation Right, if the employee receives the appreciation in the Stock Appreciation Right, the cash is compensation income taxable to the employee; if the employee receives the appreciation in the form of stock, the difference between the fair market value of the stock and any amount paid by the employee for the stock is taxable to the employee. Upon the exercise of a Nonqualified Option or a Stock Appreciation Right, and subject to the application of Section 162(m) of the Code as discussed below, we may claim a deduction for compensation paid at the same time and in the same amount as compensation income is recognized by the employee assuming any federal income tax reporting requirements are satisfied.

Upon a subsequent disposition of the shares received upon exercise of a Nonqualified Option or a Stock Appreciation Right, any difference between the fair market value of the shares at the time of exercise and the amount realized on the disposition would be treated as capital gain or loss. If the shares received upon the exercise of an option or a Stock Appreciation Right are transferred to the employee subject to certain restrictions, then the taxable income realized by the employee, unless the employee elects otherwise, and our tax deduction (assuming any federal income tax reporting requirements are satisfied) should be deferred and should be measured at the fair market value of the shares at the time the restrictions lapse. The restriction imposed on officers, directors and 10% stockholders by Section 16(b) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), is such a restriction during the period prescribed thereby if other shares have been

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PROPOSAL 5: APPROVAL OF THE AMENDED AND RESTATED 2016 EQUITY INCENTIVE PLAN

purchased by such an individual within six months of the exercise of a Nonqualified Option or Stock Appreciation Right.

Restricted Stock and Restricted Stock Units. An employee who receives a Restricted Stock Award or a grant of Restricted Stock Units will not realize taxable income at the time of grant, and we will not be entitled to a deduction at that time, assuming that the restrictions constitute a substantial risk of forfeiture for federal income tax purposes. When the risk of forfeiture with respect to the stock subject to the award lapses, the employee will realize ordinary income in an amount equal to the fair market value of the shares of common stock at such time over the amount, if any, paid for the shares, and subject to Section 162(m) of the Code, we will be entitled to a corresponding deduction. All dividends and distributions (or the cash equivalent thereof) with respect to a Restricted Stock Award paid to the employee before the risk of forfeiture lapses will also be compensation income to the employee when paid and, subject to Section 162(m) of the Code, deductible as such by us. Notwithstanding the foregoing, an employee who receives a Restricted Stock Award may elect under Section 83(b) of the Code to be taxed at the time of grant of the Restricted Stock Award based on the fair market value of the shares of common stock on the date of the award, in which case (1) subject to Section 162(m) of the Code, we will be entitled to a deduction at the same time and in the same amount, (2) dividends paid to the employee during the period the forfeiture restrictions apply will be taxable as dividends and will not be deductible by us and (3) there will be no further federal income tax consequences when the risk of forfeiture lapses. Such election must be made not later than thirty days after the grant of the Restricted Stock Award and is irrevocable.

Bonus Awards and Stock Equivalent Units. An employee who has been granted a Bonus Award or a Stock Equivalent Unit award generally will not realize taxable income at the time of grant, and we will not be entitled to a deduction at that time. Whether a Bonus Award or a Stock Equivalent Unit award is paid in cash or shares of common stock, the employee will have taxable compensation, and subject to the application of Section 162(m) of the Code as discussed below, we will have a corresponding deduction. The measure of such income and deduction will be the amount of any cash paid and the fair market value of any shares of common stock either at the time the performance award is paid or at the time any restrictions on the shares (including restrictions under Section 16(b) of the Exchange Act) subsequently lapse, depending on the nature, if any, of the restrictions imposed and whether the individual elects to be taxed without regard to any such restrictions. Any dividend equivalents paid with respect to a Bonus Award or a Stock Equivalent Unit award prior to the actual issuance of shares under the award will be compensation income to the employee and, subject to the application of Section 162

(m) of the Code as discussed below, deductible as such by us.

Stock Awards and Deferred Stock Units. A director who receives a Stock Award will receive taxable income at the time of grant, and we will be entitled to a deduction at that time. A director who receives a Deferred Stock Unit award will receive taxable income at the time shares are delivered to the director with respect to that award and we will be entitled to a deduction at the time such share delivery occurs.

Section 162(m) of the Code. Section 162(m) of the Code precludes a public corporation from taking a deduction for annual compensation in excess of $1 million paid to its chief executive officer or any of its three other highest paid officers. However, compensation that qualifies under Section 162(m) of the Code as “performance-based” is specifically exempt from the deduction limit. Based on Section 162(m) of the Code and the regulations issued thereunder, our ability to deduct compensation income generated in connection with the exercise of Stock Options and Stock Appreciation Rights granted by the Committee under the 2016 Plan should not be limited by Section 162(m) of the Code, provided that the 2016 Plan is approved by stockholders. Further, we believe that compensation income generated in connection with Qualified Performance-Based Awards granted by the Committee under the 2016 Plan should not be limited by Section 162(m) of the Code. The 2016 Plan has been designed to provide flexibility with respect to whether Restricted Stock Awards granted by the Committee will qualify as performance-based compensation under Section 162(m) of the Code and, therefore, be exempt from the deduction limit. Assuming no election is made under Section 83(b) of the Code, if the lapse of the forfeiture restrictions relating to a Restricted Stock Award granted by the Committee is based solely upon the satisfaction of one of the performance criteria set forth in the 2016 Plan, then we believe that the compensation expense deduction relating to such an award should not be limited by Section 162(m) of the Code if the Restricted Stock becomes vested. However, compensation expense deductions relating to Restricted Stock Awards granted by the Committee will be subject to the Section 162(m) deduction limitation if the Restricted Stock becomes vested based upon any other criteria set forth in such award (such as the occurrence of a change of control or vesting based upon continued service with us). If the lapse of the forfeiture restrictions relating to a Stock Unit Award granted by the Committee is based solely upon the satisfaction of one of the performance criteria set forth in the 2016 Plan, then we believe that the compensation expense deduction relating to such an award should not be limited by Section 162(m) of the Code if the Stock Unit becomes vested. However, compensation expense deductions relating to Stock Unit Awards granted by the Committee will be subject to the Section 162(m) deduction limitation if the Restricted Stock Units become

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PROPOSAL 5: APPROVAL OF THE AMENDED AND RESTATED 2016 EQUITY INCENTIVE PLAN

vested based upon any other criteria set forth in such award (such as the occurrence of a change in control or vesting based upon continued service with us).

Section 409A of the Code. Section 409A of the Code generally provides that any non-qualified deferred compensation arrangement which does not meet specific requirements regarding (1) timing of payouts, (2) advance election of deferrals or (3) restrictions on acceleration of payouts will result in immediate taxation of any amounts deferred to the extent not subject to a substantial risk of forfeiture. Failure to comply with Section 409A of the Code may result in the early taxation (plus interest) to the holder of the deferred compensation and the imposition of a 20% penalty on the holder on such deferred amounts included in the holder’s income. In general, to avoid a violation of Section 409A of the Code, nonqualified deferred compensation amounts may only be paid out on a separation from service, disability, death, change-in-control, an unforeseen emergency (other than death) or a specified time (all as defined under Section 409A of the Code). Furthermore, an election to defer compensation must be made in the calendar year prior to performance of services, and any provision for accelerated payout other than for the reasons specified above may cause the amounts deferred to be subject to early taxation and the imposition of the excise tax. Except Awards deferred by non-employee Directors, it is our intention that no Award under the 2016 Plan be “deferred compensation” subject to Section 409A of the Code unless and to the extent that the Committee determines otherwise. The terms and conditions governing any awards that the Committee determines will be subject to Section 409A of the Code will be set forth in an award agreement that will be drafted with the intent to comply with Section 409A of the Code.

The 2016 Plan is not qualified under Section 401(a) of the Code.

The comments set forth in the above paragraphs are only a summary of certain of the United States federal income tax consequences relating to the 2016 Plan. No consideration has been given to the effects of state, local or other tax laws on the 2016 Plan or award recipients.

Inapplicability of ERISA. Based upon current law and published interpretations, we do not believe that the 2016 Plan is subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

Plan Benefits

The Company is not currently able to determine the amount of Awards that will be received in the future by any of the persons eligible to receive an Award under the 2016 Plan.

The Board of Directors recommends a vote "FOR" the approval of the Amended and Restated 2016 Equity Incentive Plan.

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PROPOSAL 6: SHAREHOLDER PROPOSAL TO REQUIRE AN INDEPENDENT CHAIR

SHAREHOLDER PROPOSAL TO REQUIRE AN INDEPENDENT BOARD CHAIRMAN

PROPOSAL 6

The International Brotherhood of Teamsters on behalf of the Teamsters General Fund, 25 Louisiana Avenue, NW, Washington DC 20001, which represents that the Teamsters General Fund is the beneficial owner of 141 shares of common stock, has given notice that it intends to present the following resolution at the annual meeting.
In accordance with proxy regulations, the shareholder proposal and supporting statement presented below appear exactly as submitted. The Company disclaims all responsibility for the content of the proposal and the supporting statement, including sources referenced in the supporting statement.
For the reasons set forth in The Board’s Statement in Opposition, which immediately follows the proposal, our Board of Directors unanimously recommends that stockholders vote AGAINST this proposal.

Resolution Proposed by Shareholder
RESOLVED: Shareholders of Service Corporation International ("SCI" "the Company"), urge the Board of Directors (the "Board") to take the steps necessary to adopt a policy to require that, to the extent feasible, the Chairman of the Board shall be an independent Director who has not previously served as an executive officer of the Company. The policy should be implemented so as not to violate any contractual obligations. The policy should also specify the process for selecting a new independent Chairman if the current Chairman ceases to be independent between annual meetings of shareholders; or if no independent Director is available and willing to serve as Chairman.

SUPPORTING STATEMENT:
In January 2016, CEO Ryan Thomas took over as Chairman from founder and former CEO Robert Waltrip, who continues on the board as Chairman Emeritus. This was a missed opportunity, we believe, to establish true independent board leadership through the appointment of an independent chair. Such leadership is urgently required given that the board bears many of the hallmarks of an insular and entrenched board, including, as of the 2016 annual shareholder meeting:

•	An average Director tenure of nearly 22 years.

•	Four independent Directors with more than a quarter of a century service apiece, including the lead independent Director.

•	A Nominating and Corporate Governance Committee with an average director tenure of more than 19 years.

•	Three former executives on the board.

•	Six out of eight independent board members with professional ties to Houston where the company is headquartered, including the three most recent appointees.

•
Excessive Director compensation with median independent director pay of $384,000, which is 42% higher than the S&P500 median of $270,000, even though SCI is an S&P400 midcap company; and chairman emeritus compensation of $952,000.

•	Two directors from the founding Waltrip family, even though the family holds less than 1% of the Company's stock.

•	An MSCI GMI Analyst Governance rating of D.

We believe the combination of these two roles in a single person weakens a corporation's governance, which can harm shareholder value.

It is difficult to overstate the importance of the Board of Directors’ responsibility to protect shareholders' long-term interests by providing independent oversight of management. In our opinion, the designation of a lead independent Director is not an adequate substitute for an independent Board Chairman. We believe an independent Chairman can enhance investor confidence in our Company and strengthen the independent leadership of the Board.

We urge your support FOR this proposal.

The Board’s Statement in Opposition
The Board has carefully considered the above proposal, and believes that it is not in the interest of the shareholders. Accordingly, our Board recommends that you vote AGAINST the proposal.
Our Board believes that the current structure is effective.

A.	Lead Director
Our Board has taken several steps to create a balanced governance structure in which independent directors exercise substantial oversight over management. Effective in January 2016, our Board established the position of Lead Director and the independent members of the Board selected Mr. Coelho to serve as the Lead Director. As provided in our Lead Independent Director

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PROPOSAL 6: SHAREHOLDER PROPOSAL TO REQUIRE AN INDEPENDENT CHAIR

Charter, the Lead Director has responsibilities that include:

•	Upon request, being available for consultation and direct communication with shareholders;

•	Presiding at executive sessions of the independent directors;

•	Serving as the liaison between the Chairman and the independent directors;

•	Presiding at all meetings of the Board at which the Chairman is not present;

•	Being available to consult with the Chairman regarding information sent to the Board, scheduling, and agendas of Board meetings;

•	Being available to consult with the chairpersons of the Board committees.

These responsibilities of the Lead Director are substantially similar to many of the functions typically fulfilled by a board chairman, and our Board believes that such responsibilities provide an opportunity for the independent directors to discuss management performance and any other issues with candor and independence. As the Lead Director and formerly as the Chair of the Nominating and Corporate Governance Committee, Mr. Coelho has also directly overseen the composition, functioning, and evaluation of our board’s committees and has encouraged communication among the Directors and between management and the board to facilitate productive working relationships and promote appropriate oversight.

B.	Chairman and Chief Executive Officer
At present, our Board has chosen to have Mr. Ryan serve as both Chairman and Chief Executive Officer and Mr. Coelho serve as Independent Lead Director. Our Board believes that this structure allows the Chief Executive Officer to effectively and efficiently guide the Board utilizing the insight and perspective he has gained by running the Company. In addition, our Chief Executive Officer has the necessary experience, commitment, and support of the other Board members to carry out the role of Chairman effectively. His in-depth knowledge of our Company, our growth and historical development, coupled with his extensive industry expertise and significant leadership experience, make him particularly qualified to lead discussions at the Board level on important matters affecting us. Our Board believes shareholders have benefited from Mr. Ryan’s strategic and operational insights and strong leadership skills across the full range of Company leadership responsibilities, ranging from day-to-day operational execution to long-term strategic direction, including leadership in significant acquisition and capital allocation decision-making, as well as risk management. Our performance under the current leadership structure has been strong, strengthening the position of our Company as the leader in the death care industry.

C.	Independent Directors
Eight of our Board’s eleven Directors are independent under NYSE rules, and these directors have robust roles in overseeing our Company and its management. All of the members of each of the Audit, Compensation and Nominating and Corporate Governance Committees are independent. The committees play an important role in our Company’s governance and have unrestrained access to management and the authority to retain independent advisors as they deem appropriate. This means that oversight of key matters-such as the performance and compensation of our executive officers (including the Chief Executive Officer), the integrity of our financial statements, compliance with legal and regulatory requirements, the nomination of directors, and the evaluation of the Board and its committees-is entrusted to independent directors.
The Company’s long-term growth and financial performance reflect the effectiveness of our leadership notwithstanding the expressed concerns of the proposing shareholder.
The Company has achieved long-term total shareholder return of 233% over ten years (as compared to the S&P 500 total shareholder return of 96% over ten years). The Company believes such long-term performance has resulted from the leadership of our officers and directors, including those who have many years of experience and board service with our Company. That experience and tenure has been tempered with exposure to several economic cycles in the death care industry, providing these leaders with a unique understanding for the development and oversight of a sustainable long-term strategy for the Company. Regarding the other concerns of the proposing shareholder, we would like to reiterate the following:

•	Mr. R. L. Waltrip, our former chairman, stepped down in 2015 and no longer receives long-term incentive compensation grants.

•	Our Board refreshment program resulted in the election of a new member, Dr. Ellen Ochoa, in 2015.

•	Our Board remains committed to adding new Directors to enhance our Board with diverse viewpoints, backgrounds, and expertise.

•	The Board recently updated and modified its compensation practices (see the Director Compensation section of this Proxy Statement).

Accordingly, we believe our leadership structure is, and has been, effective in the creation of sustainable long-term growth of the Company.
Our Board of Directors believes shareholders are best served by giving the Board organizational flexibility.
Our Board believes that it is uniquely qualified to evaluate the optimal leadership structure for the Board on behalf of

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PROPOSAL 6: SHAREHOLDER PROPOSAL TO REQUIRE AN INDEPENDENT CHAIR

our Company and shareholders from time to time. The Board has extensive experience with, and knowledge of, our Company’s strategy, operations, management structure, and culture, as well as the strengths, skills and leadership styles of our Directors and management.
Effective corporate governance requires consideration of the dynamics of the Board and senior management and other factors on an ongoing basis, rather than a universal approach with unnecessary constraints on the Board's flexibility.
Based on the foregoing, our Board believes that adopting a policy that requires an independent board chairman is not in the interest of our Company and shareholders.

The Board of Directors recommends a vote "AGAINST" the proposal.

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PROPOSAL 7: SHAREHOLDER PROPOSAL TO ADOPT SIMPLE MAJORITY VOTING

SHAREHOLDER PROPOSAL TO ADOPT SIMPLE MAJORITY VOTING

PROPOSAL 7

The Amalgamated Bank’s LongView MidCap 400 Index Fund, 275 Seventh Avenue, New York, NY 10001, who has indicated it is a beneficial owner of more than $2,000 worth of the Company’s common stock, advised the Company that the following shareholder proposal will be presented at the annual meeting.
In accordance with the proxy regulations, the shareholder proposal and supporting statement presented below appear exactly as submitted. The Company disclaims all responsibility for the content of the proposal and the supporting statement, including sources referenced in the supporting statement.
For the reasons set forth in The Board’s Statement in Opposition, which immediately follows the proposal, our Board of Directors unanimously recommends that shareholders vote AGAINST this proposal.
Resolution Proposed by Shareholder
RESOLVED: The shareholders request that the Service Corporation International board of Directors take the steps necessary within the board's power to eliminate provisions in the Company's governing documents that require shareholders to approve a proposal by more than a majority of the shares voted, and to replace such provisions with a requirement of shareholder approval by a majority of the shares voted for and against applicable proposals, or a simple majority in compliance with applicable laws. If necessary, this means the closest standard to a majority of the votes cast for and against such proposals consistent with applicable laws.
SUPPORTING STATEMENT
In 2014 shareholders approved a non-binding shareholder proposal asking the board to "declassify" the board of Directors so that all Directors would be elected annually, rather than having one-third of the board elected each year to three-year terms. The proposal was adopted with 79.9% of the shares voted voting "yes."
In 2015 the board placed a binding declassification proposal before shareholders. That proposal was supported by 98.67% of the shares voting "yes" or "no," but the measure was defeated because it received 79.97% of the outstanding shares, falling just short of the requirement of approval from 80% of the outstanding shares.
The board did not re-submit a similar proposal to shareholders in 2016.

We are filing this proposal because we still believe in the importance of enhancing board accountability by requiring that all directors be elected annually. More broadly, we believe that the time has come to eliminate supermajority provisions generally in the Company's articles of incorporation, as those provisions can frustrate the views of an overwhelming majority of the Company's owners.
The 80% threshold applies not simply to board declassification, but also to approval of merger or consolidation agreements with a holder of over ten percent of the Company's stock; the size of the board; a shareholder vote to remove a director (though only a majority is required if 80% of the board votes for removal); the repeal or amendment of any of these provisions; and changes to the majority vote needed to amend or repeal the bylaws.
Supermajority voting requirements have been identified as one of six entrenching mechanisms that are negatively related to company performance, according to What Matters in Corporate Governance by Lucien Bebchuk, Alma Cohen and Allen Ferrell of the Harvard Law School. Supermajority requirements can be used to block initiatives supported by most shareowners, but opposed by a status quo management.
We are disappointed that the board did not renew its effort to establish annual director elections last year. Given the closeness of the vote in 2015, it would not seem difficult to have garnered the votes needed through additional efforts by a proxy solicitor and management. As the board chose not to do so, we believe that it is important to remedy the cause of this failure at its root.
We urge you to vote FOR this proposal.
The Board’s Statement in Opposition
The Board has carefully considered the above proposal, and believes that it is not in the interest of the shareholders. Accordingly, our Board recommends that you vote AGAINST the proposal.
Supermajority voting provisions provide protection against certain takeovers.
The supermajority voting provisions protect the Company’s shareholders by encouraging 10% beneficial owners making unsolicited takeover bids to negotiate directly with the Board. The board is subject to fiduciary duties under the law to act in a manner that it believes to be in the interests of the Company and its shareholders. In addition, more than 70% of the Company’s Board members are ‘independent’ under the standards adopted by

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PROPOSAL 7: SHAREHOLDER PROPOSAL TO ADOPT SIMPLE MAJORITY VOTING

the New York Stock Exchange. Supermajority voting requirements encourage potential acquirers to deal directly with the Board. The Company believes that its independent Board is in the best position to evaluate proposed offers, to consider alternatives, and to protect shareholders against abusive tactics during a takeover process, and as appropriate, to negotiate the best possible return for all shareholders. Elimination of these supermajority provisions would make it more difficult for the Company’s independent, shareholder-elected Board to preserve and maximize value for all shareholders in the event of an unsolicited takeover bid.
Supermajority voting provisions enhance the Board’s ability to carry out its fiduciary duties to act in the interests of all shareholders.
The Board has a fiduciary duty under the law to act in a manner that it believes to be in the interests of the Company and its shareholders. Shareholders, on the other hand, do not have the same fiduciary duty as the directors. As a result, a group of shareholders with a short-term focus may act in their own self-interests to the detriment of other shareholders. Accordingly, the supermajority voting standards are necessary to safeguard the long-term interests of the Company and its shareholders.
Supermajority voting provisions ensure that there is a broad consensus of support before a fundamental change is adopted.
Texas law permits supermajority voting requirements and a number of publicly-traded companies have adopted these provisions to preserve and maximize long-term value for all shareholders. Because these provisions give holders of less than a majority of the outstanding shares the ability to defeat certain extraordinary transactions or fundamental changes, they generally have the effect of giving minority shareholders a greater voice in corporate structure and governance. The Board strongly believes that extraordinary transactions and fundamental changes to corporate governance should have the support of a broad consensus of the Company’s shareholders rather than a simple majority. Our governing documents were intentionally created to include a supermajority vote standard that would apply to certain specific and limited areas because of their importance to the Company. The Board also believes that the supermajority vote requirements protect shareholders, particularly minority shareholders, against the potentially self-interested actions of short-term investors. Without these provisions, it would be possible for a group of short-term shareholders to approve an extraordinary transaction that is not in the best interest of the Company and opposed by nearly half of the Company’s shareholders.
Summary of supermajority voting provisions.
Under the Company’s Restated Certificate of Incorporation and Bylaws (collectively, governance documents), a simple majority vote requirement already applies to most matters submitted for shareholder approval. Our governance documents require the affirmative vote of not less than four-fifths of the outstanding shares of common stock entitled to vote for a few, but important, matters of corporate structure and governance. Those are as follows: (i) an alteration, amendment or repeal, or any new provision, inconsistent with certain provisions of the existing governance documents; (ii) the amendment of governance documents regarding the size or declassification of the Board; (iii) the merger, consolidation, sale or certain other transactions of the Company with a beneficial owner of more than 10% of any class of capital stock of the Company; or (iv) the removal of directors by shareholders, except that a majority vote will suffice for removal of a director if four-fifths of the Board recommends such removal. The Board believes that in these limited circumstances the higher voting requirements are appropriate and enable the shareholder-elected Board members to most effectively safeguard the long-term interests of all of the shareholders.
In 2015, the Board of Directors provided and recommended to shareholders a declassification proposal to phase out the classified structure of our Board of Directors so that all directors would be elected annually. However, the declassification proposal was not approved by the requisite affirmative vote of at least four-fifths of the outstanding shares of common stock of the Company. In conjunction with the current proposal, the Board of Directors has again reviewed considerations relating to declassification, including that a classified board provides stability and continuity, protects shareholder value and furthers director independence. While the Board believes there are certain merits to declassification, the Board believes that elimination of all existing supermajority voting standards is not in the interests of all shareholders as discussed above.
Important Note
It is important to note that shareholder approval of this non-binding proposal would not itself result in the adoption of simple majority voting. Under the Company’s governance documents, to change the supermajority voting requirements, the Board must first authorize amendments to the Company’s governance documents, which amendments then must be approved by the holders of at least 80% of all classes of outstanding stock of the Company entitled to vote.
After careful consideration of this proposal, the Board determined that retention of the supermajority voting requirements remain in the long-term interests of the Company and its shareholders. The Board believes that the substantial benefits of a supermajority voting requirement do not come at the expense of prudent corporate governance. To the contrary, the voting requirement is designed to protect the interests of all shareholders.

The Board of Directors recommends a vote "AGAINST" the proposal.

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OTHER INFORMATION

Information About the Meeting and Voting
Q: Who is entitled to vote?
A: Shareholders of record who held common stock of SCI at the close of business on March 13, 2017 are entitled to vote at the 2017 Annual Meeting of Shareholders (the “Annual Meeting”). As of the close of business on that date, there were outstanding 188,384,415 shares of SCI common stock, $1.00 par value (“Common Stock”).
Q: What are shareholders being asked to vote on?
A: Shareholders are being asked to vote on the following items at the Annual Meeting:
1. Election of three nominees to the Board of Directors.
2. Approval of PricewaterhouseCoopers LLP as SCI’s independent registered public accounting firm for the 2017 fiscal year.
3. Consideration of an advisory vote to approve Named Executive Officer compensation.
4. Consideration of a vote on the frequency of the advisory vote to approve named executive officer compensation.
5. Proposal to approve the Amended and Restated 2016 Equity Incentive Plan.
6. Consideration of two shareholder proposals, if presented.
The Company will also transact such other business as may properly come before the meeting. The affirmative vote of a majority of the total shares represented in person or by proxy and entitled to vote at the Annual Meeting is required for approval of each of the proposals.
Q: How do I vote my shares?
A: You can vote your shares using one of the following methods:
● Vote through the internet at www.proxyvote.com using the instructions on the proxy or voting instruction card. Also, you can vote by visiting our new Annual meeting website at www.sciannualmeeting.com and clicking the link to vote.
● Vote by telephone using the toll-free number shown on the proxy or voting instruction card.
● Complete, sign, and return a written proxy card in the pre-stamped envelope provided.
● Attend and vote at the meeting.
Internet and telephone voting are available 24 hours a day, and if you use one of those methods, you do not need to return a proxy card. Unless you are planning to vote at the meeting, your vote must be received on or before May 10, 2017.
Even if you submit your vote by one of the first three methods mentioned above, you may still vote at the meeting if you are the record holder of your shares or hold a legal proxy from the record holder. Your vote at the meeting will constitute a revocation of your earlier voting instructions.
Q: What if I want to vote in person at the Annual Meeting?
A: The Notice of Annual Meeting of Shareholders provides details of the date, time, and place of the Annual Meeting, if you wish to vote in person. To attend the Annual Meeting in person, you will need proof of your share ownership and valid picture identification.
Q: How does the Board of Directors recommend voting?
A: The Board of Directors recommends voting:
● FOR each of the three nominees to the Board of Directors. Biographical information for each nominee is outlined in this Proxy Statement under “Election of Directors”.
● FOR approval of PricewaterhouseCoopers LLP as SCI’s independent registered public accounting firm for the 2017 fiscal year.
● FOR approval, on an advisory basis, of named executive officer compensation.
● FOR an annual vote on the frequency of the advisory vote to approve named executive officer compensation.
● FOR approval of the Amended and Restated 2016 Equity Incentive Plan.
● AGAINST the shareholder proposals, if presented.
Although the Board of Directors does not contemplate that any nominee will be unable or unwilling to serve, if such a situation arises, the proxies that do not withhold authority to vote for directors will be voted for a substitute nominee(s) chosen by the Board.
Q: If I give my proxy, how will my stock be voted on other business brought up at the Annual Meeting?
A: By submitting your proxy, you authorize the persons named on the proxy card to use their discretion in voting on any other matters properly brought before the Annual Meeting. At the date hereof, SCI does not know of any other business to be considered at the Annual Meeting.
Q: Can I revoke my proxy once I have given it?
A: Yes. Your proxy, even though executed and returned, may be revoked any time prior to the time that it is voted at the Annual Meeting by a later-dated proxy or by written notice of revocation filed with the Secretary, Service Corporation International, 1929 Allen Parkway, Houston, TX 77019. Alternatively, you can attend the Annual Meeting, revoke your proxy in person, and vote at the meeting itself.

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OTHER INFORMATION

Q: How will the votes be counted?
A: Each properly executed proxy received in time for the Annual Meeting will be voted as specified therein, or if a shareholder does not specify how the shares represented by his or her proxy are to be voted, they will be voted (i) for the nominees listed therein (or for other nominees as provided above), (ii) for approval of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm, (iii) for approval on an advisory basis of Named Executive Officer compensation, (iv) for every 1 year as the frequency of the advisory vote to approve named executive officer compensation, (v) for approval of the Amended and Restated 2016 Equity Incentive Plan, and (vi) against the shareholder proposals. Holders of SCI Common Stock are entitled to one vote per share on each matter considered at the Annual Meeting. In the election of Directors, a shareholder has the right to vote the number of his or her shares for as many persons as there are to be elected as Directors. Shareholders do not have the right to cumulate votes in the election of Directors. Abstentions are counted towards the calculation of a quorum. An abstention has the same effect as a vote against a proposal, or in the case of the election of Directors, as shares for which voting power has been withheld.
Q: What if my SCI shares are held through a bank or broker?
A: If your shares are held through a broker or bank, you will receive voting instructions from your bank or broker describing how to vote your stock. If you do not vote your shares, your broker or bank does not have the discretion to vote your shares on the proposals, except that they have the discretion to vote your shares for approval of PricewaterhouseCoopers LLP as SCI’s independent registered public accounting firm for the 2017 fiscal year. A “broker non-vote” refers to a proxy that votes on one matter, but indicates that the holder does not have the authority to vote on other matters. Broker non-votes will have the following effects at our Annual Meeting: for purposes of determining whether a quorum is present, a broker non-vote is deemed to be present at the meeting; for purposes of the election of Directors and other matters to be voted on at the meeting, a broker non-vote will not be counted.
Q: How does a shareholder or interested party communicate with the Board of Directors, committees, or individual Directors?
A: Any shareholder or interested party may communicate with the Board of Directors, any committee of the Board, the non-management Directors as a group or any Director, by sending written communications addressed to the Board of Directors of Service Corporation International, a Board committee, the non-management Directors, or such individual Director or Directors, c/o Secretary, Service Corporation International, 1929 Allen Parkway, Houston,

TX 77019. All communications will be compiled by the Secretary of the Company and submitted to the Board of Directors (or other addressee) at the next regular Board meeting.
Q: What is the Company’s web address?
A: The SCI home page is www.sci-corp.com. At the website, the following information is available for viewing. The information below is also available in print to any shareholder who requests it.

●	Bylaws of SCI

●	Charters of the Audit Committee, the Compensation Committee, Investment Committee and the Nominating and Corporate Governance Committee

●	Corporate Governance Guidelines

●	Principles of Conduct and Ethics for the Board of Directors

●	Code of Conduct and Ethics for Officers and Employees
Q: How can I obtain a copy of the Annual Report on Form 10-K?
A: A copy of SCI’s 2016 Annual Report on Form 10-K is furnished with this proxy statement to each shareholder entitled to vote at the Annual Meeting. If you do not receive a copy of the Annual Report on Form 10-K, you may obtain one free of charge by writing to Investor Relations, P.O. Box 130548, Houston, Texas 77219-0548.
This Proxy Statement, the Notice of Annual Meeting of Shareholders, and the enclosed proxy card are furnished to shareholders beginning on or about March 30, 2017 and are available at the new Annual meeting website at www.sciannualmeeting.com.
Q: Why is it important to vote via the internet or telephone, or send in my proxy card so that it is received on or before May 10, 2017?
A: The Company cannot conduct business at the Annual Meeting unless a quorum is present. A quorum will only be present if a majority of the outstanding shares of SCI common stock as of March 13, 2017 is present at the meeting in person or by proxy. It is for this reason that we urge you to vote via the internet or telephone or send in your completed proxy card(s) as soon as possible, so that your shares can be voted even if you cannot attend the meeting.

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OTHER INFORMATION

Proxy Solicitation

In addition to solicitation by mail or internet, further solicitation of proxies may be made by mail, facsimile, telephone or oral communication following the original solicitation by Directors, officers and regular employees of the Company who will not be additionally compensated therefore, or by its transfer agent. The expense of such solicitation will be borne by the Company and will include reimbursement paid to brokerage firms and other custodians, nominees, and fiduciaries for their expenses in forwarding solicitation material regarding the Annual Meeting to beneficial owners.

To avoid unnecessary expense, please return your proxy regardless of the number of shares that you own. Simply date, sign and return the enclosed proxy in the enclosed business reply envelope.
Service Corporation International
1929 Allen Parkway
P.O. Box 130548
Houston, Texas 77219-0548

Submission of Shareholder Proposals
Any proposal to be presented by a shareholder at the Company’s 2018 Annual Meeting of Shareholders must be received by the Company by November 30, 2017, so that it may be considered by the Company for inclusion in its proxy statement relating to that meeting.
Pursuant to the Company’s Bylaws, any holder of Common Stock of the Company desiring to bring business before the Company’s 2018 Annual Meeting of

Shareholders in a form other than a shareholder proposal in accordance with the preceding paragraph must give advance written notice in accordance with the Bylaws that is received by the Company, addressed to the Corporate Secretary, no earlier than January 10, 2018 and no later than January 30, 2018. Any notice pursuant to this or the preceding paragraph should be addressed to the Corporate Secretary, Service Corporation International, 1929 Allen Parkway, P.O. Box 130548, Houston, Texas 77219-0548.

Other Business
The Board of Directors of the Company is not aware of other matters to be presented for action at the Annual Meeting of Shareholders; however, if any such matters are properly presented for action, it is the intention of the persons named in the enclosed form of proxy to vote in accordance with their judgment.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company during its most recent fiscal year and Forms 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year, and written representations from reporting persons that no Form 5 was required, the Company believes that all required Form 3, 4, and 5 reports for transactions occurring in 2016 were timely filed.

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ANNEXES

Annex A: Non-GAAP Financial Measures
We believe that the following non-GAAP financial measures provide a consistent basis for comparison between years, and better reflect the performance of our core operations. We also believe these measures help facilitate comparisons to our competitors’ results.
Set forth below is a reconciliation of our non-GAAP financial measures. We do not intend for this information to be considered in isolation or as a substitute for other measures of performance prepared in accordance with GAAP.

Adjusted Earnings and Adjusted EPS	Twelve Months Ended December 31,
(In Millions, except diluted EPS)	2016		2015		2014
	Net Income	Diluted EPS	Net Income	Diluted EPS	Net Income	Diluted EPS
Net income attributable to common stockholders, as reported	$177.0	$0.90	$233.8	$1.14	$172.5	$0.81
Pre-tax reconciling items:
Impact of divestitures and impairment charges, net	26.8	0.14	(6.0)	(0.02)	(113.5)	(0.53)
Losses on early extinguishment of debt	22.5	0.11	6.9	0.03	29.7	0.14
Acquisition and integration costs	5.5	0.03	3.0	0.01	45.5	0.21
System transition costs	12.0	0.06	3.8	0.02	9.5	0.04
Pension termination settlement/Legal settlement	5.6	0.03	—	—	12.3	0.06
Tax reconciling items:
Tax benefit from special items	(17.2)	(0.09)	(2.3)	(0.01)	77.8	0.37
Change in certain tax reserves and other	20.9	0.11	3.0	0.01	3.2	0.01
Adjusted earnings from continuing operations and adjusted diluted earnings per share from continuing operations	$253.1	$1.29	$242.2	$1.18	$237.0	$1.11

Diluted weighted average shares outstanding (in thousands)		196,042		204,450		214,200

Adjusted Operating Cash Flow (In Millions)	Twelve Months Ended December 31,
	2016	2015	2014
Net cash provided by operating activities, as reported	$463.6	$472.2	$317.4
Premiums paid on early extinguishment of debt	20.5	6.5	24.8
Acquisition, integration, and system transition costs	11.7	6.6	62.2
Excess tax benefits from share-based awards	12.7	18.1	30.1
Payments related to tax structure changes or divestitures	—	10.5	63.8
Legal defense fees	—	—	10.3
Adjusted operating cash flow	$508.5	$513.9	$508.6

Cash tax payments	112.6	93.0	42.0
Adjusted operating cash flow before cash tax payments	$621.1	$606.9	$550.6

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Adjusted Return on Equity (In Millions)	Twelve Months Ended December 31,
	2016	2015	2014
Net income attributable to common stockholders, as reported	$177.0	$233.8	$172.5

Adjusted earnings from continuing operations (see adjusted EPS reconciliation above)	253.1	242.2	237.0

Total common stockholders' equity, as reported	1,092.7	1,184.7	1,368.7
Average equity	1,138.7	1,276.7	1,419.4

Add special items (see adjusted EPS reconciliation above)	76.1	8.4	64.6
Less accumulated other comprehensive income	16.5	6.2	59.4

Adjusted common stockholders' equity	1,152.3	1,186.9	1,373.9
Average adjusted equity	1,169.6	1,280.4	1,403.6

Return on equity	15.5%	18.3%	12.2%
Adjusted return on equity	21.6%	18.9%	16.9%

2013 items to calculate average equity:
Total common stockholders' equity, as reported	$1,470.1
Special items adjusted from EPS	51.5
Accumulated other comprehensive income	88.4
Adjusted common stockholders' equity	$1,433.2

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Annex B: 2016 Peer Group

ABERCROMBIE & FITCH CO.		EDWARDS LIFESCIENCES CORP.		MURPHY OIL CORPORATION
ADT CORP.	*	ENDO INTERNATIONAL PLC.		NOBLE ENERGY, INC.
AGILENT TECHNOLOGIES INC.	*	EP ENERGY CORP.		OUTERWALL INC.
ALEXION PHARMACEUTICALS INC.		EQT CORPORATION		PATTERSON COMPANIES INC.
AMERICAN TOWER CORPORATION		EQUIFAX INC.	*	PERKINELMER INC.	*
ANN INC.		EQUINIX, INC.		PITNEY BOWES INC.
APOLLO EDUCATION GROUP, INC.		EQUITY RESIDENTIAL		POLARIS INDUSTRIES INC.
ARCH COAL INC.		EXPRESS INC.		POPULAR INC.
ASCENA RETAIL GROUP INC.		EXTERRAN HOLDINGS INC		PROLOGIS INC.	*
ASPEN INSURANCE HLDGNS LTD.	*	FIRST AMERICAN FINANCIAL CORP	*	RANGE RESOURCES CORP.
BELK INC.		FOSSIL GROUP, INC.		REGENERON PHARMACEUTICALS
BON-TON STORES INC.		GARMIN LTD.		RENT-A-CENTER INC.
BRINKS CO.	*	GENERAL GROWTH PROP, INC.		SOUTHWESTERN ENERGY CO.
BROOKDALE SENIOR LIVING INC.		GENESIS ENERGY LP		STEELCASE INC.
C. R. BARD	*	GNC HOLDINGS INC.		SYMETRA FINANCIAL CORP.
BRUNSWICK CORPORATION	*	GRAHAM HOLDINGS COMPANY		TD AMERITRADE HOLDINGS CORP.	*
CABELA’S INCORPORATED		H&R BLOCK INC.	*	TEEKAY CORP.
CARTER'S, INC.		HASBRO INC.		TETRA TECH INC.
CHICO’S FAS INC.		HCC INSURANCE HOLDINGS INC.		THE NASDAQ OMX GROUP INC	*
CHURCH & DWIGHT CO. INC.	*	HELMERICH & PAYNE, INC.		TIFFANY & CO.
CINTAS CORPORATION	*	HERMAN MILLER CORPORATION	*	TORCHMARK CORPORATION	*
CIT GROUP INC.		HNI CORPORATION	*	TRIPLE-S MANAGEMENT CORP.
CME GROUP INC.	*	HOSPIRA INC.		TRUEBLUE INC.
CNO FINANCIAL GROUP, INC.	*	INTUITIVE SURGICAL INC.		TUPPERWARE BRANDS CORP
COACH, INC.		IRON MOUNTAIN INC.		ULTA SALON, COSM & FRAG INC.
CONSOL ENERGY INC.		KEMPER CORPORATION	*	VARIAN MEDICAL SYSTEMS INC.	*
COTY, INC.		KEYCORP.	*	VENTUS INC.
CRESCENT POINT ENERGY CORP.		LEGG MASON INC.	*	VWR CORP.
CROWN CASTLE INTL CORP.		LEGGETT & PLATT, INCORPORATED	*	WATERS CORP.	*
DCP MIDSTREAM PARTNERS LP		LPL FINANCIAL HOLDINGS INC.		WILLIAMS-SONOMA INC.
DENTSPLY SIRONA INC.	*	MAGELLAN MIDSTREAM PTNRS LP		WOLVERINE WORLD WIDE
DEVRY EDUCATION GROUP INC.		MALLINCKRODT PLC.		WPX ENERGY, INC.
DSW INC.		MCDERMOTT INTERNATIONAL INC.		ZIMMER BIOMET HOLDINGS INC.
EDGEWELL PERSONAL CARE CO.		MERCURY GENERAL CORP.		ZOETIS INC.
EDUCATION MANAGEMENT CORP.		MSC INDUSTRIAL DIRECT	*

* Indicates the company is part of the subset of peers used to measure total shareholder return performance for our TSR performance units as part of long-term compensation for our named executive officers. In addition, the following companies were also in our TSR performance unit peer group: Autozone Inc. and Servicemaster Global Holdings due to their correlation in stock price.

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Annex C: Amended and Restated Equity Incentive Plan

SERVICE CORPORATION INTERNATIONAL
AMENDED AND RESTATED 2016 EQUITY INCENTIVE PLAN

ARTICLE I
PLAN
1.1    Purpose. The Service Corporation International 2016 Equity Incentive Plan (Amended and Restated) (the “Plan”) is intended to provide a means whereby certain Employees of the Company and its Affiliates may develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to remain with and devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its shareholders. Accordingly, the Company may grant to certain Employees Awards in the form of Incentive Stock Options, Nonqualified Stock Options, Bonus Awards, Restricted Stock Awards, Restricted Stock Units, Stock Equivalent Units, Performance Grants and SARs, subject to the terms of the Plan.

1.2     Effective Date of Plan. The Plan was originally effective May 11, 2016. This Plan shall be amended and restated effective as of August 1, 2017, provided such amendment and restatement is approved by at least a majority vote of shareholders voting in person or by proxy with respect to the Plan at the Company’s shareholders’ meeting on May 10, 2017. No Award shall be granted pursuant to the Plan after May 11, 2026.

ARTICLE II
DEFINITIONS
The words and phrases defined in this Article shall have the meaning set out in these definitions throughout the Plan, unless the context in which any such word or phrase appears reasonably requires a broader, narrower, or different meaning.
2.1    “Affiliate” means any parent corporation and any subsidiary corporation. The term “parent corporation” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the action or transaction, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain. The term “subsidiary corporation” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the action or transaction, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.
2.2    “Award” means any Bonus Award, Option, SAR, Restricted Stock Awards, Stock Equivalent Unit, Performance Grant, or Restricted Stock Unit granted, whether singly, in combination, or in tandem, to a Participant who is an Employee pursuant to such applicable terms, conditions and limitations as may be established in order to fulfill the objectives of this Plan
2.3    “Award Agreement” means the written or electronic agreement provided in connection with an Award setting forth the terms and conditions of the Award. Such Agreement may contain any other provisions that the Committee, in its sole discretion, shall deem advisable which are not inconsistent with the terms of the Plan. Any Participant who is granted an Award and who does not affirmatively reject the applicable Award Agreement shall be deemed to have accepted the terms of the Award as stated in the Award Agreement.
2.4    “Board of Directors” or “Board” means the board of directors of the Company.
2.5    “Bonus Award” means an Award, denominated in cash or in Stock, made to an Employee under Article VI which is intended to qualify as performance based compensation as defined in Section 162(m) and regulations issued thereunder.
2.6    “Change of Control” means the happening of any of the following events:

(a)
The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of Common Stock of the Company (the “Outstanding Company Common Stock”), or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change of Control under this subsection (a): (1) any acquisition directly from the Company (excluding an acquisition by virtue of the exercise of a conversion privilege), (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (4) any acquisition by any corporation pursuant to a reorganization, merger or consolidation, if, following such reorganization, merger or

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consolidation, the conditions described in clauses (i), (ii) and (iii) of subsection (c) of this definition of “Change of Control” are satisfied; or

(b)
Individuals who, as of the effective date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the effective date of the Plan whose election, or nomination for election by the Company’s shareholders, was approved by (i) a vote of at least a majority of the directors then comprising the Incumbent Board, or (ii) a vote of at least a majority of the directors then comprising the Executive Committee of the Board at a time when such committee was comprised of at least five members and all members of such committee were either members of the Incumbent Board or considered as being members of the Incumbent Board pursuant to clause (i) of this subsection (b), shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(c)
Approval by the shareholders of the Company of a reorganization, merger or consolidation, in each case, unless, following such reorganization, merger or consolidation, (i) more than 60% of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such reorganization, merger or consolidation, and any Person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 20% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors, and (iii) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation; or

(d)
Approval by the shareholders of the Company of (i) a complete liquidation or dissolution of the Company, or (ii) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition, (A) more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding the Company and any employee benefit plan (or related trust) of the Company or such corporation, and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 20% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors, and (C) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company.

Notwithstanding the foregoing, however, the following additional rules shall apply:
(1)    A transaction described in Section 2.6(c) or 2.6(d) above shall not be a “Change of Control” unless it is actually completed, and such event shall not occur until the closing date for such transaction; and
(2)    In any circumstance or transaction in which compensation resulting from or in respect of an Award would result in the imposition of an additional tax under Section 409A if the foregoing definition of “Change of Control” were to apply, but would not result in the imposition of any additional tax if the term “Change of Control” were defined herein to mean a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5), then “Change of Control” shall mean a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3

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(i)(5), but only to the extent necessary to prevent such compensation from becoming subject to an additional tax under Section 409A.
2.7    “Code” means the Internal Revenue Code of 1986, as amended.
2.8    “Committee” means the Compensation Committee of the Board of Directors or such other committee designated by the Board of Directors. The Committee shall at all times consist solely of two or more members of the Board of Directors, and all members of the Committee shall be both Disinterested Persons and Outside Directors.
2.9    “Company” means Service Corporation International, a Texas corporation.
2.10    “Covered Employee” means an Employee who is, or is determined by the Committee may become, a “covered employee” within the meaning of Section 162(m).
2.11    “Director” means an individual who is a non-employee member of the Company’s Board of Directors.
2.12    “Director Deferred Units” means such portion of an Award to a Director that is timely elected to be deferred into a Director Unit Account as described in Section 14.2.
2.13    “Director Plan” means the Service Corporation International Amended and Restated Director Fee Plan, which was combined with and into the Plan effective as of August 1, 2017.
2.14    “Director Plan Share Pool” means the unissued portion of the pool of shares authorized for grant under Section 8.1 of the Director Plan, determined as of July 31, 2017, which shares shall be authorized for issuance to the Directors under the terms of the Plan and shall be used for the sole purpose of (i) satisfying the Company’s share delivery obligations with respect to share deferrals made under the terms of the Director Plan for periods prior to August 1, 2017, and (ii) issuing grants of Shares to Participants who are the Directors pursuant to Article XIV of the Plan for periods on or after August 1, 2017.
2.15    “Director Unit Account” means an account established with the Company in the name of such Director that will be credited with (i) the hypothetical number of Director Deferred Units deferred by the Director under Section 14.2, (ii) the hypothetical number of Director Deferred Units credited to the Director under Section 14.3, and (iii) dividend equivalent payments with respect to such Director Deferred Units.”
2.16    “Disability” means the inability of the Employee to perform his or her duties as an employee on a full-time basis as a result of incapacity due to mental or physical illness which continues for more than one year after the commencement of such incapacity, such incapacity to be determined by a physician selected by the Company or its insurers and acceptable to the Employee or the Employee’s legal representative (such agreement as to acceptability not to be withheld unreasonably).
2.17    “Disinterested Person” means an individual who satisfies such requirements as the Securities and Exchange Commission may establish for non-employee directors administering plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act.
2.18    “Employee” means a key employee employed by the Company or any Affiliate to whom an Award is granted.
2.19    “Fair Market Value” of the Stock as of any date means (i) the average of the high and low sale prices of the Stock on that date on the principal securities exchange on which the Stock is listed; or (ii) if the Stock is not listed on a securities exchange, the average of the high and low bid quotations for the Stock on that date as reported by the National Quotation Bureau Incorporated; or (iii) if none of the foregoing is applicable, the average between the closing bid and ask prices per share of stock on the last preceding date on which those prices were reported or that amount as determined by the Committee. If the foregoing provisions are not applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate, in accordance with Section 409A.
2.20    “Grant Price” means the price at which a Participant may exercise an Option, SAR or other right to receive cash or Common Stock, as applicable, under the terms of an Award.
2.21    “Incentive Option” means an Option granted under the Plan which is designated as an “Incentive Option” and satisfies the requirements of Section 422 of the Code.
2.22    “Nonqualified Option” means an Option granted under the Plan other than an Incentive Option.
2.23    “Option” means an Incentive Option or a Nonqualified Option granted under the Plan to purchase shares of Stock.
2.24    “Outside Director” means a member of the Board of Directors serving on the Committee who satisfies the requirements of Section 162(m).
2.25    “Participant” means any Employee or Director granted an Award under the Plan.
2.26    “Performance Criteria” means the criteria the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period, which need not be the same for each Participant. The Performance Criteria are limited to the following:
(a)revenue and income measures (which include revenue, return or revenue growth, gross margin, income from operations, net income, net sales, earnings per share, earnings before interest, taxes, depreciation and amortization (“EBIDTA”), achievement of profit, economic value added (“EVA”), and price per share of Common Stock);
(b)expense measures (which include costs of goods sold, selling, loss or expense ratio, general and administrative expenses and overhead costs);
(c)operating measures (which include productivity, operating income, operating earnings, cash flow, funds from operations, cash from operations, after-tax operating income, market share, expenses, margins, operating efficiency); cash flow measures

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(which include net cash flow from operating activities and net cash flow before financing activities) and sales measures (which include customer satisfaction, sales of services, sales production, sales of funeral or cemetery merchandise or services in advance of need or at the time of need);
(d)liquidity measures (which include earnings before or after the effect of certain items such as interest, taxes, depreciation and amortization, and free cash flow);
(e)leverage measures (which include debt-to-equity ratio and net debt);
(f)market measures (which include market share, stock price, growth measure, total stockholder return and market capitalization measures);
(g)return measures (which include book value, return on capital, return on net assets, return on stockholders’ equity; return on assets; stockholder returns, and which may be risk-adjusted);
(h)corporate value and sustainability measures which may be objectively determined (which include compliance, safety, environmental and personnel matters); and
(i)other measures such as those relating to acquisitions or dispositions (which include proceeds from dispositions).
Unless otherwise stated, a Performance Criteria need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo, performance relative to a peer group determined by the Committee or limiting economic losses (measured, in each case, by reference to specific business criteria), and may be adjusted or measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The Committee shall, within the time prescribed by Section 162(m), define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period for such Participant.
2.27    “Performance Goals” means the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of an Affiliate or an individual. The Committee shall establish Performance Goals for each Performance Period prior to, or as soon as practicable after, the commencement of such Performance Period.
2.28    “Performance Grant” means an Award, denominated in cash or in Stock, made to an Employee under Article IX which is intended to qualify as performance based compensation as defined in Section 162(m) and regulations issued thereunder.
2.29    “Performance Period” means the designated period during which the Performance Criteria must be satisfied with respect to a Bonus Award.
2.30    “Plan” means the Service Corporation International Amended and Restated 2016 Equity Incentive Plan, as set out in this document and as it may be amended from time to time.
2.31    “Restricted Stock Award” means shares of Stock issued as an Award and subject to restrictions and conditions pursuant to Article VII.
2.32    “Restricted Stock Unit” means a bookkeeping entry representing a right granted to an Employee under Article X to receive a share of Stock on a date determined in accordance with the provisions of Article X and the Employee’s Award Agreement.
2.33    “Section 162(m)” means Section 162(m) of the Code and any Treasury Regulations and guidance promulgated thereunder.
2.34    “Section 409A” means Section 409A of the Code and any Treasury Regulations and guidance promulgated thereunder.
2.35    “Stock” means the common stock of the Company, $1.00 par value or, in the event that the outstanding shares of common stock are later changed into or exchanged for a different class of stock or securities of the Company or another corporation, that other stock or security.
2.36    “Stock Appreciation Right” or “SAR” means a right to receive a payment, in cash or Stock, equal to the excess of the Fair Market Value or other specified valuation of a specified number of shares of Stock on the date the right is exercised over a specified Grant Price, and subject to restrictions and conditions pursuant to Article XI.
2.37    “Stock Equivalent Unit” means an Award made to an Employee under Article VIII that entitles the Employee to receive an amount in cash equal to the Fair Market Value of one share of Stock on the date of redemption of such Stock Equivalent Unit, and which is intended to qualify as performance based compensation as defined in Section 162(m) and regulations issued thereunder.
2.38    “10% Shareholder” means an individual who, at the time the Option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any Affiliate. An individual shall be considered as owning the stock owned, directly or indirectly, by or for his brothers and sisters (whether by whole or half blood), spouse, ancestors, and lineal descendants; and stock owned, directly or indirectly, by or for a corporation, partnership, estate, or trust, shall be considered as being owned proportionately by or for its shareholders, partners or beneficiaries.

ARTICLE III
ELIGIBILITY
The individuals who shall be eligible to receive Awards shall be (i) those Employees as the Committee shall determine from time to time, and (ii) for periods on an after August 1, 2017, Directors.
ARTICLE IV

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GENERAL PROVISIONS RELATING TO AWARDS
4.1    Authority to Grant Awards. The Committee may grant Awards to those Employees or Directors as it shall determine from time to time under the terms and conditions of the Plan. Subject only to any applicable limitations set out in the Plan, the amount of any Award and the number of shares of Stock to be covered by any Award to be granted to an Employee or a Director shall be as determined by the Committee. Except for Bonus Awards, each Award shall be evidenced by an Award Agreement which shall set forth the terms and conditions of the Award. An Employee who has received an Award in any year may receive an additional Award or Awards in the same year or in subsequent years. After considering the effects of any action on Section 162(m), the Committee may, in its discretion, waive or accelerate any restrictions to which the Options, Restricted Stock Awards, Restricted Stock Units, SARs and Stock Equivalent Units may be subject; provided, however that the Committee may not alter, amend or modify pre-established performance based criteria to which any Award may be subject.
4.2    Dedicated Shares. Except as otherwise expressly provided in Section 14.6 below, the total number of shares of Stock with respect to which Awards may be granted under the Plan shall be 13,000,000 shares. The shares of Stock may be treasury shares or authorized but unissued shares. The numbers of shares of Stock stated in this Section 4.2 shall be subject to adjustment in accordance with the provisions of Section 4.6.
(a)In connection with the granting of an Option or SAR, the number of shares of Stock available for issuance under this Plan shall be reduced by the number of shares of Stock in respect of which the Option or SAR is granted or denominated. For example, upon the grant of stock-settled SARs, the number of shares of Stock available for issuance under this Plan shall be reduced by the full number of SARs granted, and the number of shares of Stock available for issuance under this Plan shall not thereafter be increased upon the exercise of the SARs and settlement in shares of Stock, even if the actual number of shares of Stock delivered in settlement of the SARs is less than the full number of SARs exercised. In connection with the granting of an Award that is not an Option or SAR, the number of shares of Stock available for issuance under this Plan shall be reduced by a number of shares of Stock equal to the product of (i) the number of shares of Stock in respect of which the Award is granted and (ii) 1.5. However, Awards that by their terms do not permit settlement in shares of Stock shall not reduce the number of shares of Stock available for issuance under this Plan.
(b)Any shares of Stock that are tendered by a Participant or withheld as full or partial payment of withholding or other taxes or as payment for the exercise or conversion price of an Award under this Plan shall not be added back to the number of shares of Stock available for issuance under this Plan.
(c)Whenever any outstanding Option or other Award (or portion thereof) expires, is cancelled or forfeited or is otherwise terminated for any reason without having been exercised or payment having been made in the form of shares of Stock, the number of shares of Stock available for issuance under this Plan shall be increased by the number of shares of Stock allocable to the expired, forfeited, cancelled or otherwise terminated Option or other Award (or portion thereof). To the extent that any Award is forfeited, or any Option or SAR terminates, expires or lapses without being exercised, the shares of Stock subject to such Awards will not be counted as shares delivered under this Plan. Any calculation of the number of shares which become available for issuance under this Plan based on the forgoing sentences of this Section 4.2(c) shall reflect the share adjustment in the second to last sentence of Section 4.2(a) above (for example, forfeiture of one Restricted Stock Unit shall result in the addition of 1.5 shares of Stock to the available number of shares).
(d)Shares of Stock delivered under the Plan in settlement of an Award issued or made (i) upon the assumption, substitution, conversion or replacement of outstanding awards under a plan or arrangement of an acquired entity or (ii) as a post-transaction grant under such a plan or arrangement of an acquired entity shall not reduce or be counted against the maximum number of shares of Stock available for delivery under the Plan, to the extent that an exemption from the stockholder approval requirements for equity compensation plans applies under the rules or listing standards of the principal national securities exchange on which the Stock is listed.
(e)Awards valued by reference to Stock that may be settled in equivalent cash value will count as shares of Stock delivered to the same extent as if the Award were settled in shares of Stock.
4.3    Award Limits. Notwithstanding any provision in the Plan to the contrary:
(a)The maximum number of shares of Stock that may be subject to Options, Restricted Stock Awards, Stock Equivalent Unit awards, SARs, and Performance Grants denominated in shares of Stock granted to any one individual during any calendar year may not exceed 2,000,000 shares of Stock (subject to adjustment as provided in Section 4.6 below), and
(b)The maximum amount of compensation that may be paid under all Performance Grants denominated in cash (including the Fair Market Value of any shares of Stock paid in satisfaction of such Performance Awards) granted to any one individual during any calendar year may not exceed $15,000,000 and any payment due with respect to a Performance Grant shall be paid no later than ten (10) years after the date of grant of such Performance Grant.
(c)The maximum amount which may be paid to any Employee pursuant to one or more Bonus Awards under Article VI for any single Performance Period shall not exceed $15,000,000; and the maximum amount of any Bonus Awards payable to any one Employee in any calendar year shall not exceed $15,000,000.

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The limitations set forth in clauses (a), (b) and (c) above shall be applied in a manner that will permit compensation generated under the Plan to constitute “performance-based” compensation for purposes of Section 162(m), including, without limitation, counting against such maximum number of shares, to the extent required under Section 162(m) and applicable interpretive authority thereunder, any shares subject to Options or SARs that are canceled or adjusted as provided in Section 4.6 below.
4.4    Non-Transferability. Except as otherwise determined by the Committee in compliance with Rule 16b-3 under the Exchange Act, the Awards granted hereunder shall not be transferable by the Employee otherwise than by will or under the laws of descent and distribution, and shall be exercisable, during the Employee’s lifetime, only by the Employee. The Committee may grant Awards that are transferable, without payment of consideration, to immediate family members of the Employee; the Committee may also amend outstanding Awards to provide for such transferability. A transfer of a Nonqualified Option pursuant to this Section may only be effected by the Company at the written request of an Employee and shall become effective only when recorded in the Company’s record of outstanding Nonqualified Options. In the event a Nonqualified Option is transferred as contemplated hereby, such Nonqualified Option may be subsequently transferred by the transferee only by will or the laws of descent and distribution or, without payment of consideration, to immediate family members of the Employee. In the event a Nonqualified Option is transferred as contemplated hereby, such Nonqualified Option will continue to be governed by and subject to the terms of this Plan and the relevant grant, and the transferee shall be entitled to the same rights as the Employee hereunder, as if no transfer had taken place. As used herein, “immediate family members” shall mean with respect to any person, such person’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Employee’s household (other than a tenant or employee), a trust in which these persons have more than 50% of the beneficial interest, a foundation in which these persons (or the Employee) control the management of assets, and any other entity in which these persons (or the Employee) own more than 50% of the voting interests.
4.5    Requirements of Law. The Company shall not be required to sell or issue any Stock under any Award if issuing that Stock would constitute or result in a violation by the Employee or the Company of any provision of any law, statute, or regulation of any governmental authority. Specifically, in connection with any applicable statute or regulation relating to the registration of securities pursuant to any Award, the Company shall not be required to issue any Stock unless the Committee has received evidence satisfactory to it to the effect that the holder of that Award will not transfer the Stock except in accordance with applicable law, including receipt of an opinion of counsel satisfactory to the Company to the effect that any proposed transfer complies with applicable law. The determination by the Committee on this matter shall be final, binding and conclusive. The Company may, but shall in no event be obligated to, register any Stock covered by the Plan pursuant to applicable securities laws of any country or any political subdivision. In the event the Stock issuable pursuant to an Award is not registered, the Company may imprint on the certificate evidencing the Stock any legend that counsel for the Company considers necessary or advisable to comply with applicable law. The Company shall not be obligated to take any other affirmative action in order to cause the exercise of, or the issuance of shares under, an Award to comply with any law or regulation of any governmental authority.
4.6    Changes in the Company’s Capital Structure; Adjustments.
(a)The existence of the Plan and the Awards granted hereunder shall not affect or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Stock or the rights thereof, the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding.
(b)In the event of any subdivision or consolidation of outstanding shares of Stock, declaration of a dividend payable in shares of Stock or other stock split, then (i) the number and kind of shares of Stock or other securities reserved under this Plan and the number of shares of Stock available for issuance pursuant to specific types of Awards as described in Section 4.2, (ii) the number and kind of shares of Stock or other securities covered by outstanding Awards, (iii) the Grant Price or other price in respect of such Awards, (iv) the appropriate Fair Market Value and other price determinations for such Awards, and (v) to the extent consistent with the requirements of Section 162(m), the limitations shall each be proportionately adjusted by the Board as the Board deems appropriate, in its sole discretion, to reflect such transaction. In the event of any other recapitalization or capital reorganization of the Corporation, any consolidation or merger of the Corporation with another corporation or entity, the adoption by the Corporation of any plan of exchange affecting Stock or any distribution to holders of Stock of securities or property (including cash dividends that the Board determines are not in the ordinary course of business but excluding normal cash dividends or dividends payable in Stock), the Board shall make such adjustments as it determines, in its sole discretion, appropriate to (x) the number and kind of shares of Stock or other securities reserved under this Plan and the number of shares of Stock available for issuance pursuant to specific types of Awards as described in Section 4.2 and (y)(i) the number and kind of shares of Stock or other securities covered by Awards, (ii) the Grant Price or other price in respect of such Awards, (iii) the appropriate Fair Market Value and other price determinations for such Awards, and (iv) to the extent consistent with the requirements of Section 162(m), the Award Limits described in Section 4.3 to reflect such transaction. In the event of a corporate merger, consolidation, acquisition of assets or stock, separation, reorganization, or liquidation, the Board shall be authorized (x) to assume under the Plan previously issued compensatory awards, or to substitute new Awards for previously issued compensatory awards, including Awards, as part of such adjustment;

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(y) to cancel Awards that are Options or SARs and give the Participants who are the holders of such Awards notice and opportunity to exercise for 15 days prior to such cancellation; or (z) to cancel any such Awards and to deliver to the Participants cash in an amount that the Board shall determine in its sole discretion is equal to the fair market value of such Awards on the date of such event, which in the case of Options or SARs shall be the excess, if any, of the Fair Market Value of Stock on such date over the Grant Price of such Award. Any adjustment under this Section 4.6(b) need not be the same for all Participants.
(c)The Committee shall have the authority to adjust the Performance Goals (either up or down) and the level of the Performance Grant that a Participant may earn under this Plan, to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs, and (v) items of an unusual nature or of infrequency of occurrence or non-recurring items which we reported in the Company’s income statement in the Company’s annual report to shareholders for the applicable year.
(d)Notwithstanding the foregoing: (i) any adjustments made pursuant to this Section to Awards that are considered “deferred compensation” within the meaning of Section 409A shall be made in compliance with the requirements of Section 409A unless the Participant consents otherwise; (ii) any adjustments made to Awards that are not considered “deferred compensation” subject to Section 409A shall be made in such a manner as to ensure that after such adjustment, the Awards either continue not to be subject to Section 409A or comply with the requirements of Section 409A unless the Participant consents otherwise; and (iii) the Committee shall not have the authority to make any adjustments under this Section to the extent that the existence of such authority would cause an Award that is not intended to be subject to Section 409A to be subject thereto.
4.7    Termination of Employment. Except as specifically provided herein, the Committee shall set forth in the Award Agreement the status of any Award or shares of Stock underlying any Award upon the termination of the Employee’s employment for any reason.
4.8    Election Under Section 83(b) of the Code. No Employee shall exercise the election permitted under Section 83(b) of the Code without prior approval of the Committee. If an Employee files an election under Section 83(b) of the Code without approval, such Award shall be forfeited.
4.9    Change of Control. Notwithstanding any other provisions of the Plan, and unless otherwise expressly addressed in an Award Agreement, the provisions of this Section 4.9 shall apply in the event a Change of Control.
(a)If an Employee is employed by the Corporation or one of its Subsidiaries or Affiliates on the date a Change of Control occurs and such employment is, within the twenty-four (24) month period commencing on the effective date of such Change in Control, involuntarily terminated, then immediately prior to such termination (i) each Award granted under this Plan to the Employee shall become immediately vested and fully exercisable and any restrictions applicable to the Award shall lapse, and (ii) if the Award is an Option or SAR, the Award shall remain exercisable until the expiration of the remaining term of the Award;
(b)Notwithstanding the provisions of Section 4.9(a), if any Award constitutes a “nonqualified deferred compensation plan” within the meaning of Section 409A, the timing of settlement of such Award pursuant to this Section 4.9 shall, subject to Section 13.3 hereof, be in accordance with the settlement terms set forth in the applicable Award Agreement if such Change in Control fails to constitute a “change in the ownership of the corporation,” a “change in effective control of the corporation” or a “change in the ownership of a substantial portion of the assets of the corporation,” within the meaning of Section 409A(a)(2)(A)(v) of the Code.
(c)If any Award is a Performance Grant, then each of the Performance Criteria shall be deemed to be satisfied at the target payment level as of the date the Change of Control occurs. If the Performance Grant requires continued service with the Corporation through a designated vesting date, then such Award shall be treated in the same manner as a Restricted Stock Unit award under Section 4.9(a) above and the Performance Grant shall be paid at the target payment level on the date or dates, as applicable, such Award becomes vested. If the Performance Grant does not require continued service with the Corporation through a designated vesting date, then such Award shall be vested and settled by the Corporation on the date of the Change of Control.
4.1    Minimum Vesting Period. Each Award issued under this Plan’s terms shall have a vesting period of not less than one (1) year; provided, however, that (i) no minimum vesting period shall apply with respect to grants of up to five percent (5%) of the amount designated in Section 4.2 above, subject to adjustment as provided in Section 4.6, and (ii) this Section 4.10 shall not apply to Awards issued pursuant to Section 4.2(e) above or Article XIV below.
ARTICLE V
OPTIONS
5.1    Type of Option. The Committee shall specify whether a given Option shall constitute an Incentive Option or a Nonqualified Option.
5.2    Grant Price. The price per share at which shares of Stock may be purchased under an Incentive Option shall not be less than the greater of (i) 100% of the Fair Market Value per share of Stock on the date the Option is granted, or (ii) the per share par value of the Stock on the date the Option is granted. The Committee in its discretion may provide that the price per share at which shares of Stock may be purchased shall be more than 100% of Fair Market Value per share. In the case of any 10% Shareholder, the price per share at which shares of Stock may be purchased under an Incentive Option shall not be less than the greater of: (a) 110% of the Fair Market Value per share of Stock on the date the Incentive Option is granted or (b) the per share par value of the Stock on the date the Incentive Option is granted.

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The price per share at which shares of Stock may be purchased under a Nonqualified Option shall not be less than the greater of: (i) 100% of the Fair Market Value per share of Stock on the date the Option is granted or (ii) the per share par value of the Stock on the date the Option is granted. The Committee in its discretion may provide that the price per share at which shares of Stock may be purchased shall be more than 100% of Fair Market Value per share.
5.3    Duration of Options. No Option shall be exercisable after the expiration of 10 years from the date the Option is granted. In the case of a 10% Shareholder, no Incentive Option shall be exercisable after the expiration of five years from the date the Incentive Option is granted.

5.4    Amount Exercisable. Each Option may be exercised from time to time, in whole or in part, in the manner and subject to the conditions the Committee, in its discretion, may provide in the Award Agreement, as long as the Option is valid and outstanding. To the extent that the aggregate Fair Market Value (determined as of the time an Incentive Option is granted) of the Stock with respect to which Incentive Options first become exercisable by the optionee during any calendar year (under the Plan and any other incentive stock option plan(s) of the Company or any Affiliate) exceeds $100,000, the Incentive Options shall be treated as Nonqualified Options. In making this determination, Incentive Options shall be taken into account in the order in which they were granted.
5.5    Exercise of Options. Options shall be exercised by the delivery of written notice to the Company setting forth the number of shares with respect to which the Option is to be exercised, together with: (i) cash, check, certified check, bank draft, or postal or express money order payable to the order of the Company for an amount equal to the Grant Price of the shares, (ii) if acceptable to the Company, Stock at its Fair Market Value equal to the Grant Price of the shares on the date of exercise, (iii) an executed attestation form acceptable to the Company attesting to ownership of Stock at its Fair Market Value equal to the Grant Price of the shares on the date of exercise and/or (iv) any other form of payment which is acceptable to the Committee, and specifying the address to which the certificates for the shares are to be mailed. As promptly as practicable after receipt of written notification and payment, the Company shall deliver to the Employee certificates for the number of shares with respect to which the Option has been exercised, issued in the Employee’s name. If shares of Stock are used in payment, the Fair Market Value of the shares of Stock tendered must be less than the Grant Price of the shares being purchased, and the difference must be paid by check. Delivery shall be deemed effected for all purposes when the Company or a stock transfer agent of the Company shall have deposited the certificates in the United States mail, addressed to the optionee, at the address specified by the Employee.
Whenever an Option is exercised by exchanging shares of Stock owned by the Employee, the Employee shall deliver to the Company certificates registered in the name of the Employee representing a number of shares of Stock legally and beneficially owned by the Employee, free of all liens, claims, and encumbrances of every kind, accompanied by stock powers duly endorsed in blank by the record holder of the shares represented by the certificates (with signature guaranteed by the Company or a commercial bank or trust company or by a brokerage firm having a membership on a registered national stock exchange). The delivery of certificates upon the exercise of Options is subject to the condition that the person exercising the Option provide the Company with the information the Company might reasonably request pertaining to exercise, sale or other disposition.
5.6    Substitution Options. Options may be granted under the Plan from time to time in substitution for stock options held by employees of other corporations who are about to become employees of or affiliated with the Company or any Affiliate as the result of a merger or consolidation of the employing corporation with the Company or any Affiliate, or the acquisition by the Company or any Affiliate of the assets of the employing corporation, or the acquisition by the Company or any Affiliate of stock of the employing corporation as the result of which it becomes an Affiliate of the Company.

5.7    No Rights as Stockholder. No Employee shall have any rights as a shareholder with respect to Stock covered by an Option until the date a stock certificate is issued for the Stock.
5.8    Prohibition on Repricing of Awards. No Option or SAR may be repriced, replaced, regranted through cancellation, exchanged for cash, exchanged for any other Awards or modified without stockholder approval (except as contemplated in Section 4.6 hereof), if the effect of such action would be to reduce the exercise price for the shares underlying such Option or SAR.
ARTICLE VI
BONUS AWARDS
6.1    Bonus Awards and Eligibility. The Committee, in its sole discretion, may designate certain Employees of the Company who are eligible to receive a Bonus Award if certain pre-established performance goals are met. In determining which Employees shall be eligible for a Bonus Award, the Committee may, in its discretion, consider the nature of the Employee’s duties, past and potential contributions to the success of the Company and its Affiliates, and such other factors as the Committee deems relevant in connection with accomplishing the purposes of the Plan.

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6.2    Establishment of Bonus Award. The Committee shall determine the terms of the Bonus Award, if any, to be made to an Employee for each Performance Period selected by the Committee which shall not be greater than one year. The Committee shall have the discretion to make downward adjustments to Bonus Awards otherwise payable if the performance goals are attained.
6.3    Criteria for Performance Goals. The Performance Goals shall be selected by the Committee from the Performance Criteria in accordance with Section 162(m) and regulations issued thereunder.
6.4    Committee Certification. The Committee must certify in writing that a Performance Goal has been met prior to payment to any Employee of the Bonus Award by issuance of a certificate for Stock or payment in cash. If the Committee certifies the entitlement of an Employee to the performance based Bonus Award, the payment shall be made to the Employee subject to other applicable provisions of the Plan, including but not limited to, all legal requirements and tax withholding.
6.5    Procedures with Respect to Grants to Covered Employees. This Section 6.5 shall apply to Bonus Awards made to individuals who are classified as Covered Employees. To the extent necessary to comply with the qualified performance-based award requirements of Section 162(m)(4)(C) of the Code, with respect to any Bonus Award that may be granted to one or more Covered Employees, no later than 90 days following the commencement of any fiscal year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Section 162(m)), the Committee shall, in writing, (i) designate one or more Covered Employees, (ii) select the Performance Criteria applicable to the Performance Period, (iii) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period, and (iv) specify the relationship between Performance Criteria and the Performance Goals and the amounts to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Committee shall certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. No Award or portion thereof that is subject to the satisfaction of any condition shall be considered to be earned or vested until the Committee certifies in writing that the conditions to which the distribution, earning or vesting of such Award is subject have been achieved. The Committee may not increase during a year the amount of a Bonus Award that would otherwise be payable upon satisfaction of the conditions but may reduce or eliminate the payments as provided for in the Award Agreement.
6.6    Payment and Limitations. Bonus Awards shall be paid on or before the 90th day following both (i) the end of the Performance Period, and (ii) certification by the Committee that the Performance Goals and any other material terms of the Bonus Award and the Plan have been satisfied, or as soon thereafter as is reasonably practicable. The Bonus Award may be paid in Stock, cash, or a combination of Stock and cash, in the sole discretion of the Committee. If paid in whole or in part in Stock, the Stock shall be valued at Fair Market Value as of the date the Committee directs payments to be made in whole or in part in Stock. However, no fractional shares of Stock shall be issued, and the balance due, if any, shall be paid in cash.

The maximum amount which may be paid to any Employee pursuant to one or more Bonus Awards under this Article VI for any single Performance Period shall not exceed the limitations provided in Section 4.3 above.
ARTICLE VII
RESTRICTED STOCK
7.1    Restricted Stock Awards and Eligibility. The Committee, in its sole discretion, may grant Restricted Stock Awards to certain Employees of the Company. In determining which Employees shall be eligible for a Restricted Stock Award, the Committee may, in its discretion, consider the nature of the Employee’s duties, past and potential contributions to the success of the Company and its Affiliates, and such other factors as the Committee deems relevant in accomplishing the purposes of the Plan. Awards of Restricted Stock shall be subject to such conditions and restrictions as are established by the Committee and set forth in the Award Agreement, including, without limitation, the number of shares of Stock to be issued to the Employee, the consideration for such shares, forfeiture restrictions and forfeiture restriction periods, performance criteria, if any, and other rights with respect to the shares.
7.2    Issuance of Restricted Stock. Upon the grant of a Restricted Stock Award to an Employee, issuance of the stock (electronically or by physical certificate) shall be made for the benefit of the Employee as soon as administratively practicable, and subject to other applicable provisions of the Plan, including but not limited to, all legal requirements and tax withholding. Any stock certificate evidencing shares of Restricted Stock pending the lapse of restrictions shall bear a legend making appropriate reference to the restrictions imposed. Upon the grant of a Restricted Stock Award, the Employee may be required to provide such further assurance and documents as the Committee may require to enforce the restrictions.
7.3    Voting and Dividend Rights. The Employee shall have the right to receive dividends during any forfeiture restriction period, to vote the Stock subject thereto and to enjoy all other shareholder rights, except that (i) the Employee shall not be entitled to delivery of the Stock until any forfeiture restriction period shall have expired, (ii) the Company shall retain custody of the Stock during the forfeiture restriction period, and (iii) the Employee may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the Stock during any forfeiture restriction period.
7.4    Deferral. To the extent permissible under the Service Corporation International Executive Deferred Compensation Plan, the Committee may permit an Employee to elect to defer receipt and payment of a Restricted Stock Award in accordance with the terms of such plan.

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7.5    Transfers of Unrestricted Shares. Subject to Section 7.4, upon the vesting date of a Restricted Stock Award, such Restricted Stock will be transferred free of all restrictions to an Employee (or his or her legal representative, beneficiaries or heirs).
ARTICLE VIII
STOCK EQUIVALENT UNITS
8.1    Stock Equivalent Units and Eligibility. The Committee, in its sole discretion, may grant Stock Equivalent Units to certain Employees of the Company. In determining which Employees shall be eligible for an Award of Stock Equivalent Units, the Committee may, in its discretion, consider the nature of the Employee’s duties, past and potential contributions to the success of the Company and its Affiliates, and such other factors as the committee deems relevant in accomplishing the purposes of the Plan. Awards of Stock Equivalent Units shall be subject to such conditions and restrictions as are established by the Committee and set forth in the Award Agreement, including, without limitation, the number of units, performance criteria, if any, and terms of redemption of the Stock Equivalent Units (whether in connection with the termination of employment or otherwise).
8.2    Voting and Dividend Rights. No Employee shall be entitled to any voting rights or to receive any dividends with respect to any Stock Equivalent Units.
8.3    Redemption of Stock Equivalent Units. The Committee shall provide in each Award Agreement pertaining to Stock Equivalent Units a procedure for the redemption by the Company of the Stock Equivalent Units. A Stock Equivalent Unit may be paid either in cash or in shares of Stock, as designated in the applicable Award Agreement. If a Stock Equivalent Unit provides for payment in cash, the amount to be paid in cash to an Employee upon redemption of each Stock Equivalent Unit shall be the Fair Market Value of one share of Stock on the date of redemption. If a Stock Equivalent Unit provides for payment in shares of Stock, the Employee shall receive one share of Stock for each Stock Equivalent Unit.
8.4    Valuation of Stock Equivalent Units. Each Stock Equivalent Unit shall be initially valued at the Fair Market Value of one share of Stock on the date the Stock Equivalent Unit is granted. The value of each Stock Equivalent Unit shall fluctuate with the daily Fair Market Value of one share of Stock. Payment for redemption of Stock Equivalent Units shall be made to the Employee subject to the other applicable provisions of the Plan, including, but not limited to, all legal requirements and tax withholding.
ARTICLE IX
PERFORMANCE GRANTS
9.1    Performance Grants and Eligibility. The Committee, in its sole discretion, may designate certain Employees of the Company who are eligible to receive a Performance Grant if certain pre-established performance goals are met. In determining which Employees shall be eligible for a Performance Grant, the Committee may, in its discretion, consider the nature of the Employee’s duties, past and potential contributions to the success of the Company and its Affiliates, and such other factors as the Committee deems relevant in connection with accomplishing the purposes of the Plan.
9.2    Establishment of Performance Grant. The Committee shall determine the terms of the Performance Grant, if any, to be made to an Employee for a period in excess of one year designated by the Committee (the “Performance Cycle”). The Committee shall have the discretion to make downward adjustments to Performance Grants otherwise payable if the performance goals are attained.
9.3    Criteria for Performance Goals. The performance goals shall be pre-established by the Committee in accordance with Section 162(m) and regulations issued thereunder. Performance goals determined by the Committee may include, but are not limited to, increases in net profits, operating income, Stock price, earnings per share, sales and/or return on equity.
9.4    Committee Certification. The Committee must certify in writing that a performance goal has been met prior to payment to any Employee of the Performance Grant by issuance of a certificate for Stock or payment in cash. If the Committee certifies the entitlement of an Employee to the performance based Performance Grant, the payment shall be made to the Employee subject to other applicable provisions of the Plan, including but not limited to, all legal requirements and tax withholding.
9.5    Payment and Limitations. Performance Grants shall be paid on or before the 90th day following both (i) the end of the Performance Cycle, and (ii) certification by the Committee that the performance goals and any other material terms of the Performance Grant and the Plan have been satisfied, or as soon thereafter as is reasonably practicable. The Performance Grant may be paid in Stock, cash, or a combination of Stock and cash, in the sole discretion of the Committee. If paid in whole or in part in Stock, the Stock shall be valued at Fair Market Value as of the date the Committee directs payments to be made in whole or in part in Stock. However, no fractional shares of Stock shall be issued, and the balance due, if any, shall be paid in cash.
The maximum amount which may be paid to any Employee pursuant to one or more Performance Grants under this Article IX for any single Performance Cycle shall not exceed the limit provided in Section 4.3 above.
ARTICLE X
RESTRICTED STOCK UNITS
10.1     Restricted Stock Units and Eligibility. The Committee, in its sole discretion, may grant Restricted Stock Units to certain Employees of the Company. In determining which Employees shall be eligible for an Award of Restricted Stock Units, the Committee may, in its discretion, consider the nature of the Employee’s duties, past and potential contributions to the success of the Company and its Affiliates, and such other factors as the committee deems relevant in accomplishing the purposes of the Plan. Awards of Restricted Stock Units shall be subject to such conditions and restrictions as are established by the Committee and set forth in the

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Award Agreement, including, without limitation, the number of units, performance criteria, if any, and terms of redemption of the Restricted Stock Units (whether in connection with the termination of employment or otherwise).
10.2     Voting and Dividend Rights. No Employee shall be entitled to any voting rights with respect to any share of Stock represented by a Restricted Stock Unit until the date of issuance of such shares. To the extent provided in an Award Agreement, the Employee shall be entitled to receive Dividend Equivalents with respect to the payment of cash dividends on shares of Stock having a record date prior to the date on which the Restricted Stock Units held by such Employee are settled. Such Dividend Equivalents, if any, shall be paid to the Employee on the payroll date immediately following the scheduled dividend date.
10.3 Settlement of Restricted Stock Units. The Company shall issue to an Employee on the date on which Restricted Stock Units subject to the Employee’s Award Agreement vest or on which other date determined by the Committee, in its discretion, and set forth in the Award Agreement, one (1) share of Stock (and/or any other new, substituted or additional securities or other property pursuant to an adjustment described in Section 4.6) for each Restricted Stock Unit then becoming vested or otherwise to be settled on such date, subject to the withholding of applicable taxes. A Restricted Stock Unit may only be paid in whole Shares. The stock certificate evidencing the shares payable under a Restricted Stock Unit will be issued within an administratively reasonable period after the date on which the Restricted Stock Unit vests so that the payment of shares qualifies for the short-term deferral exception under Section 409A. Notwithstanding the foregoing, if permitted by the Committee and set forth in the Award Agreement, the Participant may elect in accordance with the terms specified in the Award Agreement to defer receipt of all or any portion of the shares of Stock or other property otherwise issuable to the Employee pursuant to this Section. To the extent permissible under applicable law, the Committee may permit a Participant to defer payment under a Restricted Stock Unit to a date or dates after the Restricted Stock Unit vests, provided that the terms of the Restricted Stock Unit and any deferral satisfy the requirements to avoid imposition of the “additional tax” under Section 409A(a)(1)(B).
10.4     Effect of Termination of Service. Unless otherwise provided in the grant of a Restricted Stock Unit, as set forth in the Award Agreement, if an Employee’s service terminates for any reason, whether voluntary or involuntary, then the Participant shall forfeit to the Company any Restricted Stock Units which remain subject to vesting under the Award Agreement on the date of termination.
10.5    Deferral. To the extent permissible under the Service Corporation International Executive Deferred Compensation Plan, the Committee may permit an Employee to elect to defer receipt and payment of a Restricted Stock Unit in accordance with the terms of such plan.
ARTICLE XI
STOCK APPRECIATION RIGHTS
11.1     Stock Appreciation Rights. A Stock Appreciation Right or SAR is an award that may or may not be granted in tandem with an Option, and entitles the holder to receive an amount equal to the difference between the Fair Market Value of a share of Stock at the time of exercise of the SAR and the Grant Price, subject to the applicable terms and conditions of the tandem options and the following provisions of this Article XI.
11.2     Exercise. An SAR shall entitle the Employee to receive, upon the exercise of the SAR, shares of Stock (valued at their Fair Market Value at the time of exercise), cash, or a combination thereof, in the discretion of the Committee, in an amount equal in value to the excess of the Fair Market Value of the shares of Stock subject to the SAR as of the date of such exercise over the Grant Price of the SAR. If granted in tandem with an Option, the exercise of an SAR will result in the surrender of the related Option and, unless otherwise provided by the Committee in its sole discretion, the exercise of an Option will result in the surrender of a related SAR, if any.
11.3     Expiration Date. The “expiration date” with respect to an SAR shall be determined by the Committee, and if granted in tandem with an Option, shall be not later than the expiration date for the related Option. If neither the right nor the related Option is exercised before the end of the day on which the right ceases to be exercisable, such right shall be deemed exercised as of such date and payment shall be made to the holder in cash. Notwithstanding the preceding, the expiration date for an SAR shall be not later than 10 years from the date the SAR is granted.
11.4     Award Agreements. At the time any Award is made under this Article XI, the Company and the Participant shall enter into an Award Agreement setting forth each of the matters contemplated hereby, and such additional matters as the Committee may determine to be appropriate. The terms and provisions of the respective Award Agreements need not be identical.
ARTICLE XII
ADMINISTRATION
The Plan shall be administered by the Committee. All questions of interpretation and application of the Plan and Awards granted thereunder shall be subject to the determination of the Committee. A majority of the members of the Committee shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by a majority of the members shall be as effective as if it had been made by a majority vote at a meeting properly called and held. The Plan shall be administered in such a manner as to permit the Options granted under it which are designated to be Incentive Options to qualify as Incentive Options. In carrying out its authority under the Plan, the Committee shall have full and final authority and discretion, including but not limited to the following rights, powers and authorities, to:
(a)determine the Employees to whom and the time or times at which Awards will be made;

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(b)determine the number of shares and the purchase price of Stock covered in each Award, subject to the terms of the Plan;
(c)determine the terms, provisions and conditions of each Award, which need not be identical;
(d)define the effect, if any, on an Award of the death, Disability, retirement, or termination of employment of the Employee;
(e)subject to Article XII, adopt modifications and amendments to the Plan or any Award Agreement, including, without limitation, any modifications or amendments that are necessary to comply with the laws of the countries in which the Company or its Affiliates operate;
(f)prescribe, amend and rescind rules and regulations relating to administration of the Plan; and
(g)make all other determinations and take all other actions deemed necessary, appropriate, or advisable for the proper administration of the Plan.
The actions of the Committee in exercising all of the rights, powers, and authorities set out in this Article and all other Articles of the Plan, when performed in good faith and in its sole judgment, shall be final, conclusive and binding on all parties.
ARTICLE XIII
AMENDMENT OR TERMINATION OF PLAN
The Board of Directors of the Company may amend, terminate or suspend the Plan at any time, in its sole and absolute discretion; provided, however, to the extent required under applicable stock exchange rules or other applicable rules or regulations, no amendment or modification shall be made to the Plan without the approval of the Company’s shareholders; provided further, however, that to the extent required to maintain the status of any Incentive Option under the Code, no amendment that would (i) change the aggregate number of shares of Stock which may be issued under Incentive Options, (ii) change the class of Employees eligible to receive Incentive Options, or (iii) decrease the Grant Price for Options or SARs below the Fair Market Value of the Stock at the time it is granted, shall be made without the approval of the Company’s shareholders. Subject to the preceding sentence, the Board shall have the power to make any changes in the Plan and in the regulations and administrative provisions under it or in any outstanding Incentive Option as in the opinion of counsel for the Company may be necessary or appropriate from time to time to enable any Incentive Option granted under the Plan to continue to qualify as an incentive stock option or such other stock option as may be defined under the Code so as to receive preferential federal income tax treatment.
ARTICLE XIV
TREATMENT OF NON-EMPLOYEE DIRECTORS
14.1    Annual Equity Retainer Awards. The Company shall award shares of Stock to each Director at the time of the annual shareholders meeting (the “Director Equity Grant”). The Board shall designate the terms and conditions of the Director Equity Grant under this Section 14.1, provided, however, that unless otherwise designated by the Board, the Awards shall be fully vested on the date of grant. Except as otherwise provided in Section 14.2 below, the Director Equity Grant shall be paid in the form of shares of Stock on the day of the annual shareholders meeting. The aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of the shares of Stock issued to a Director during a calendar year shall be determined by the Board and shall not exceed $300,000 per calendar year. As of the close of business on the date of the Company’s annual shareholder meeting, the number of share of Stock issued to each director shall be equal to (x) the designated dollar amount of the Director Equity Grant, divided by (y) the Fair Market Value of a share of Stock on that day, which amount shall be rounded to the nearest whole share. The limitations described in this Section 14.1 shall be determined without regard to grants of awards under the Director Plan prior to August 1, 2017 or compensation, if any, paid to a Director during any period in which such individual was an Employee or Consultant (other than in the capacity of a non-employee director).
14.2    Director Deferred Units. Notwithstanding Section 15.6, each Director may file a deferral election with the Company no later than December 31 of the calendar year immediately preceding the calendar year in which the annual Director Equity Grant is paid to elect to have some or all of such Award made in the form of Director Deferred Units with a deferred delivery date (the “Annual Election”). A new Director may make an election to defer his or her annual retainer fee in accordance with procedures established by the Company, provided that such election (i) is made prior to the date the Director is appointed or elected to the Board, (ii) is effective as of the Director’s appointment or election to the Board, and (iii) only applies to that portion of the annual retainer fee earned after the signed election is delivered to the Company. Failure to timely elect a deferral of the Award in any year shall result in the Award being paid in shares of Stock on the date of the annual meeting. If a Director files a timely election to receive payment of the Director Equity Grant in Director Deferred Units, such units shall be credited to the Director Unit Account established by the Company. The Company may, in its sole discretion, cause the ongoing administration and payment of the Director Deferred Units, and any associated dividend equivalent payments (including earnings on such amounts), to be administered pursuant to the terms of the Service Corporation International Executive Deferred Compensation Plan, as such plan may be amended from time to time.
14.3    Incorporated Director Plan Awards. Any deferred stock unit awards issued under the Director Plan for periods on or before August 1, 2017, including dividend equivalent payments credited as additional deferred stock units, shall be incorporated into this Plan and classified as Director Deferred Units. The Company shall be obligated to issue one share of Stock under this Plan with respect to each Director Deferred Unit which is credited pursuant to this Section 14.3, which shares shall be issued pursuant to the same terms and conditions as applied pursuant to the Director Plan and any distribution elections made by the Directors under

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such plan’s terms. Any deferral elections made pursuant to the Director Plan’s terms shall be honored for the calendar year ending December 31, 2017.
14.4    Dividends.
a.If a Director Deferred Unit is issued after August 1, 2017, the Director also shall receive a dividend equivalent right with respect to such unit. On each date a dividend is paid by the Company to its shareholders with respect to a share of Stock, the Director’s Deferred Unit Account shall be credited with a cash dividend equivalent payment equal to the amount of the dividend that would have been paid with respect to a share of stock. Any cash dividend equivalent payments credited to a Director’s Deferred Unit Account pursuant to this Section 14.4(a) shall be paid to the Director on the date the associated Director Deferred Units is paid to such Director.
b.For periods on or after August 1, 2017, dividend equivalent payments made with respect to Director Deferred Units issued pursuant to the terms of the Director Plan shall be credited as a cash dividend equivalent payment instead of a stock dividend equivalent payment. On each date a dividend is paid by the Company to its shareholders with respect to a share of Stock, the Director’s Deferred Unit Account shall be credited with a cash dividend equivalent payment equal to the amount of the dividend that would have been paid with respect to a share of stock. Any cash dividend equivalent payment credited under this Section 14.4(b) shall be paid to the Director on the same date as a stock dividend equivalent payment would have been paid pursuant to the election or elections made under the Director Plan prior to August 1, 2017.
14.5    Adjustments. The number of Director Deferred Units in a Director Unit Account shall be adjusted by the Board in its sole discretion to recognize the effect that otherwise would result from any event described in Section 4.6.
14.6    Director Plan Share Pool. The available pool of Stock under Section 8.1 of the Director Plan as of August 1, 2017 shall be incorporated into this Plan and used solely to satisfy the Company’s obligation to issue shares of Stock with respect to (i) Director Deferred Units which were credited to a Director Unit Account on August 1, 2017 as a result of the merger of the Director Plan with and into this Plan, and (ii) grants of shares of Stock to Participants who are the Directors pursuant to this Article XIV of the Plan for periods on or after August 1, 2017. Shares of Stock delivered under the Director Plan Share Pool in settlement of an Award shall not reduce or be counted against the maximum number of shares of Stock available for delivery under Section 4.2 of the Plan. Once the Director Plan Share Pool is depleted, any future Awards to Directors under Section 14.4 shall be made under the Plan’s general reserve described in Section 4.2.
14.7    Distributions. Notwithstanding other provisions of the Plan with regard to distributions for Awards, the following terms shall apply to distributions to Directors:

(a)
Distribution of a Director Unit Account to a Director is intended to begin after termination of service as a Director, whether through retirement or otherwise, unless a Director has indicated in such Director’s Annual Election a specified date for such distribution to occur. If a Director has selected the distribution of the Director Unit Account to begin after termination of service as a Director, distributions shall commence on June 15 following a Director’s termination of service, unless such distribution is required to be delayed under Section 409A, in which case such distribution shall commence at the time this statutory delay has expired.

(b)
In each Annual Election, a Director shall elect the manner of distributions from the Director Unit Account for that Annual Election. For periods commencing on or after August 1, 2017, an Annual Election shall permit payment as either (i) in a single lump sum payment, or (ii) in approximately equal annual installments over a period of up to 5 years. A failure to timely make such election shall result in a single lump sum payment with respect to that Annual Election.

(c)
Distributions from a Director Unit Account shall be made in whole shares of Stock based on the number of shares equal to the whole number of Director Deferred Units credited to the Director Unit Account. No fractional shares shall be distributed and any account balance remaining after a distribution of Stock shall be paid in cash.

(d)
Distributions from a Director Unit Account shall be made in accordance with the Director’s Annual Elections. A Director may request that the time or manner of distribution selected in previously executed Annual Elections be changed. Any request by a Director to change the time/manner of such previously selected distribution must comply with the following:

(i)    such election may not take effect until at least twelve (12) months after the date on which this election is made;
(ii)    the distribution must be deferred for at least five (5) years from the date the distribution otherwise
ARTICLE XV
MISCELLANEOUS
15.1    No Establishment of a Trust Fund. No property shall be set aside nor shall a trust fund of any kind be established to secure the rights of any Employee under the Plan. All Employees shall at all times rely solely upon the general credit of the Company for the payment of any benefit which becomes payable under the Plan.
15.2    No Employment Obligation. The granting of any Award shall not constitute an employment contract, express or implied, nor impose upon the Company or any Affiliate any obligation to employ or continue to employ any Employee. The right of the Company or any Affiliate to terminate the employment of any person shall not be diminished or affected by reason of the fact that an Award has been granted to him.

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15.3    Section 409A. Except to the extent that Section 7.4, Section 10.3, Section 10.5 or 14.2 applies to an Award, it is the intention of the Company that no Award shall be “deferred compensation” subject to Section 409A unless and to the extent that the Committee specifically determines otherwise, and the Plan and the terms and conditions of all Awards shall be interpreted accordingly. Notwithstanding any provision of the Plan to the contrary, in the event that the Committee determines that any Award may be subject to Section 409A, the Committee may adopt such amendment to the Plan and the applicable Award agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions that the Committee determines are necessary or appropriate to (i) exempt the Award from Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (ii) comply with the requirements of Section 409A.
15.4    Tax Withholding. The Company or any Affiliate shall be entitled to deduct from other compensation payable to each Employee any sums required by federal, state, or local tax law to be withheld with respect to the grant or exercise of an Option, the cash payment of a Performance Grant, Bonus Award or redemption of a Stock Equivalent Unit, or issuance of Stock in payment of Restricted Stock, Restricted Stock Units, a Performance Grant or a Bonus Award. In the alternative, the Company may require the Employee (or other person exercising the Option or receiving Stock) to pay the sum directly to the employer corporation or, except as the Committee may otherwise provide in an Award, the Employee may satisfy such tax obligations in whole or in part by delivery of Stock, including shares of Stock retained from the Award creating the obligation, valued at Fair Market Value. If the Employee (or other person exercising the Option or receiving the Stock) is required to pay the sum directly, payment in cash or by check of such sums for taxes shall be delivered within 3 business days after (i) the date of exercise, or (ii) notice of the Committee’s decision to pay all or part of a Performance Grant or Bonus Award in Stock, whichever is applicable. The Company shall have no obligation upon exercise of any Option, or notice of the Committee’s decision to pay all or part of the Performance Grant or Bonus Award in Stock, until payment has been received, unless withholding (or offset against a cash payment) as of or prior to the date of exercise or issuance of Stock is sufficient to cover all sums due with respect to that exercise or issuance of Stock. The Company and its Affiliates shall not be obligated to advise an Employee of the existence of the tax or the amount which the employer corporations will be required to withhold.
15.5    Right of Offset. The Company will have the right to offset against its obligation to deliver shares of Stock (or other property) under the Plan or any Award Agreement any outstanding amounts (including, without limitation, travel and entertainment or advance account balances, loans, repayment obligations under any Awards, or amounts repayable to the Company pursuant to tax equalization, housing, automobile or other employee programs) that the Employee then owes to the Company and any amounts the Committee otherwise deems appropriate pursuant to any tax equalization policy or agreement; provided, however, that no such offset shall be permitted if it would constitute an “acceleration” of a payment hereunder within the meaning of Section 409A. This right of offset shall not be an exclusive remedy and the Company’s election not to exercise the right of offset with respect to any amount payable to an Employee shall not constitute a waiver of this right of offset with respect to any other amount payable to the Participant or any other remedy.
15.6    Prohibition On Deferred Compensation. It is the intention of the Company that no Award shall be “deferred compensation” subject to Section 409A unless and to the extent that the Committee specifically determines otherwise, and the Plan and the terms and conditions of all Awards shall be interpreted accordingly. The terms and conditions governing any Awards that the Committee determines will be subject to Section 409A, including any rules for elective or mandatory deferral of the delivery of cash or shares of Stock pursuant thereto, shall be set forth in the applicable Award Agreement, and shall comply in all respects with Section 409A. Notwithstanding any provision herein to the contrary, any Award issued under the Plan that constitutes a deferral of compensation under a “nonqualified deferred compensation plan” as defined under Section 409A(d)(1) of the Code and is not specifically designated as such by the Committee shall be modified or cancelled to comply with the requirements of Section 409A, including any rules for elective or mandatory deferral of the delivery of cash or shares pursuant thereto.
15.7    Indemnification of the Committee and the Board of Directors. With respect to administration of the Plan, the Company shall indemnify each present and future member of the Committee and the Board of Directors, and each member of the Committee and the Board of Directors shall be entitled without further act on his part to indemnity from the Company to the fullest extent allowed under the Texas Business Organizations Code.
15.8    Gender. If the context requires, words of one gender when used in the Plan shall include the others and words used in the singular or plural shall include the other.
15.9    Headings. Headings of Articles and Sections are included for convenience of reference only and do not constitute part of the Plan and shall not be used in construing the terms of the Plan.
15.10    Other Compensation Plans. The adoption of the Plan shall not preclude the Company from establishing any other forms of incentive or other compensation for employees of the Company or any Affiliate.
15.11    Other Awards. The grant of an Award shall not confer upon the Employee the right to receive any future or other Awards under the Plan, whether or not Awards may be granted to similarly situated Employees, or the right to receive future Awards upon the same terms or conditions as previously granted.
15.12    Governing Law. The provisions of the Plan shall be construed, administered, and governed under the laws of the State of Texas.

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SERVICE CORPORATION INTERNATIONAL
ATTN: INVESTOR RELATIONS
1929 ALLEN PARKWAY HOUSTON, TX 77019

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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

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P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01 Thomas L. Ryan   02 Clifton H. Morris, Jr.   03 W. Blair Waltrip

The Board of Directors recommends you vote FOR proposals 2 and 3.

		For	Against	Abstain
2	To approve the selection of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for fiscal 2017.	☐	☐	☐
3	To approve, by advisory vote, named executive officer compensation.	☐	☐	☐

The Board of Directors recommends you vote 1 YEAR on the following proposal:

		1 year	2 years	3 years	Abstain
4	To approve holding an advisory vote on named executive officer compensation every one, two or three years, as indicated.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

		For	Against	Abstain
5	To approve the Amended and Restated 2016 Equity Incentive Plan.	☐	☐	☐

The Board of Directors recommends you vote AGAINST proposals 6 and 7.

		For	Against	Abstain
6	To approve the shareholder proposal to require independent board chairman.	☐	☐	☐
7	To approve the shareholder proposal to adopt simple majority vote.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000321631_1

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement AND Form 10-K are available at www.proxyvote.com

SERVICE CORPORATION INTERNATIONAL

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
For The Annual Meeting of Shareholders May 10, 2017

The undersigned hereby appoints Thomas L. Ryan, Gregory T. Sangalis and Eric D. Tanzberger, and each or any of them as attorneys, agents and proxies of the undersigned with full power of substitution, for and in the name, place and stead of the undersigned, to attend the annual meeting of shareholders of Service Corporation International (the "Company") to be held in the Conference Center, Heritage I and II, Service Corporation International, 1929 Allen Parkway, Houston, Texas at 9:00 a.m. Central Time on May 10, 2017, and any adjournment(s) thereof, and to vote thereat the number of shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present as indicated on the reverse side hereof and, in their discretion, upon any other business which may properly come before said meeting. This proxy, when properly executed, will be voted in accordance with your indicated directions. If no direction is made, this proxy will be voted FOR the election of directors, FOR proposals 2 and 3; FOR 1 Year on proposal 4; FOR proposal 5; and AGAINST proposals 6 and 7.

   Continued and to be signed on reverse side